                                                                     EXHIBIT 4.3
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                                CREDIT AGREEMENT


                                      AMONG


                     TRAVEL CHANNEL ACQUISITION CORPORATION


                               The Several Lenders
                        from Time to Time Parties Hereto


                                       and


                         UNION BANK OF CALIFORNIA, N.A.,
                                  AS THE AGENT



                            DATED AS OF JULY 11, 1997

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                                 CLOSING INDEX
                                      FOR
                     TRAVEL CHANNEL ACQUISITION CORPORATION
                                CREDIT AGREEMENT
                                  DATED AS OF
                                 JULY 11, 1997


1. Credit Agreement

   Schedules
      1.1         Lenders, Commitments and Addresses
      3.1(d)      Ownership of Subsidiaries
      3.1(e)      Real Property
      3.15        Insurance
      3.16(b)     Intellectual Property
      3.18(b)     UCC Filing Offices

   Exhibits
      A-1         Form of Revolving Credit Note
      A-2         Form of Term Note
      B-1         Form of Paxson Pledge Agreement
      B-2         Form of PCUH Pledge Agreement
      B-3         Form of Borrower Pledge Agreement
      C           Form of Borrower Security Agreement
      D           Form of Subsidiaries Guarantee
      E           Form of Subsidiaries Pledge Agreement
      F           Form of Subsidiaries Security Agreement
      G           Form of Borrowing Certificate
      H           Form of Assignment and Acceptance

2. Paxson Pledge Agreement

3. PCUH Pledge Agreement

4. Borrower Security Agreement

5. Legal Opinion of Anthony L. Morrison, Esq.

6. Legal Opinion of Dow, Lohnes & Albertson

7. Legal Opinion of Beckley, Singleton, Jemison & List

8. Borrowing Certificate

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                                TABLE OF CONTENTS

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SECTION 1.         DEFINITIONS..................................................................................  1

         1.1       Defined Terms................................................................................  1
         1.2       Other Definitional Provisions................................................................ 16

SECTION 2.         AMOUNT AND TERMS OF TERM LOANS AND REVOLVING
                      CREDIT COMMITMENTS........................................................................ 16

         2.1       Term Loan.................................................................................... 16
         2.2       Revolving Credit Commitments................................................................. 17
         2.3       Commitment Fee............................................................................... 18
         2.4       Repayment of Loans; Evidence of Debt......................................................... 18
         2.5       Optional Prepayments......................................................................... 19
         2.6       Mandatory Prepayments........................................................................ 19
         2.7       Conversion and Continuation Options.......................................................... 20
         2.8       Minimum Amounts and Maximum Number of Tranches............................................... 20
         2.9       Interest Rates and Payment Dates............................................................. 20
         2.10      Computation of Interest and Fees............................................................. 21
         2.11      Inability to Determine Interest Rate......................................................... 21
         2.12      Pro Rata Treatment and Payments.............................................................. 22
         2.13      Illegality................................................................................... 23
         2.14      Requirements of Law.......................................................................... 23
         2.15      Taxes........................................................................................ 24
         2.16      Indemnity.................................................................................... 26
         2.17      Change of Lending Office..................................................................... 26
         2.18      Further Assurances Regarding Security........................................................ 26

SECTION 3.         REPRESENTATIONS AND WARRANTIES............................................................... 27

         3.1       Organization, Powers, Good Standing and Business............................................. 27
         3.2       Authorization of Borrowing, etc.............................................................. 28
         3.3       Financial Condition.......................................................................... 29
         3.4       No Material Adverse Change; No Restricted Payments........................................... 29
         3.5       Title To Properties; Liens................................................................... 29
         3.6       Litigation; Adverse Facts.................................................................... 30
         3.7       Payment of Taxes............................................................................. 30
         3.8       Performance of Agreements.................................................................... 30
         3.9       Governmental Regulation...................................................................... 30
         3.10      Securities Activities........................................................................ 30
         3.11      Employee Benefit Plans....................................................................... 31
         3.12      Certain Fees................................................................................. 31
         3.13      Environmental................................................................................ 31

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
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
         3.14      Solvency..................................................................................... 33
         3.15      Insurance.................................................................................... 33
         3.16      Intellectual Property........................................................................ 33
         3.17      Disclosure................................................................................... 34
         3.18      Security Documents........................................................................... 34
         3.19      Purposes of Loans............................................................................ 34

SECTION 4.         CONDITIONS PRECEDENT......................................................................... 35

         4.1       Conditions to Initial Loans.................................................................. 35
         4.2       Conditions to Each Loan...................................................................... 37

SECTION 5.         AFFIRMATIVE COVENANTS........................................................................ 38

         5.1       Financial Statements and Systems............................................................. 38
         5.2       Maintenance of Existence, etc................................................................ 41
         5.3       Payment of Taxes and Claims; Tax Consolidation............................................... 41
         5.4       Maintenance of Properties; Insurance......................................................... 42
         5.5       Inspection; Lender Meeting................................................................... 42
         5.6       Compliance with Laws, etc.................................................................... 42
         5.7       Environmental Disclosure and Inspection...................................................... 43
         5.8       Hazardous Materials; the Borrower's Remedial Action.......................................... 44
         5.9       Additional Loan Parties...................................................................... 44
         5.10      Schedule Supplements......................................................................... 44
         5.11      Unrestricted Subsidiary...................................................................... 45

SECTION 6.         NEGATIVE COVENANTS........................................................................... 45

         6.1       Limitation on Indebtedness................................................................... 45
         6.2       Liens and Related Matters.................................................................... 45
         6.3       Investments; Joint Ventures.................................................................. 46
         6.4       Contingent Obligations....................................................................... 46
         6.5       Restricted Payments.......................................................................... 47
         6.6       Restriction on Fundamental Changes; Asset Sales.............................................. 47
         6.7       Sales and Lease-Backs........................................................................ 47
         6.8       Sale or Discount of Receivables.............................................................. 47
         6.9       Transactions with Shareholders and Affiliates................................................ 48
         6.10      Disposal of Subsidiary Stock................................................................. 48
         6.11      Conduct of Business.......................................................................... 48
         6.12      Amendments or Waivers of Charter Documents; Limitation on
                      Optional Payments......................................................................... 48
         6.13      Fiscal Year.................................................................................. 48

SECTION 7.         EVENTS OF DEFAULT............................................................................ 49


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
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
SECTION 8.         THE AGENT.................................................................................... 52

         8.1       Appointment.................................................................................. 52
         8.2       Delegation of Duties......................................................................... 52
         8.3       Exculpatory Provisions....................................................................... 53
         8.4       Reliance by the Agent........................................................................ 53
         8.5       Notice of Default............................................................................ 53
         8.6       Non-Reliance on the Agent and Other Lenders.................................................. 54
         8.7       Indemnification.............................................................................. 54
         8.8       The Agent in Its Individual Capacity......................................................... 54
         8.9       Successor the Agent.......................................................................... 55


SECTION 9.         MISCELLANEOUS................................................................................ 55

         9.1       Amendments and Waivers....................................................................... 55
         9.2       Notices...................................................................................... 56
         9.3       No Waiver; Cumulative Remedies............................................................... 56
         9.4       Survival of Representations and Warranties................................................... 56
         9.5       Payment of Expenses and Taxes................................................................ 57
         9.6       Successors and Assigns; Participations and Assignments....................................... 57
         9.7       Adjustments; Set-off......................................................................... 59
         9.8       Counterparts; Effectiveness.................................................................. 60
         9.9       Severability................................................................................. 60
         9.10      Integration.................................................................................. 60
         9.11      GOVERNING LAW................................................................................ 61
         9.12      Submission To Jurisdiction; Waivers.......................................................... 61
         9.13      Acknowledgements............................................................................. 61
         9.14      WAIVERS OF JURY TRIAL........................................................................ 62
         9.15      Confidentiality.............................................................................. 62




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SCHEDULES

1.1              Lenders, Commitments and Addresses
3.1(d)           Ownership of Subsidiaries
3.1(e)           Real Property
3.15             Insurance
3.16(b)          Intellectual Property
3.18(b)          UCC Filing Offices


EXHIBITS

A-1              Form of Revolving Credit Note
A-2              Form of Term Note
B-1              Form of Paxson Pledge Agreement
B-2              Form of PCUH Pledge Agreement
B-3              Form of Borrower Pledge Agreement
C                Form of Borrower Security Agreement
D                Form of Subsidiaries Guarantee
E                Form of Subsidiaries Pledge Agreement
F                Form of Subsidiaries Security Agreement
G                Form of Borrowing Certificate
H                Form of Assignment and Acceptance



                                     - iv -

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                  CREDIT AGREEMENT, dated as of July 11, 1997, among TRAVEL
CHANNEL ACQUISITION CORPORATION, a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders") and UNION BANK OF CALIFORNIA, N.A., as Agent for the Lenders hereunder.

                              W I T N E S S E T H:

                  WHEREAS, the Borrower has requested the Lenders to make available a $22,000,000 bridge term loan facility to be used by the Borrower to finance, in part, the acquisition of substantially all of the assets of The Travel Channel and interest thereon and a $1,000,000 bridge revolving credit facility to finance its working capital needs.

                  NOW THEREFORE, the parties hereto hereby agree as follows:


                             SECTION 1. DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agent": Union Bank of California, N.A., together with its affiliates, as the agent for the Lenders under this Agreement and the other Loan Documents.

                  "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin": (a) for the period from the Closing Date through and including March 31, 1998: (i) with respect to Base Rate Loans, 2.50% and (ii) with respect to Eurodollar Loans, 3.50% and (b) for the period from April 1, 1998 through and including the Termination
         Date: (i) with respect to Base Rate Loans, 2.75% and (ii) with respect to Eurodollar Loans, 3.75%.

                  "Asset Acquisition Agreement": the Asset Acquisition Agreement dated as of June 13, 1997 by and among Landmark Communications, Inc., The Travel Channel, Inc., and PCC.

                  "Available Revolving Credit Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit

         Commitment over (b) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding.

                  "Base Rate": with respect to each day, the greater on such day of (a) the per annum rate most recently determined by the Agent at its U.S. lending office from time to time as its base rate and (b) 1/2% per annum plus the Federal Funds Rate. Each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in such base rate or the Federal Funds Rate, as the case may be. The Base Rate is not intended to be necessarily the lowest rate of interest charged by the Agent in connection with extensions of credit to debtors.

                  "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

                  "Board":  the Board of Governors of the Federal Reserve
         System.

                  "Borrower Pledge Agreement": the Pledge Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit B-3, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Borrower Security Agreement": the Security Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Borrowing Date": any Business Day specified in a notice pursuant to subsections 2.1 and 2.2 as a date on which the Borrower requests the Lenders to make Loans hereunder.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                  "Capital Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash": money, currency or a credit balance in a Deposit Account.

                  "Cash Equivalents": (i) direct obligations of the United States or any agency thereof, or obligations guaranteed or insured by the United States, provided that in each case such obligations mature within one year from the date of acquisition thereof, (ii) certificates of deposit maturing within one year from the date of creation thereof issued by any United States national or state banking institution having capital, surplus and undivided profits aggregating at least $250,000,000 and rated at least A-1 by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc., (iii) commercial paper with a maturity of 180 days or less issued by a corporation (except an Affiliate of the Borrower) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investors Service, Inc. and (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency and (v) tax-exempt auction rate securities and municipal preferred stock, in each case, subject to reset no more than 35 days after the date of acquisition and having a rating of at least AA by Standard & Poor's Corporation or AA by Moody's Investors Service, Inc.

                  "Clear Channel": Clear Channel Communications Corporation, a Delaware corporation.

                  "Closing Date": the date on which the conditions precedent set forth in subsection 4.1 shall be satisfied.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all assets of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Commitment": as to any Lender, the sum of the Term Loan Commitment and the Revolving Credit Commitment of such Lender.

                  "Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

                  "Commitment Period": the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                  "Compliance Certificate":  as defined in subsection
         5.1(b)(iv).

                  "Contingent Obligation": as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (c) under Interest Rate Agreements. Contingent Obligations shall include, without limitation, (i) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (ii) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (iii) any liability of such Person for the obligations of another through any agreement (contingent or otherwise)
         (x) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or (y) to maintain the solvency or any balance sheet item, level of income or financial condition of another, if in the case of any agreement described under subclauses (x) or (y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation (other than Interest Rate Agreements) as of any date shall be equal to the amount of the obligation as of any date so guaranteed or otherwise supported. The amount of any Interest Rate Agreement as of any date shall be equal to the aggregate amount that would be payable by such Person if such Interest Rate Agreement were terminated on such date as a result of a default thereunder by such Person.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement (credit or otherwise), instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Deposit Account": a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Employee Benefit Plan": any employee benefit plan within the meaning of Section 3(3) of ERISA which is maintained for employees of the Borrower or any ERISA Affiliates.

                  "Environmental Claim": any accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the existence of a Release (whether sudden or non-sudden or accidental or non-accidental), of, or exposure to, any Hazardous Material, in, into or onto the environment, (ii) the use, handling, transportation, storage, treatment or disposal of Hazardous Materials, or (iii) the violation, or alleged violation, of any Environmental Laws.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate": the Borrower and (a) any corporation which is a member of a controlled group of corporations within the meaning of
         Section 414(b) of the Code of which the Borrower is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which the Borrower is a member; and
         (c) any member of an affiliated service group within the meaning of
         Section 414(m) or (o) of the Code of which the Borrower, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

                  "ERISA Event": (a) the occurrence of a reportable event within the meaning of Section 4043 of ERISA with respect to any Pension Plan,
         (b) a failure to meet the minimum funding standard of Section 412 of the Code or of Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under
         Section 412(m) of the Code or Section 302(e) of ERISA, (regardless of the issuance of any waivers in accordance with Section 412(d) of the
         Code) and any request for a waiver under Section 412(d) of the Code in connection with any Pension Plan; (c) the provision of the administrator of any Pension Plan of a notice pursuant to Section 4041(a)(2) of ERISA to terminate such plan pursuant to Section 4041(c) of ERISA; (d) the withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan during a plan year for which it was a "substantial employer" within the meaning of Section 4001(a)(2) of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan pursuant to
         Section 4042 of ERISA, or the occurrence of any event or condition which the Borrower or any ERISA Affiliate reasonably anticipates would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Pension Plan; (f) the withdrawal by the Borrower or any ERISA Affiliate in a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan, or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; (g) the imposition on the Borrower or any ERISA Affiliate of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 502(c), (i) or (l) or 4071 of ERISA; (h) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan or the assets thereof, or against the Borrower or any ERISA Affiliate in connection with any such plan; or
         (i) receipt from the Service of notice of the failure of any Pension Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of a Pension Plan to fail to qualify for exemption from taxation under Section 501(a) of the Code.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined by the Agent to be equal to the arithmetic mean of the rates per annum offered by leading banks in the London interbank market at approximately 11:00 a.m. (London time) two Working Days prior to the beginning of such Interest Period, as quoted on Telerate Page 3750 or, in the event that Telerate Page 3750 shall at such time quote such rates for fewer than two leading banks, the rate at which the Agent is offered Dollar deposits at or about 11:00 A.M. (London time), two Working Days prior to the beginning of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Agent's Eurodollar Loan to be outstanding during such Interest Period.

                  "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/16th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Exchange Assets": those assets that are used or useful in the operation of the radio stations of PCC listed on Exhibit 5 to the Letter of Intent.

                  "Facilities": any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, or hereafter, owned, leased, operated or used by the Borrower or any of its Subsidiaries or any of their respective predecessors.

                  "Federal Funds Rate": with respect to each day, the rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) offered in the interbank market to the Agent as the overnight "federal funds rate" at or about 10:00 A.M., Los Angeles time, on such day (or, if such day is not a Business Day, for the next preceding Business Day).

                  "Financial Statements": the unaudited consolidated statement of operations for the Seller for the fiscal years ended December 31, 1995 and December 31, 1996 and the unaudited statement of operations for the Borrower and its consolidated Subsidiaries for the five months ended May 31, 1996 and May 31, 1997.

                  "GAAP": generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements referred to in subsection 3.3.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Hazardous Materials": (a) any chemical, material or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances" or words of similar import under any applicable Environmental Laws, (b) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which (i) pose a material hazard to any property of the Borrower or any of its Subsidiaries or to Persons on or about such property or (ii) cause such property to be in violation of any Environmental Laws, (c) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, polychlorinated biphenyls, and (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the owners, occupants or any Persons surrounding the Facilities.

                  "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Capital Leases,
         (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and
         (f) the liquidation value of any preferred capital stock of such Person its Subsidiaries held by any Person other than such Person and its wholly owned Subsidiaries.

                  "Intellectual Property": all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of business of the Borrower and its Subsidiaries as currently conducted that are material to the condition (financial or other), business, or operations of the Borrower and its Subsidiaries taken as a whole.

                  "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December and the date on which such Loan is paid or converted into a Loan of another Type, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

                  "Interest Period":  with respect to any Eurodollar Loan:

                           (a) initially, the period commencing on the borrowing
                  or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                           (b) thereafter, each period commencing on the last
                  day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Working Days prior to the last day of the then current Interest Period with respect thereto;

         provided that if the Borrower at any time selects an Interest Period with respect to any Eurodollar Loan of twelve months, such selection is subject to the availability of Eurodollar Loans having an Interest Period of twelve months on the part of all of the Lenders; provided, further, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (1) if any Interest Period pertaining to a Eurodollar
                  Loan would otherwise end on a day that is not a Working Day, such Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

                           (2) any Interest Period pertaining to a Eurodollar
                  Loan that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month; and

                           (3) the Borrower shall select Interest Periods with
                  respect to any Eurodollar Loan so as not to require a payment or prepayment of any such Eurodollar Loan during an Interest Period for such Loan.

                  "Interest Rate Agreement": any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Borrower or any of its Subsidiaries against fluctuations in interest rates.

                  "Investment": (a) any direct or indirect purchase or other acquisition by the Borrower or any of its Subsidiaries of, or a beneficial interest in, stock or other Securities of any other Person, or (b) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Borrower or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such investment.

                  "Joint Venture": a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

                  "Letter of Intent": the Letter of Intent dated as of June 16, 1997 among PCC and Clear Channel.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

                  "Loan Documents": this Agreement, any Notes and the Security Documents.

                  "Loan Parties": the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document.

                  "Loans":  as defined in subsection 2.1.

                  "Margin Stock": has the meaning assigned to that term in Regulation U of the Board as in effect from time to time.

                  "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or
         (b) the validity or enforceability of this or any of the other Loan Documents or the Purchase Documentation or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

                  "Multiemployer Plan": a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate has an obligation to contribute or in respect of which the Borrower or any ERISA Affiliate has any outstanding liability, contingent or otherwise.

                  "Net Cash Proceeds":  in connection with:

                  (a) any asset sale, the proceeds thereof in the form of Cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such asset sale (other than any Lien in favor of the Agent for the benefit of the Lenders) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); and

                  (b) any issuance or sale of equity securities, the Cash proceeds received from such issuance or sale, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                  "Non-Excluded Taxes": as defined in subsection 2.15.

                  "Non-Broadcast Assets": those assets that are used or useful in the operation of the billboards, radio networks and sports franchises of PCC listed on Exhibit 1 to the Letter of Intent.

                  "Notes": the collective reference to the Term Notes and the Revolving Credit Notes.

                  "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Borrower to the Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Interest Rate Agreement entered into with any Lender, whether on account of principal, interest, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

                  "Operating Lease": as applied to any Person, any lease (including, without limitation, any leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) of such Person that is not a Capital Lease other than any such lease under which such Person is the lessor.

                  "Participant":  as defined in subsection 9.6(b).

                  "Paxson": Lowell W. Paxson, residing on the date hereof at 780 South Ocean Boulevard, Palm Beach, Florida 33480.

                  "Paxson Pledge Agreement": the Pledge Agreement to be executed and delivered by Paxson and Second Crystal, substantially in the form of Exhibit B-1, as the same may be amended, supplemented or otherwise modified from time to time.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "PCC": Paxson Communications Corporation, a Delaware corporation.

                  "PCC Existing Credit Agreement": the Amended and Restated Credit Agreement dated as of November 19, 1996 among PCC, Union Bank of California, N.A., as agent, and the several lenders from time to time parties thereto as amended in accordance with the terms thereof.

                  "PCUH": Paxson Communications Unrestricted Holdings, Inc., a Delaware corporation, and the direct 100% owner of the Borrower.

                  "PCUH Pledge Agreement": the Pledge Agreement to be executed and delivered by PCUH, substantially in the form of Exhibit B-2, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Pension Plan": any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA.

                  "Permitted Encumbrances": the following types of Liens (provided that enforcement of the same will not have a Material Adverse Effect except with respect to clauses (i) and (v) hereof):

                  (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 5.3;

                  (ii) Liens of carriers, warehousemen and other liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                  (iii) Liens of mechanics and materialmen for sums not yet due or the validity of which are being contested in good faith;

                  (iv) Liens (other than any Lien imposed pursuant to Section 401(a)(29) or Section 412(n) of the Code or under ERISA or any Environmental Law) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (v) any attachment or judgment Lien not constituting an Event of Default under subsection 7(j);

                  (vi) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

                  (vii) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries; and

                  (vii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreements": the collective reference to the Paxson Pledge Agreement, the PCUH Pledge Agreement, the Borrower Pledge Agreement and the Subsidiaries Pledge Agreement.

                  "Purchase Documentation": collectively, the Asset Acquisition Agreement and all schedules, exhibits, certificates and agreements entered into in connection therewith, as the same may be amended, supplemented or otherwise modified in accordance therewith.

                  "Release": any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

                  "Required Lenders": at a particular time, the holders of at least 51% of the aggregate unpaid principal amount of the Loans, or, if no Loans are outstanding, Lenders the Commitment Percentages of which aggregate at least 51%.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Restricted Payment": means (i) any dividend or other distribution, direct or indirect, on account of any equity interests (including preferred capital stock) of the Borrower or any of its Subsidiaries now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any equity interests (including preferred capital stock) of the Borrower or any of its Subsidiaries now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any equity interests (including preferred capital stock) of the Borrower or any of its Subsidiaries now or hereafter outstanding and (iv) any direct or indirect payment, loan, contribution or other transfer of funds or other property to any equity holder of the Borrower or any of its Subsidiaries.

                  "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans to the Borrower hereunder in an aggregate principal amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1.1, as the same may be changed from time to time pursuant to the terms hereof.

                  "Revolving Credit Lender": each Lender which has a Revolving Credit Commitment or which has made Revolving Credit Loans.

                  "Revolving Credit Loans":  as defined in subsection 2.2(a).

                  "Revolving Credit Note":  as defined in subsection 2.4(e).

                  "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

                  "Securities": any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "Second Crystal": Second Crystal Diamond Limited Partnership, a Nevada limited partnership, of which at least 99% of the equity interests are owned directly or indirectly by Paxson, and of which the sole general partners are Paxson Enterprises, Inc., a Nevada corporation, and Paxson, and of which the sole limited partner is Paxson, as Trustee for the Paxson Family Trust, having its address c/o John P. Sande III, Esquire, 201 West Liberty Street, Reno, Nevada 89504.

                  "Security Agreements": the collective reference to the Borrower Security Agreement and the Subsidiaries Security Agreement.

                  "Security Documents": the collective reference to the Pledge Agreements, the Subsidiaries Guarantee, the Security Agreements and all other security documents hereafter delivered to the Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder and under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

                  "Seller":  The Travel Channel, Inc., a Virginia corporation.

                  "Solvent": with respect to any Person, that as of the date of determination, both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including Contingent Obligations) of such Person and (z) greater than the amount that will be required to pay the probable liabilities of such Person's then existing debts as they become absolute and matured considering all financing alternatives, sharing and allocation arrangements and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay such debts as they become due and (B) such Person is solvent within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers.

                  "Subsidiaries Guarantee": the Guarantee to be executed and delivered by each Subsidiary in favor of the Agent, substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiaries Pledge Agreement": the Subsidiaries Pledge Agreement to be executed and delivered by each Subsidiary in favor of the Agent, substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiaries Security Agreement": the Subsidiaries Security Agreement to be executed and delivered by each Subsidiary in favor of the Agent, substantially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiaries Security Documents": the collective reference to the Subsidiaries Pledge Agreement and the Subsidiaries Security Agreement.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Guarantor": any Subsidiary of the Borrower that is a party to the Subsidiaries Guarantee.

                  "Termination Date":  June 30, 1998.

                  "Term Loan":  as defined in subsection 2.1(a).

                  "Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower hereunder in an aggregate principal amount not to exceed the amount set forth under the heading "Term Loan Commitment" opposite such Lender's name on
         Schedule 1.1, as the same may be changed from time to time pursuant to the terms hereof.

                  "Term Loan Lender": each Lender which has a Term Loan Commitment or which has made a Term Loan.

                  "Term Loan Percentage": as to any Term Loan Lender at any time, the percentage which such Lender's Term Loan Commitment then constitutes of the aggregate Term Loan Commitments (or, at any time after the Term Loan Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

                  "Term Note":  as defined in subsection 2.4(e).

                  "The Travel Channel": The Travel Channel, a cable television network providing viewers in the United States with programming relating to leisure travel and related topics through original, co-produced, and acquired non-fiction programming (as further defined in the Purchase Documentation).

                  "Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Transferee":  as defined in subsection 9.6(f).

                  "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "Warrants": each of the warrants to purchase shares of common stock or preferred capital stock of the Borrower.

                  "Working Day": shall mean any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

         1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

         (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


   SECTION 2. AMOUNT AND TERMS OF TERM LOANS AND REVOLVING CREDIT COMMITMENTS

         2.1 Term Loan. (a) Subject to the terms and conditions hereof, each Term Loan Lender severally agrees to make term loans ("Term Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Term Loan Lender's Term Loan Commitment; provided that $20,000,000 of such term loans shall only be available to the Borrower on the Closing Date and the remaining $2,000,000 of term loans shall be available to the Borrower during the Commitment Period solely to pay interest on the due date thereof on the Loans as required hereunder.

         (b) The Term Loans may from time to time be (i) Eurodollar Loans or
(ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with subsections 2.1(c) and 2.7, provided that no Term Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

         (c) The Borrower may borrow during the Commitment Period in accordance with the proviso to subsection 2.1(a) on any Working Day, if all or any part of such Term Loans are to be initially Eurodollar Loans, or on a Business Day, if all of such Term Loans are to be initially Base Rate Loans, provided that the Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 10:00 A.M., Los Angeles time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Term Loans are to be initially Eurodollar Loans or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed,

(ii) the requested Borrowing Date, (iii) whether the borrowing is to be Eurodollar Loans, Base Rate Loans, or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Term Loan Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $500,000 or a whole multiple of $100,000 in excess thereof (or such lesser amount as may be agreed to by the Agent) and (y) in the case of Eurodollar Loans, $3,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Term Loan Lender thereof. Each Term Loan Lender will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in subsection 9.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Term Loan Lenders and in like funds as received by the Agent.

         2.2 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Revolving Credit Lender's Revolving Credit Commitment. During the Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

         (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans or (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with subsections 2.2(c) and 2.7, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

         (c) The Borrower may borrow under the Revolving Credit Commitments during the Commitment Period on any Working Day, if all or any part of such Loans are to be initially Eurodollar Loans, or on a Business Day, if all of such Revolving Credit Loans are to be initially Base Rate Loans, provided that the Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 10:00 A.M., Los Angeles time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be Eurodollar Loans, Base Rate Loans, or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $100,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate

Available Commitments are less than $100,000, such lesser amount) and (y) in the case of Eurodollar Loans, $100,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in subsection 9.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Revolving Credit Lenders and in like funds as received by the Agent.

         2.3 Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee for the duration of the Commitment Period from and including the first day of the Commitment Period, computed at a rate per annum equal to .50% on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

         2.4 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Agent for the account of the appropriate
Lender: (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 7) and (ii) the principal amount of the Term Loans of such Term Loan Lender on the Termination Date (or on such earlier date on which the then unpaid principal amount of the Term Loans become due and payable pursuant to Section 7). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.9.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

         (c) The Agent shall maintain the Register pursuant to subsection 9.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan and Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

         (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.4(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

         (e) The Borrower agrees that, upon the request to the Agent by any Lender, the Borrower will execute and deliver to such Lender (i) a promissory note of the Borrower evidencing any Revolving Credit Loans of such Lender, substantially in the form of Exhibit A-1 with appropriate insertions as to date and principal amount (a "Revolving Credit Note"), and/or (ii) a promissory note of the Borrower evidencing any Term Loan of such Lender, substantially in the form of Exhibit A-2 with appropriate insertions as to date and principal amount (a "Term Note").

         2.5 Optional Prepayments. The Borrower may, at any time and from time to time, prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Agent in the case of Eurodollar Loans, and upon at least one Business Days' irrevocable notice to the Agent in the case of Base Rate Loans, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 2.16. Partial prepayments shall be in an aggregate principal amount of $250,000 or a whole multiple of $50,000 in excess thereof. Partial prepayments of the Term Loans may not be reborrowed.

         2.6 Mandatory Prepayments. If permitted by the PCC Existing Credit Agreement, the Term Loans shall be prepaid and the Revolving Credit Commitments reduced by an amount equal to the aggregate Net Cash Proceeds of (i) the sale of Non-Broadcast Assets to Clear Channel, (ii) the sale of the Exchange Assets to Clear Channel (if the Net Cash Proceeds thereof are not reinvested within six months in a like-kind exchange pursuant to Section 1031 of the Internal Revenue
Code) or (iii) the issuance or sale by PCC of equity securities. Any prepayment of the Loans shall include accrued interest and any amounts due pursuant to subsection 2.16. Any reduction of the Revolving Credit Commitments pursuant to this subsection 2.6 shall be accompanied by the prepayment of the Revolving Credit Loans to the extent, if any, that the aggregate then outstanding principal amount of the Revolving Credit Loans exceeds the amount of the Revolving Credit Commitments as so reduced.

         2.7 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans, by giving the Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Agent at least three Working Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Agent has or the Required Lenders have determined that such a conversion is not appropriate and
(ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

         (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Agent has or the Required Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Termination Date and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

         2.8 Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof. In no event shall there be more than 5 Eurodollar Tranches outstanding at any time.

         2.9 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined with respect to such Loan for such day plus the Applicable Margin.

         (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

         (c) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of such overdue Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

         (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

         2.10 Computation of Interest and Fees. (a) Interest on Base Rate Loans and facility fees shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Interest on Eurodollar Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

         (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Agent in determining any interest rate pursuant to subsection 2.9(a) or (b).

         2.11 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any affected outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

         2.12 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any facility fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Loan Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 11:00 A.M. Los Angeles time, on the due date thereof to the Agent, for the account of the Lenders, at the Agent's office specified in subsection 9.2, in Dollars and in immediately available funds. The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         (b) Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its applicable Commitment Percentage of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's applicable Commitment Percentage of such borrowing is not made available to the Agent by such Lender within three Business Days of such Borrowing Date, the Agent shall also be entitled to recover such amount with interest thereon, without duplication of any amounts received by the Agent from such Lender, at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower.

         2.13 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, other than as a result of the gross negligence or willful act of such Lender, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.16.

         2.14 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non- Excluded Taxes covered by subsection 2.15 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate thereunder; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, such Lender shall notify the Borrower of such increased cost or reduced amount receivable and describe in reasonable detail the basis for such notification, and the Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

         (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower (with a copy to the Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Borrower (with a copy to the Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         (d) In the event any Lender delivers a certificate requesting compensation pursuant to this subsection 2.14, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in subsection 9.6), all of its interests, rights and obligations under this Agreement to an assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, however, that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent to such assignment of the Agent, which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of the outstanding Loans of such Lender plus all interest, fees and other amounts accrued and unpaid for the account of such Lender hereunder (including any amounts under this subsection 2.14); provided, further, that if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's claim for compensation under this subsection 2.14 cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital (including as a result of any action taken by such Lender pursuant to subsection 2.17), or if, within twenty days after the Borrower shall have notified such Lender of its election to exercise its rights pursuant to this subsection, such Lender shall waive its right to claim further compensation under this subsection 2.14 in respect of such circumstances or event, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder.

         2.15 Taxes. (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Note, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                  (i) deliver to the Borrower and the Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                  (ii) deliver to the Borrower and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 9.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

         2.16 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.17 Change of Lending Office. Each Lender agrees that if it makes any demand for payment under subsection 2.14 or 2.15(a), or if any adoption or change of the type described in subsection 2.13 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under subsection 2.14 or 2.15(a), or would eliminate or reduce the effect of any adoption or change described in subsection 2.13.

         2.18 Further Assurances Regarding Security. (a) The Borrower shall, and shall cause each of its Subsidiaries to, from time to time, execute and deliver to the Agent on behalf of the Lenders, such additional Security Documents, statements, documents, agreements and reports as it may from time to time reasonably request to evidence, perfect or otherwise implement or assure the security for repayment of the Obligations. With respect to the Lenders' insurance policies, upon the Agent's reasonable request, the Borrower shall arrange for co-insurance and/or reinsurance, with companies and in amounts satisfactory to the Agent. All reinsurance policies shall include direct access agreements acceptable to the Agent.

         (b) The Borrower shall, and shall cause each of its Subsidiaries to, execute and deliver such further documents (including without limitation such financing statements, continuation statements or amendments thereto and such other documents and certificates as the Agent may reasonably request to perfect and preserve the security interests granted or purported to be granted under any of the Security Documents) and do such other acts and things as the Agent may reasonably request to effect fully the purposes of this Agreement and the other Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement and the other Loan Documents. Without limiting any of the foregoing, in the event a Person becomes a Subsidiary of the Borrower after the Closing Date, the Borrower shall cause such Subsidiary to execute and deliver such guarantees, Security Documents and such other agreements, pledges, assignments, documents and certificates (including, without limitation, any amendments to the Loan Documents) as the Agent may reasonably request and do such other acts and things as the Agent may reasonably request to have such Subsidiary guaranty the Obligations, grant to the Agent on behalf of Lenders, a duly perfected first priority Lien (subject to Liens permitted hereunder) on all real, personal and mixed property of such Subsidiary, and effect fully the purposes of this Agreement and the other Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, in the event the Borrower forms or otherwise acquires a Subsidiary after the Closing Date, the Borrower shall (i) execute and deliver to the Agent a pledge agreement substantially in the form attached hereto as Exhibit B and
(ii) cause such Subsidiary to execute and deliver a guarantee substantially in the form attached hereto as Exhibit E, a pledge agreement substantially in the form attached hereto as Exhibit E and a security agreement in the form of Exhibit F.


         SECTION 3. REPRESENTATIONS AND WARRANTIES

         To induce the Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Agent and each Lender that:

         3.1 Organization, Powers, Good Standing and Business

         (a) Organization and Powers. Each Loan Party is a corporation or limited partnership, as the case may be, duly formed and validly existing under the laws of the jurisdiction of its organization. Each Loan Party has all requisite corporate or partnership, as the case may be, power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, and each Loan Party has all requisite corporate or partnership, as the case may be, power and authority to enter into the Loan Documents and the Purchase Documentation, to carry out the transactions contemplated thereby and to issue the Notes, in each case to the extent it is a party thereto.

         (b) Good Standing. Each Loan Party is in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its present business and operations, except where the failure to be so qualified has not had and could not reasonably be expected to have a Material Adverse Effect.

         (c) Conduct of Business. The Loan Parties are engaged only in the businesses permitted to be engaged in under subsection 6.11 and are conducting their businesses in accordance with the provisions of subsection 6.11. Each Loan Party holds all licenses, permits, franchises, leases, certificates of authority, or any waivers of the foregoing that are necessary to permit each of them to conduct their respective businesses as now conducted and to hold and operate their respective properties, except where the failure to have such licenses, permits, franchises, leases and certificates of authority, or waivers of any of the foregoing, could not reasonably be expected to have a Material Adverse Effect. All such licenses, permits, franchises, leases, certificates of authority and waivers are valid and in full force and effect, except where the failure to be in full force and effect of such licenses, permits, franchises, leases, certificates of authority and waivers could not reasonably be expected to have a Material Adverse Effect.

         (d) Ownership and Subsidiaries. The ownership of each of the Loan Parties is specified correctly and completely on Schedule 3.1(d) annexed hereto. None of the Capital Stock of the Persons identified on Schedule 3.1(d) annexed hereto is Margin Stock, except as specified on such Schedule.

         (e) Real Property. Schedule 3.1(e) accurately states all material real property interests held by the Loan Parties.

         3.2 Authorization of Borrowing, etc.

         (a) Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and the issuance, delivery and payment of the Notes have been duly authorized by all necessary corporate or partnership, as the case may be, action by each Loan Party a party thereto.

         (b) No Conflict. The execution, delivery and performance by each Loan Party of the Loan Documents and the Purchase Documentation the issuance, delivery and performance of the Notes and any other transaction contemplated by the Loan Documents do not and will not (i) violate any provision of law applicable to any Loan Party, the Certificate of Incorporation, Bylaws, Partnership Agreement or other organizational documents of any Loan Party or any order, judgment or decree of any court or other agency of government binding on any Loan Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material Contractual Obligation of any Loan Party, (iii) result in or require the creation or imposition of any material Lien upon any of the properties or assets of any Loan Party (other than Liens hereunder in favor of the Agent on behalf of the Lenders) or (iv) require any approval of stockholders or other equity holders or any approval or consent of any Person under any Contractual Obligation of any Loan Party.

         (c) Governmental Consents. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party, the issuance, delivery and performance of the Notes and any other transactions contemplated by the Loan Documents (including the sale and purchase of substantially all of the assets of The Travel Channel pursuant to the Purchase Documentation) do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

         (d) Binding Obligation. Each of the Loan Documents has been duly executed and delivered by each Loan Party which is a party thereto, and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and subject to the availability of equitable remedies. The Purchase Documentation has been duly executed by PCC and is the legally valid and binding obligation of PCC, enforceable against PCC in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and subject to the availability of equitable remedies.

         3.3 Financial Condition. The Borrower has heretofore delivered to the Lenders, at the Lenders' request, the Financial Statements. All such statements were prepared in conformity with GAAP and, together with the accompanying notes thereto, if any, fairly present the financial position (where applicable on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and changes in financial position (where applicable on a consolidated basis) of the entities described therein for each of the periods then ended (subject to, in the case of unaudited financial statements, normal year-end adjustments). The Borrower has no (and will not following the funding of the Loans have) material Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not (or will not be, upon the delivery thereof) reflected in the foregoing financial statements or the notes thereto or in the annual financial statements required to be delivered pursuant to subsection 5.1(b)(iii).

         3.4 No Material Adverse Change; No Restricted Payments. Since December 31, 1996, no event or change has occurred that has caused or evidences, either individually or in the aggregate, a Material Adverse Effect. Since December 31, 1996, the Borrower has not directly or indirectly declared, ordered, paid or made or set apart any sum or property for any Restricted Payment or agreed so to do, except as permitted by subsection 6.5.

         3.5 Title To Properties; Liens. Each Loan Party holds (i) good, marketable and insurable fee simple title, subject to Liens permitted by subsection 6.2, to all its owned real property, (ii) good, sufficient, insurable and valid leasehold title, subject to Liens permitted by subsection 6.2, to its respective leased real property and (iii) good, sufficient and legal title, subject to Liens permitted by subsection 6.2, to all of its material properties and assets (other than as described in clauses (i) and (ii) of this sentence) reflected in the balance sheet included with the Financial Statements or in the most recent financial statements delivered pursuant to subsection 5.1(b) of this Agreement, except for assets acquired or disposed of since the date of such financial statements. Except as permitted by subsection 6.2, all such properties and assets are free and clear of Liens.

         3.6 Litigation; Adverse Facts. There is no action, suit, proceeding, governmental arbitration or governmental investigation (whether or not purportedly on behalf of any Loan Party) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of the Borrower, threatened against or affecting any Loan Party or any property of any Loan Party that has had, or could reasonably be expected to result in any Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received any notice of termination of any material contract, lease or other agreement, or suffered any material damage, destruction or loss, (whether or not covered by insurance) or had any employee strike, work-stoppage, slow-down or lock-out or any substantial threat directed to it of any imminent strike, work-stoppage, slow-down or lock-out, any of which remain pending and are material to the conduct of the Borrower or its Subsidiaries' business as presently conducted that could reasonably be expected to result in a Material Adverse Effect.

         3.7 Payment of Taxes. Except to the extent permitted by subsection 5.3, all tax returns and reports of the Borrower and its Subsidiaries required to be filed by it or on its behalf have been timely filed, and all taxes, assessments, fees and other governmental charges upon such Persons and upon their respective properties, assets, income and franchises which are due and payable have been paid when due and payable. The Borrower does not know of any proposed tax assessment against any such Person which is not being actively contested by such Person, in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

         3.8 Performance of Agreements. (a) No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except, in each case, where the consequences, direct or indirect, of such default or defaults, if any, could not have a Material Adverse Effect.

         (b) No Loan Party is a party or subject to any agreement or instrument which has or could reasonably be expected to have, individually or the aggregate, a Material Adverse Effect.

         3.9 Governmental Regulation. No Loan Party is subject to regulation under the Public Utility Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur Indebtedness.

         3.10 Securities Activities. Neither any Loan Party nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

         3.11 Employee Benefit Plans. (a) The Borrower and each ERISA Affiliate is in substantial compliance with all provisions and requirements of ERISA with respect to each Employee Benefit Plan, and have substantially performed all their obligations under each Employee Benefit Plan. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against any Employee Benefit Plan or its assets, and, to the best knowledge of the Borrower, no facts exist which could give rise to any such actions, suits or claims.

         (b) Within the period of five years ending on the Closing Date, no ERISA Event has occurred, and there is no unpaid liability of the Borrower or any ERISA Affiliate that arose in connection with any ERISA Event that occurred prior to that five-year period.

As of the Closing Date, no ERISA Event is reasonably expected to occur with respect to any Employee Benefit Plan.

         (c) Except to the extent required under Section 4980B of the Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of the Borrower or any ERISA Affiliate.

         (d) As of the most recent valuation date for any Pension Plan, the excess of the actuarial present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Pension Plan) of the benefit liabilities (as defined in Section 4001(a)(16) of ERISA), whether or not vested, over the fair market value of the assets of such Pension Plan, individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which there is no such excess), does not exceed $500,000.

         3.12 Certain Fees. No broker's or finder's fee or commission will be payable by the Borrower or any of its Subsidiaries (or to the best knowledge of the Borrower, by any other Person), with respect to the making of the Loans, or any of the other transactions contemplated hereby, and the Borrower hereby indemnifies the Lenders against and agree that they will hold the Lenders harmless from any claim, demand or liability for broker's or finder's fees (other than any broker's or finder's fee of any broker or finder retained by the Agent or the Lenders) alleged to have been incurred in connection with any such offer, issuance and sale, or any of the other transactions contemplated hereby and any expenses, including legal fees, arising in connection with any such claim, demand or liability.

         3.13 Environmental.

                  (i) The operations of the Borrower and its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) comply, and for the period within any applicable statute of limitations have complied, in all material respects with all Environmental Laws;

                  (ii) The Borrower and each of its Subsidiaries has obtained all permits under Environmental Laws necessary to their respective operations, and all such permits are in good standing, and the Borrower and each of its Subsidiaries is in compliance with all material terms and conditions of such permits;

                  (iii) Neither the Borrower nor any of its Subsidiaries has received (a) any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of any Hazardous Materials or (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9604) or comparable state laws, and to the best of the Borrower's knowledge, none of the operations of the Borrower or any of its Subsidiaries is the subject of any federal or state investigation evaluating whether any further investigation or remedial action is needed to respond to a Release or threatened Release of any Hazardous Material at any Facility or at any other location;

                  (iv) None of the operations of the Borrower or any of its Subsidiaries is subject to any judicial, administrative, or arbitral proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

                  (v) The Borrower and each of its Subsidiaries and all of their Facilities or operations are not subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any Environmental Laws or (b) any Environmental Claims that in each case could reasonably be expected to have a Material Adverse Effect;

                  (vi) To the best knowledge of each Loan Party, neither the Borrower nor any of its Subsidiaries has any contingent liability in connection with any Release of any Hazardous Materials by the Borrower or any Subsidiaries of the Borrower that could reasonably be expected to have a Material Adverse Effect;

                  (vii) Neither the Borrower nor any of its Subsidiaries or, to the best of the Borrower's knowledge, any predecessor of the Borrower or any Subsidiaries of the Borrower has filed any notice under any Environmental Law indicating past or present treatment or disposal of Hazardous Materials at any Facility, and none of the Borrower's or any of its Subsidiary's operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent in material violation of any such law;

                  (viii) To the best knowledge of each Loan Party, no Hazardous Material exists on, under or about any Facility in a manner that could give rise to an Environmental Claim having a Material Adverse Effect, and neither the Borrower nor any Subsidiary of the Borrower has filed any notice or report of a Release of any Hazardous Materials that could reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

                  (ix) To the best knowledge of each Loan Party, neither the Borrower nor any Subsidiary of the Borrower (or any of their predecessors) has disposed of any Hazardous Materials in a manner that could reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

                  (x) No underground storage tanks or surface impoundments are on or at the Facilities, other than those that could not reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

                  (xi) No Lien in favor of any Person for (a) any liability under Environmental Laws, or (b) damages arising from or costs incurred by such Person in response to a Release has been filed or has been attached to the Facilities; and

                  (xii) There is no radio frequency radiation, electromagnetic field or similar condition of or about any property owned, operated, or otherwise used by any Loan Party that could reasonably be expected to give rise to a Material Adverse Effect.

         3.14 Solvency. Each Loan Party is, and on and after the consummation of the transactions contemplated hereby will be, Solvent.

         3.15 Insurance. The Borrower and its Subsidiaries maintain, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by entities of established reputation engaged in the same or similar business of such types and in such amounts as are customarily carried under similar circumstances by such other entities, including business interruption insurance in an amount reasonably satisfactory to the Agent. Schedule 3.15 is a complete and accurate description of all policies of insurance that will be in effect as of the Closing Date for the Borrower and its Subsidiaries.

         3.16 Intellectual Property. (a) The Borrower and its Subsidiaries own, or are licensed to use, the Intellectual Property and all such Intellectual Property is, in all material respects, fully protected and duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances.

         (b) Except as disclosed on Schedule 3.16(b), (i) no material claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property; (ii) to the best of the Borrower's knowledge, the use of such Intellectual Property by the Borrower or any of its Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Borrower or any of its Subsidiaries that are material to the Borrower or any of its Subsidiaries; and (iii) the consummation of the transactions contemplated by this Agreement will not in any material manner or to any material extent impair the ownership of (or the license to use, as the case may be) any of such Intellectual Property by the Borrower or any of its Subsidiaries.

         3.17 Disclosure. No representation or warranty of any Loan Party contained in any Loan Document or any other document, certificate or written statement furnished to the Lenders by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known (or which should upon the reasonable exercise of diligence be known) to the Borrower (other than matters of a general economic nature) that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

         3.18 Security Documents. (a) Each of the Pledge Agreements is effective to create in favor of the Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Pledged Securities described therein and proceeds thereof and, when the Pledged Notes described therein and stock certificates representing the Pledged Stock described therein are delivered to the Agent, each such Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the relevant Loan Party in such Pledged Securities and the proceeds thereof, as security for the Obligations (as defined in the relevant Pledge Agreement), in each case prior and superior in right to any other Person.

         (b) Each of the Security Agreements is effective to create in favor of the Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof, and when financing statements in appropriate form are filed in the offices specified on Schedule 3.18(b), each such Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the relevant Security Agreement), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by subsection 6.2.

         3.19 Purposes of Loans. The proceeds of the Term Loans shall be used by the Borrower to finance, in part, the acquisition of substantially all of the assets of The Travel Channel (and $2,000,000 of such Loans shall be used by the Borrower to pay interest due on the Loans pursuant to the terms hereof) and the proceeds of the Revolving Credit Loans shall be used by the Borrower for working capital purposes.


                         SECTION 4. CONDITIONS PRECEDENT

         4.1 Conditions to Initial Loans. The agreement of each Lender to make the initial Loan requested to be made by it is subject to the satisfaction on or prior to July 14, 1997 of the following conditions precedent:

                  (a) Loan Documents. The Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender, (ii) the Paxson Pledge Agreement, executed and delivered by Paxson and Second Crystal, with a counterpart or a conformed copy for each Lender, (iii) the PCUH Pledge Agreement, executed and delivered by a duly authorized officer of the parties thereto, with a counterpart or a conformed copy for each Lender, (iv) the Borrower Security Agreement, executed and delivered by a duly authorized officer of the parties thereto, with a counterpart or a conformed copy for each Lender and (v) for the account of each relevant Lender, Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower.

                  (b) Related Agreements. The Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of the Purchase Documentation and such documents or instruments as may be reasonably requested by the Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower or any of its Subsidiaries may be a party.

                  (c) Borrowing Certificate. The Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit G, with appropriate insertions and attachments, satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

                  (d) Corporate Proceedings of the Borrower. The Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and
         (iii) the granting by it of the Liens created pursuant to the Borrower Security Documents, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Agent and its counsel and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (e) Borrower Incumbency Certificate. The Agent shall have received, with a counterpart for each Lender, a Certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

                  (f) Due Diligence. The Agent shall be satisfied with the corporate and capital structures of each Loan Party, including any ownership or management agreements. The Agent shall have received, and shall be satisfied with the form and substance of, such additional financial, legal and operating information of the Loan Parties as it shall request, including but not limited to operating projections, film payment obligation information and a pro forma balance sheet dated as of the Closing Date giving effect to the transactions contemplated hereby.

                  (g) Consummation of the Acquisition. On or prior to the Closing Date, (i) the Borrower shall have acquired substantially all of the assets of The Travel Channel in accordance with the Purchase Documentation and (ii) the aggregate amount of fees and expenses paid in connection therewith and the other transactions contemplated thereby and by the Loan Documents shall not have been more than $2,000,000; provided that the Lenders shall be reasonably satisfied (i) with the terms and conditions of the Purchase Documentation including, without limitation, any amendment or modification thereto and (ii) that such terms and conditions shall have been complied with and satisfied in all material respects and that such acquisition shall have been consummated in accordance with such terms and conditions in all material respects.

                  (h) Organizational Documents. The Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws or other organizational documents of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the such Loan Party.

                  (i) Fees. All fees and expenses which the Borrower has agreed to pay in connection with the execution and delivery of this Agreement shall have been paid in full to the Agent and Lenders on the date on which this Agreement shall become effective in accordance with subsection 9.8, including but not limited to fees due under the fee letter dated as of July 7, 1997 between the Borrower and the Agent.

                  (j) Legal Opinions. The Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

                           (i) the executed legal opinion of Dow, Lohnes & Albertson, counsel to the Borrower and the other Loan Parties, in form and substance satisfactory to the Agent and the Lenders; and

                           (ii) the executed legal opinion of Anthony L.
                  Morrison, General Counsel to the Borrower, in form and substance satisfactory to the Agent and the Lenders.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require.

                  (k) Pledged Stock; Stock Powers; Pledged Notes. The Agent shall have received the certificates representing the shares pledged pursuant to each of the Paxson Pledge Agreement and the PCUH Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and an executed Federal Reserve Form U-1 in connection with the Paxson Pledge Agreement.

                  (l) Actions to Perfect Liens. The Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Agent, desirable to perfect the Liens created by the Security Documents shall have been completed.

                  (m) Lien Searches. The Agent shall have received the results of a recent search by a Person satisfactory to the Agent, of the Uniform Commercial Code, judgement and tax lien filings which may have been filed with respect to personal property of the Borrower, and the results of such search shall be satisfactory to the Agent.

                  (n) Insurance. The Agent shall have received evidence in form and substance satisfactory to it that all of the requirements of subsection 5.4 shall have been satisfied.

         4.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Borrower and its Subsidiaries in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date except for any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

                  (c) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the other Loan Documents shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

                  (d) Paxson Pledge. In the case of the initial Term Loan in an aggregate principal amount of $20,000,000, Paxson and Second Crystal shall have pledged at least 3,200,000 shares of common stock of PCC pursuant to the Paxson Pledge Agreement, and in the case of any subsequent Loans, Paxson and Second Crystal shall have pledged at least 3,680,000 shares of common stock of PCC pursuant to the Paxson Pledge Agreement.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this subsection have been satisfied.

                        SECTION 5. AFFIRMATIVE COVENANTS

         The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

         5.1 Financial Statements and Systems.

         (a) Accounting System: Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP.

         (b) Financial Statements and Other Reports: Deliver to the Lenders:

                  (i) Monthly Financials: as soon as practicable and in any event within 30 days after the end of each fiscal month of the Borrower, copies of the consolidated income statement, operating cash flow statement and performance to budget analysis for the Borrower and its Subsidiaries for and as of the end of such fiscal month and comparative figures for such fiscal month in the prior fiscal year;

                  (ii) Quarterly Financials: as soon as practicable and in any event within 45 days after the end of each fiscal quarter of the Borrower ending after the Closing Date, a consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such period, and the related unaudited consolidated statements of income and of cash flows, certified by the chief financial officer of the Borrower that they fairly present the financial condition and results of operations of the Borrower and its Subsidiaries, as appropriate, as at the end of such periods and for such periods, subject to changes resulting from audit and normal year-end adjustments;

                  (iii) Year-End Financials: as soon as practicable and in any event within 90 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries, as at the end of such year, and the related consolidated statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, (a) accompanied by a report thereon of independent certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to Agent and the Required Lenders, which report shall contain no qualifications with respect to the continuance of the Borrower and its consolidated Subsidiaries as going concerns and shall state that such financial statements present fairly the financial position of the Borrower and its consolidated Subsidiaries as at the dates indicated and the statements of income and cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise stated therein) and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards without any limitations being imposed on the scope of such examination and (b) certified by the chief financial officer of the Borrower that they fairly present the financial condition and results of operations of the Borrower and its Subsidiaries, as at the dates and for the periods indicated, as appropriate;

                  (iv) Officers' and Compliance Certificates: together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, (a) an Officer's Certificate of the Borrower stating that the signers have reviewed the terms of this Agreement and the Notes and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event which constitutes an Event of Default or Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto; (b) a certificate (a "Compliance Certificate") in a form satisfactory to the Agent demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the provisions of Section 6 and (c) a performance to budget analysis for the Borrower and its Subsidiaries for and as of the end of such fiscal period and comparative figures for such fiscal period in the prior fiscal year;

                  (v) Reconciliation Statement: if, as a result of any change in accounting principles and policies from those used in the preparation of the Financial Statements, the financial statements of the Borrower and its consolidated Subsidiaries delivered pursuant to subsections (ii), (iii) or (xii) of this subsection 5.1(b) will differ in any material respect from the financial statements that would have been delivered pursuant to such subsections had no such change in accounting principles and policies been made, then, together with the first delivery of financial statements pursuant to subsection (ii),
         (iii) or (xii) following such change, financial statements of the Borrower and its consolidated Subsidiaries prepared on a pro forma basis, for (y) the current year to the effective date of such change and (z) the one full fiscal year immediately preceding the fiscal year in which such change is made, as if such change had been in effect during such period;

                  (vi) Accountants' Certification: together with each delivery of consolidated financial statements of the Borrower and its Subsidiaries pursuant to subdivision (iii) above, to the extent available, a written statement by the independent public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the Notes as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Default with respect to accounting matters that would not be disclosed in the course of their audit examination and (c) stating that, based on their audit examinations nothing has come to their attention that causes them to believe that the information contained in the Compliance Certificate delivered therewith pursuant to clause (b) of subdivision (iv) above for the applicable fiscal year are not stated in accordance with the terms of this Agreement;

                  (vii) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all significant reports submitted to the Borrower by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Borrower made by such accountants, including, without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

                  (viii) Reports and Filings: within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (ix) Events of Default etc.: promptly upon, but in any event no later than two Business Days after, any officer of the Borrower obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Default, or becoming aware that any Lender or the Agent has given any notice or taken any other action with respect to a claimed Event of Default or Default under this Agreement, (b) that any Person has given any notice to the Borrower or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 7(b) and (e), (c) of any condition or event that would be required to be disclosed in a current report filed by the Borrower with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4 and 5 of such Form as in effect on the date hereof) if the Borrower were a filing Person under the rules thereof or (d) of any condition or event which has had or could reasonably be expected to have a Material Adverse Effect (which, for such purposes, shall be determined with respect to the Borrower individually), an Officer's Certificate specifying the nature and period of existence of such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Default, event or condition, and what action the Borrower has taken, is taking and proposes to take with respect thereto;

                  (x) Litigation: promptly upon any officer of the Borrower obtaining knowledge of (a) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any property of any Loan Party not previously disclosed by the Borrower or the other Loan Parties to the Lenders or (b) any material adverse development in any such action, suit, proceeding, governmental investigation or arbitration that, in any case:

                  (y)    involves claims in excess of $100,000 in the aggregate;
         or

                  (z) would reasonably be expected to cause a Material Adverse Effect;

         the Borrower shall promptly give notice thereof to the Lenders and provide such other information as may be reasonably available to them to enable the Lenders and their counsel to evaluate such matters;

                  (xi) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event in connection with any Employee Benefit Plan or any trust created thereunder, with a written notice specifying the nature thereof, what action the Borrower or ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                  (xii)  ERISA Notices: with reasonable promptness, copies of
         (a) all notices received by the Borrower or any of its ERISA Affiliates from the PBGC relating to an ERISA Event, (b) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan, if any, and (c) all notices received by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event;

                  (xiii) Financial Plans: as soon as practicable and in any event no later than the 30 days after the end of any fiscal year of the Borrower, a budget and financial forecast for the Borrower and its Subsidiaries including, (a) a forecasted operating cash flows statement of the Borrower and its Subsidiaries for the next succeeding fiscal year, (b) forecasted operating cash flows statement of the Borrower and its Subsidiaries for each fiscal quarter of the next succeeding fiscal year and (c) such other information and projections as any Lender may reasonably request, in each case, in a format satisfactory to the Agent; and

                  (xiv) Other Information: with reasonable promptness, such other information and data with respect to the Borrower or any of its Subsidiaries or Affiliates as from time to time may be reasonably requested by any Lender.

         5.2 Maintenance of Existence, etc.. Except as permitted by subsection 6.6, preserve and keep in full force and effect its corporate or partnership existence, as the case may be, and rights and franchises material to its business.

         5.3 Payment of Taxes and Claims; Tax Consolidation. Pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property, non-payment of which would cause a Material Adverse Effect, before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a material Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such tax, assessment, charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor. Neither the Borrower nor any of its Subsidiaries will file or consent to the filing of any consolidated income tax return with any Person (other than the Borrower or its Subsidiaries).

         5.4 Maintenance of Properties; Insurance. Maintain in good repair, working order and condition all material properties used or useful in the business of the Borrower and its Subsidiaries (including, without limitation, Intellectual Property) and from time to time will make or cause to be made all appropriate (as reasonably determined by the Borrower) repairs, renewals and replacements thereof. The Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries (including without limitation, business interruption insurance and insurance on plant, property and equipment) against loss or damage of the kinds customarily carried or maintained under similar circumstances by entities of established reputation engaged in similar businesses. On or before the end of each fiscal year, the Borrower shall submit to the Agent an Officers' Certificate updating the information contained in Schedule 3.15 as of such date. Each such policy of insurance (other than business interruption insurance) shall name the Agent as the loss payee or as additional insured, as the Agent may require, for the benefit of the Lenders thereunder and provide for at least thirty (30) days prior written notice (or such other period as is customary in the industry) to the Agent of any material modification or any cancellation of such policies.

         5.5 Inspection; Lender Meeting. Subject to subsection 9.15, permit any authorized representatives designated by the Agent to visit and inspect any of the properties of the Borrower, any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested. Without in any way limiting the foregoing, the Borrower will, upon the request of the Required Lenders, participate in a meeting with the Agent and the Lenders once during each fiscal year to be held at the Borrower's corporate offices at such time as may be agreed to by the Borrower and the Required Lenders.

         5.6 Compliance with Laws, etc. (a)(i) Comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority noncompliance with which could reasonably be expected to cause a Material Adverse Effect and (ii) comply in all material respects at all times with all provisions of all material agreements, licenses and leases to which it is a party or of which it is a beneficiary and suffer no loss or forfeiture thereof or thereunder except for any non-compliance or a loss or forfeiture which does not have and could not reasonably be expected to have a Material Adverse Effect; and

         (b) Not engage in any transaction or permit the occurrence of any act or omission, and shall cause each ERISA Affiliate not to engage in any transaction or to permit the occurrence of any act or omission, which would constitute, or would give rise to, an ERISA Event which would cause a Material Adverse Effect.

         5.7 Environmental Disclosure and Inspection. (a) Comply, and undertake all reasonable efforts to ensure that all tenants under any lease or occupancy agreement affecting any portion of the Facilities and all other Persons on or occupying such property comply, in all materials respects with all Environmental Laws, provided that upon learning of any noncompliance with Environmental Laws by the Borrower or any of its Subsidiaries, shall promptly undertake all reasonable efforts to remedy such non-compliance.

         (b) Agree that the Agent is entitled (but has no obligation), from time to time (upon the Agent's determination in its reasonable discretion that any of the following is advisable), upon notice to the Borrower and as often as may reasonably be requested, retain, at the Borrower's expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for the Borrower and to conduct its own investigation of any Facility. The Borrower hereby grants to the Agent, its agents, employees, consultants and contractors the right to enter into or on to the Facilities upon reasonable notice and at such times during normal business hours and as often as may reasonably be requested to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. The Borrower may receive copies of any reports prepared by independent experts, but the Lenders shall have no duty to disclose or discuss any information produced by such reviews or investigations with the Borrower or any of its Subsidiaries.

         (c) Promptly advise the Lenders in writing and in reasonable detail of
(i) any Release of any Hazardous Material (of which the Borrower is aware) required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with respect to Environmental Claims or any Release of Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by the Borrower or any other Person in response to (a) any Hazardous Material on, under or about any Facility, the existence of which could reasonably be expected to result in an Environmental Claim having a Material Adverse Effect or (b) any Environmental Claim that could reasonably be expected to have a Material Adverse Effect, (iv) the Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be classified as a "border-zone property" or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws that could reasonably be expected to have a Material Adverse Effect, and (v) any request for information from any governmental agency that indicates such agency is investigating whether the Borrower or any of its Subsidiaries may be potentially responsible for a Release of Hazardous Materials.

         (d) Promptly notify the Lenders of any proposed acquisition or disposition of stock, assets, or property by any Loan Party, that could reasonably be expected to expose the Borrower or any of its Subsidiaries to, or result in, Environmental Claims that could have a Material Adverse Effect and of any proposed action to be taken by the Borrower or any of its

Subsidiaries to commence or cease manufacturing, industrial or other operations that could reasonably be expected to subject the Borrower or any of its Subsidiaries to additional laws, rules or regulations, including, without limitation, laws, rules and regulations requiring additional environmental permits or licenses.

         (e) At their own expense, provide copies of such documents or information as the Agent may reasonably request in relation to any matters disclosed pursuant to this subsection.

         5.8 Hazardous Materials; the Borrower's Remedial Action. Take promptly any and all necessary remedial action required by all applicable Environmental Laws and perform such remedial action in compliance with all applicable Environmental Laws and orders and directives of all federal, state and local governmental authorities except when and only to the extent that the Borrower's or such Subsidiary's liability for the presence, storage, use, disposal, transportation or discharge of any Hazardous Material is being contested in good faith by the Borrower or such Subsidiary by appropriate proceedings, and the pendency of such proceedings is not reasonably likely to give rise to a Material Adverse Effect.

         5.9 Additional Loan Parties. In the event that (i) the Borrower proposes for any other reason to add any Subsidiary or Affiliate thereof as a Loan Party hereunder (each such Subsidiary or Affiliate in any case referred to herein as an "Additional Loan Party" and collectively as the "Additional Loan Parties"), then, on or before the consummation of any such transaction or addition as a Loan Party hereunder, such Additional Loan Party shall deliver appropriate counterparts and assumptions of each Loan Document to which it is to be a party and all such documents, opinions of counsel, certificate and instruments as such Additional Loan Party would have been required to deliver pursuant to subsection 4.1 had such Additional Loan Party been a Loan Party hereunder on the Closing Date and such other documents, certificates, instruments and assurances as are consistent with the provisions of subsection
2.18 and Section 4 in relation to such Additional Loan Party's proposed status hereunder and under the other Loan Documents (including, without limitation, taking into consideration whether the obligations of such Additional Loan Party are to be of a limited recourse nature or otherwise), all as shall be determined at the time such Additional Loan Party is approved by the Agent. Upon satisfaction of the foregoing conditions, such Additional Loan Party shall be a Loan Party for all purposes hereunder and under the other Loan Documents.

         5.10 Schedule Supplements. Each of the Schedules referred to in subsection 3.1 shall be automatically amended from time to time upon written notice by the Borrower to the Agent and the Lenders to reflect additional information described in such notice under this Agreement including, without limitation, the addition (or deletion) of any Subsidiaries or any other transaction permitted hereunder. Without limiting the foregoing, on the request of the Agent or any Lender (in the event that such information is not otherwise delivered by the Borrower to the Agent or the Lenders pursuant to this Agreement), the Borrower will supplement each Schedule hereto, or representation herein or in any other Loan Document with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such

Schedule or as an exception to such representation or which is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby; provided that such supplement to such Schedule or representation shall not be deemed an amendment thereof if such amendment would require the consent of the Required Lenders under the terms of this Agreement, unless expressly consented to in writing by the Required Lenders, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by the Lenders of any Event of Default or Default disclosed therein.

         5.11 Unrestricted Subsidiary. Each of the Borrower and PCUH shall maintain its status as an "Unrestricted Subsidiary" (as defined in the PCC Existing Credit Agreement) under the PCC Existing Credit Agreement.


                          SECTION 6. NEGATIVE COVENANTS

         The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Agent hereunder or under any other Loan Document, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

         6.1 Limitation on Indebtedness. Create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (a) Indebtedness under the Loan Documents;

                  (b) Contingent Obligations permitted by subsection 6.4 and, upon any obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

                  (c) purchase money Indebtedness incurred in the ordinary course of business not in excess of $100,000 in the aggregate outstanding at any time; and

                  (d) Indebtedness of the Borrower or any Subsidiary to any Subsidiary and of any Subsidiary to the Borrower or any Subsidiary.

         6.2 Liens and Related Matters.

         (a) Prohibitions on Liens. Create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except:

                  (i) Permitted Encumbrances;

                  (ii) Liens securing purchase money Indebtedness permitted pursuant to subsection 6.1(c); provided that such Liens shall encumber only the assets purchased with the proceeds of such Indebtedness; and

                  (iii) Liens granted pursuant to the Loan Documents.

         (b) Equitable Lien in Favor of the Lenders. Create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of this subsection, unless the Borrower and its Subsidiaries make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such Indebtedness shall be secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by the Required Lenders to any creation or assumption of any such Lien not permitted by the provisions of this subsection.

         (c) No Further Negative Pledges. Enter into any agreement prohibiting
(i) the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired or (ii) any incurrence of any Contingent Obligations.

         (d) No Restrictions on Subsidiary Distributions to the Borrower. Except as provided herein, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to (a) pay dividends or make any other distribution on any of such Subsidiary's capital stock, partnership interests or other interests, as the case may be, owned by the Borrower or any Subsidiary of the Borrower, (b) subject to subordination provisions any payments in respect of any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (c) make loans or advances to the Borrower or any Subsidiary of the Borrower or (d) transfer any of its property or assets to the Borrower or any Subsidiary of the Borrower.

         6.3 Investments; Joint Ventures. Make or own any Investment, directly or indirectly, in any Person including any Joint Venture, except:

             (a) Investments in Cash and Cash Equivalents; and

             (b) Investments by the Borrower in any Subsidiary Guarantor and Investments by Subsidiaries in the Borrower and in any Subsidiary Guarantor.

         6.4 Contingent Obligations. Create or become or be liable, directly or indirectly, with respect to any Contingent Obligation except:

             (a) Contingent Obligations incurred pursuant to the Loan Documents;

             (b) Contingent Obligations resulting from the endorsement of negotiable instruments for collection in the ordinary course of business; and

             (c) Contingent Obligations in respect of Indebtedness permitted under subsection 6.1(c).

         6.5 Restricted Payments. Declare, order, pay, make or set apart any sum, directly or indirectly for any Restricted Payment except, so long as no Event of Default or Default has occurred and is continuing or would result therefrom, any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary Guarantor.

         6.6 Restriction on Fundamental Changes; Asset Sales. Alter the corporate, partnership, capital or legal structure of the Borrower or any of its Subsidiaries or enter into any transaction of merger, or consolidate, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets (including, without limitation, any of the capital stock or partnership interests held by such Person in any of its Subsidiaries), whether now owned or hereafter acquired (other than in the ordinary course of business), or acquire by purchase, lease or otherwise (in one transaction or a series of related transactions) all or any part of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person (other than purchases or other acquisitions of inventory, leases, materials, property and equipment in the ordinary course of business) or agree to do any of the foregoing at any future time, except:

         (a) Investments permitted by subsection 6.3;

         (b) the sale of programming or other inventory-like assets in the ordinary course of business; and

         (c) the sale of less than or equal to 50% of the voting and economic equity interests in the Borrower to a cable network satisfactory to the Agent so long as (i) the Agent is reasonably satisfied with the terms and conditions of such sale (including the collateral for the Loans subsequent to such sale) and
(ii) no Default or Event of Default shall have occurred and be continuing.

         6.7 Sales and Lease-Backs. Become or remain liable, directly or indirectly, as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which the Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than the Borrower or any of its Subsidiaries), or (ii) which the Borrower or any such Subsidiary of the Borrower intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower or any such Subsidiary of the Borrower to any Person (other than the Borrower or one of its Subsidiaries) in connection with such lease.

         6.8 Sale or Discount of Receivables. Sell, directly or indirectly, any of their notes or accounts receivable other than in the ordinary course of business.

         6.9 Transactions with Shareholders and Affiliates. Enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service), directly or indirectly, with any holder (other than any Subsidiary directly or indirectly wholly owned by the Borrower) of 5% or more of any class of equity Securities or other interests of the Borrower or any of its Subsidiaries or with any Affiliate of the Borrower or of any such holder, as the case may be, on terms that are less favorable to the Borrower or any Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate.

         6.10 Disposal of Subsidiary Stock.

                  (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock, partnership interests, or other equity securities of (or warrants, rights or options to acquire shares or other equity securities of) any of its Subsidiaries, except to qualify directors if required by applicable law; or

                  (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock, partnership interests, or other securities of (or warrants, rights or options to acquire shares or other securities of) any of its Subsidiaries, except to the Borrower, a Subsidiary of the Borrower, or to qualify directors if required by applicable law.

         6.11 Conduct of Business. Engage in any business other than those businesses conducted on the Closing Date or directly related thereto.

         6.12 Amendments or Waivers of Charter Documents; Limitation on Optional Payments.

         (a) Agree to any amendment to, or waive any of its rights under, its articles of incorporation, by-laws, partnership agreement or other documents relating to its capital stock or other equity interests of the Borrower or its Subsidiaries (other than amendments or waivers which individually, or together with all other amendments, waivers or changes made, would not be adverse to the Borrower or any of its Subsidiaries or the Agent or any Lender) without, in each case, obtaining the written consent of the Agent and the Required Lenders to such amendment or waiver.

         (b) Make any optional payment or prepayment on or redemption, defeasance or purchase of any Indebtedness (excluding the Obligations) or amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms relating to any Indebtedness other than the Obligations (other than any such amendment, modification or change (including, without limitation, pursuant to a waiver) which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon.

         6.13 Fiscal Year. Change its fiscal year-end from December 31 without the consent of the Required Lenders.

                          SECTION 7. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) Failure of any Loan Party to pay any installment of principal of any Loan when due in accordance with the terms thereof or hereof; or any Loan Party shall fail to pay any interest on any Loan when due or any other amount due pursuant to the Loan Documents within two Business Days after the date due in accordance with the terms thereof or hereof; or

                  (b) Failure of any Loan Party or any of their respective Subsidiaries, to pay when due (x) any principal or interest on any Indebtedness (other than Indebtedness referred to in paragraph (a) of this Section and intercompany debt) in an individual principal amount of $100,000 or more or items of Indebtedness with an aggregate principal amount of $100,000 or more or (y) any Contingent Obligation in an individual principal amount of $100,000 or more or Contingent Obligations with an aggregate principal amount of $100,000 or more, in each case beyond the end of any grace period provided therefor; or

                  (c) Breach or default of any Loan Party or any of their respective Subsidiaries, with respect to any other material term of (i) any evidence of any Indebtedness (other than intercompany debt) in an individual principal amount of $100,000 or more or items of Indebtedness (other than intercompany debt) with an aggregate principal amount of $100,000 or more or any Contingent Obligation in an individual principal amount of $100,000 or more or Contingent Obligations with an aggregate principal amount of $100,000 or more or
         (ii) any loan agreement, mortgage, indenture or other agreement relating thereto, if the effect of such failure, default or breach is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation (or a trustee on behalf of such holder or holders) then to cause, that Indebtedness or Contingent Obligation to become or be declared due prior to its stated maturity (or the stated maturity of any underlying obligation, as the case may be); or

                  (d) Failure of the Borrower to perform or comply with any term or condition contained in subsection 5.2 or Section 6; or

                  (e) Any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by any Loan Party in writing pursuant hereto or in connection herewith or therewith, shall be false in any material respect on the date as of which made; or

                  (f) Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or the other Loan Documents, applicable to that Loan Party, other than those referred to elsewhere in this Section 7 and such default shall not have been remedied or waived within 30 days after the earlier of (i) receipt by the Borrower of notice from any Lender or the Agent of such default or (ii) the Borrower's knowledge of such default; or

                  (g) (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Loan Party or any of their respective Subsidiaries in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case is commenced against any Loan Party or any of their respective Subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Loan Party or any of their respective Subsidiaries, or over all or a substantial part of its property, shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of any Loan Party or any of their respective Subsidiaries for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of any Loan Party or any of their respective Subsidiaries, and the continuance of any such event in clause (ii) for 60 days unless dismissed, bonded or discharged; or

                  (h) Any Loan Party or any of their respective Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by any Loan Party or any of their respective Subsidiaries of any assignment for the benefit of creditors; or

                  (i) The inability or failure of any Loan Party or any of their respective Subsidiaries, or the admission by any Loan Party or any of their respective Subsidiaries in writing of its inability, to pay its debts as such debts become due; or the Board of Directors (or any committee thereof) of any Loan Party or any of their respective Subsidiaries adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this clause (i); or

                  (j) Any money judgment, writ or warrant of attachment, or similar process involving (i) in any individual case an amount in excess of $100,000, or (ii) in the aggregate at any time an amount in excess of $100,000, and in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage shall be entered or filed against any Loan Party or any of their respective Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days or in any event later than five days prior to the date of any proposed sale thereunder; or

                  (k) Any order, judgment or decree shall be entered against any Loan Party or any of their respective Subsidiaries decreeing a dissolution or split-up of any Loan Party or any of their respective Subsidiaries, and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

                  (l) There occurs one or more ERISA Events which singly or in the aggregate results in liability to the Borrower or any ERISA Affiliate in excess of $100,000; or there exists, as of any valuation date for a Pension Plan, an excess of the actuarial present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Pension Plan) of the benefit liabilities (as defined in Section 4001(a)(16) of ERISA), whether or not vested over the fair market value of the assets of such Pension Plan, individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which there is no such excess) which exceeds $100,000; or

                  (m) Any Guaranty for any reason, other than the satisfaction in full of all Obligations, ceases to be in full force and effect (other than in accordance with its terms) or is declared to be null and void, or any Loan Party denies that it has any further liability, including without limitation with respect to future advances by the Lenders, under any Loan Document to which it is a party, or gives notice to such effect; or

                  (n) Any Security Document shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Loan Party or the Agent shall not have or cease to have a valid and perfected first priority security interest in the Collateral other than the failure of the Agent or any Lender to take any action within its control; or

                  (o) the occurrence and continuance of a default or event of default under the PCC Existing Credit Agreement (including any refinancing, amendment and/or restatement thereof) or the refinancing, amendment, replacement or restatement of the PCC Existing Credit Agreement on terms and conditions which are not reasonably satisfactory to the Agent; or

                  (p) Any event having a Material Adverse Effect shall occur and such default shall not have been remedied or waived within 30 days after receipt by the Borrower of notice from any Lender or the Agent of such default; or

                  (q) Any of the following shall occur: (i) any Subsidiary of the Borrower shall issue or have outstanding any Capital Stock (or any security convertible into any of its Capital Stock) which is not pledged to the Agent for the benefit of the Lenders in a manner reasonably satisfactory to the Required Lenders or waived by the Agent or the Lenders hereunder in accordance with the terms hereof; (ii) Paxson (or, after his death, collectively, his heirs or estate or both) shall cease to own and control, directly or indirectly, of record and beneficially, Capital Stock of the Borrower possessing the voting power under normal circumstances to cast 51% or more of the total votes entitled to be cast for the election of directors of the Borrower, (iii) Paxson (or, after his death, collectively, his heirs or estate or both) shall no longer have the voting power, directly or indirectly, or the contractual right to elect a majority of the Borrower's directors and (iv) PCC and PCUH shall cease to own or control, directly or indirectly, of record and beneficially, Capital Stock of the Borrower possessing the voting power under normal circumstances to cast 50% or more of the total votes entitled to be cast for the election of directors of the Borrower;

then, and in any such event, (A) if such event is an Event of Default specified in paragraphs (g), (h) or (i) of this Section with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:
(i) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                              SECTION 8. THE AGENT

         8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

         8.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         8.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

         8.4 Reliance by the Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         8.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         8.6 Non-Reliance on the Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         8.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

         8.8 The Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

         8.9 Successor to the Agent. The Agent may resign as the Agent upon 10 days' notice to the Lenders and the Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Borrower and Agent and signed by Required Lenders. If the Agent shall resign or be removed as the Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "the Agent" shall mean such successor agent effective upon such appointment and approval, and the former the Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former the Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring the Agent's resignation as the Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the other Loan Documents.


                            SECTION 9. MISCELLANEOUS

         9.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any scheduled payment of any Loan or of any scheduled installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the aggregate amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral or any material Subsidiary from the Subsidiaries Guarantee, and in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 8 without the written consent of the then the Agent. Any such waiver and any such amendment, supplement, modification or release shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agent and all future holders of the

Loans. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

         9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Agent, and as set forth in Schedule
1.1 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

         The Borrower: Travel Channel Acquisition Corporation
                       c/o Paxson Communications Corporation
                       601 Clearwater Park Road
                       West Palm Beach, Florida  33401
                       Attention:  Arthur Tek
                       Fax: 561-659-4252
                       with a copy to Anthony Morrison at the foregoing address


         The Agent:    Union Bank of California, N.A.
                       445 South Figueroa Street
                       Los Angeles, California  90071-1602
                       Attention: Christine P. Ball
                       Fax: 213-236-5747
                       with a copy to Lena M. Bryant at the foregoing address

provided that any notice, request or demand to or upon the Agent or the Lenders pursuant to subsection 2.1, 2.2, 2.5, 2.6, 2.7, 2.12 or 9.6 shall not be effective until received.

         9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

         9.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Lender and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Agent, (c) to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes (which are Non-Excluded Taxes), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of its properties or assets (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation under this subsection 9.5 to the Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or any such Lender. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

         9.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 9.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.14, 2.15, 2.16 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of subsection 2.15, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower and the Agent (which in each case shall not be unreasonably withheld), to an additional bank or financial institution ("an Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit H, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Agent) and delivered to the Agent for its acceptance and recording in the Register provided that (i) no such assignment to an Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $3,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement) and (ii) after giving effect to any such assignment (other than an assignment of all of a Lender's interests under this Agreement), the assigning Lender (together with any Lender which is an affiliate of such assigning Lender) shall retain Loans and/or Commitments aggregating not less than $3,000,000. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

Notwithstanding any provision of this paragraph (c) and paragraph (e) of this subsection, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in paragraphs (g), (h) or
(i) of Section 7 shall have occurred and be continuing.

         (d) The Agent, on behalf of the Borrower, shall maintain at the address of the Agent referred to in subsection 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Agent) together with payment by such Lender or Assignee to the Agent of a registration and processing fee of $2,500 the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

         (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee that agrees to be bound by the terms and conditions of subsection
9.15 (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

         (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

         9.7 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in paragraphs (g), (h) or (i) of
Section 7, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         9.8 Counterparts; Effectiveness. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement shall become effective when counterparts hereof shall have been executed by each of the parties hereto. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

         9.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         9.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         9.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 9.2 or at such other address of which the Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

         9.13 Acknowledgements. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agent and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

         9.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         9.15 Confidentiality. Each Lender agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower in writing as confidential; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Agent or any other Lender, (ii) to any Transferee, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    TRAVEL CHANNEL ACQUISITION
                                    CORPORATION


                                    By:/s/
                                       -----------------------------------
                                       Title:


                                    UNION BANK OF CALIFORNIA, N.A.,
                                     as Agent and as a Lender


                                    By:/s/ Christine P. Ball
                                       -----------------------------------
                                       Title: Vice President

                                 SCHEDULE 1.1

                      LENDERS, COMMITMENTS AND ADDRESSES


                                             Term Loan               Revolving Credit
        LENDER AND ADDRESS                   Commitment                Commitment
UNION BANK OF CALIFORNIA, N.A                $22,000,000             $1,000,000
445 South Figueroa Street, 15th Floor
Los Angeles, CA 90071-6176
Tel: (213) 236-6176
Fax: (213) 236-5747
Contact: Christine P. Ball

                               SCHEDULE 3.1(d)






Paxson Communications Unrestricted Holdings, Inc., a Delaware corporation, a 100% directly owned subsidiary of Paxson Communications Corporation

Travel Channel Acquisition Corporation, a Delaware corporation, a 100% directly owned subsidiary of Paxson Communications Unrestricted Holdings, Inc.

                               SCHEDULE 3.1(e)

                                Real Property


Owned:

        None.

Lease:

        Address:        2690 Cumberland Parkway
                        Suite 500
                        Atlanta, GA 30339

        County:         DeKalb County, Georgia

        Term:           Month to Month

        1. Lease Agreement between Prentiss Properties Acquisition Partners, L.P. and TTC Communications, Inc., dated as of April 20, 1992.

        2. First Amendment to Lease between Prentiss Properties Acquisition Partners, L.P. and TTC Communications, Inc., dated October 20, 1993.

        3. Second Amendment to Lease between Prentiss Properties Acquisition Partners, L.P. and TTC Communications, Inc., dated October 14, 1994.

        4. Third Amendment to Lease between Prentiss Properties Acquisition Partners, L.P. and TTC Communications, Inc., dated December 5, 1994.

        5. Fourth Amendment to Lease between Prentiss Properties Acquisition Partners, L.P. and TTC Communications, Inc., dated May 23, 1995.

                                SCHEDULE 3.15


                                  Insurance


See Attached.

------------------------------------------------------------------------------------------------------------------------------------
ACORD.                          CERTIFICATE OF INSURANCE                                                            DATE (MM/DD/YY)
                                                                                                                    7/10/97
------------------------------------------------------------------------------------------------------------------------------------
PRODUCER                                                                 THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION
                                                                         ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE
Aon Risk Services of Florida                                             HOLDER, THIS CERTIFICATE DOES NOT AMEND, EXTEND, OR
7850 W. Courtney Campbell Cxwy                                           ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.
Suite 800                                                                -----------------------------------------------------------
Tampa, FL 33607                                                                      COMPANIES AFFORDING COVERAGE
813-638-3500                                                             -----------------------------------------------------------
                                                                         COMPANY
                                                                           A    Zurich-American Ins, Group
------------------------------------------------------------------------------------------------------------------------------------
INSURED
                                                                         COMPANY
The Travel Channel Acquisition                                             B
Corporation                                                              -----------------------------------------------------------
2590 Cumberland Parkway                                                  COMPANY
Suite 600                                                                  C
Atlanta, GA 30330                                                        -----------------------------------------------------------
                                                                         COMPANY
                                                                           D
------------------------------------------------------------------------------------------------------------------------------------
THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD
INDICATED NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS
CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS,
EXCLUSIONS AND CONDITIONS OF SUCH POLICIES, LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
------------------------------------------------------------------------------------------------------------------------------------
CO   TYPE OF INSURANCE                   POLICY NUMBER        POLICY EFFECTIVE     POLICY EXPIRATION          LIMITS
LTR                                                           DATE (MM/DD/YY)      DATE (MM/DD/YY)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                GENERAL AGGREGATE           $ 200000
A [X] COMMERCIAL GENERAL LIABILITY   CPO6103278               12/31/96             12/31/97     PRODUCTS COMP/OP AGG        $ 200000
     [ ] CLAIMS MADE [X] OCCUR                                                                  PERSONAL & ADV INJURY       $ 100000
  [ ] OWNERS & CONTRACTORS PRO                                                                  EACH OCCURENCE              $ 100000
  [ ] ____________________________                                                              FIRE DAMAGE (Any one fire)  $ 100000
  [ ]                                                                                           MED EXP (Any one person)    $   1000
------------------------------------------------------------------------------------------------------------------------------------
  AUTOMOBILE LIABILITY                                                                          COMBINED SINGLE LIMIT       $
  [ ]  ART AUTO
  [ ]  ALL OWNED AUTOS                                                                          BODILY INJURY               $
  [ ]  SCHEDULED AUTOS                                                                          (Per person)
  [ ]  HIRED AUTOS                                                                              BODILY INJURY               $
  [ ]  NON-OWNED AUTOS                                                                          (Per accident)
  [ ]  ___________________________
  [ ]                                                                                           PROPERTY DAMAGE             $
------------------------------------------------------------------------------------------------------------------------------------
  GARAGE LIABILITY                                                                              AUTO ONLY - EA ACCIDENT     $
  [ ]  ANY AUTO                                                                                 OTHER THAN AUTO ONLY:
  [ ]  ____________________________                                                                       EACH ACCIDENT     $
  [ ]                                                                                                         AGGREGATE     $
------------------------------------------------------------------------------------------------------------------------------------
  EXCESS LIABILITY                                                                              EACH OCCURENCE              $ 100000
  [X] UMBRELLA FORM                CC8103280                  12/31/96             12/31/97     AGGREGATE                   $ 200000
  [ ] OTHER THAN UMBRELLA FORM
------------------------------------------------------------------------------------------------------------------------------------
  WORKERS COMPENSATION AND                                                                      [ ] STATUTORY LIMITS
  EMPLOYERS' LIABILITY                                                                          EACH ACCIDENT               $
  THE PROPRIETOR/   [ ] INCL.
  PARTNERS/EXECUTIVE                                                                            DISEASE - POLICY LIMIT      $
  OFFICERS ARE      [ ] EXCL.                                                                   DISEASE - EACH EMPLOYEE     $
------------------------------------------------------------------------------------------------------------------------------------
  OTHER


------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                             SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE
                                                             EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO MAIL
UNION BANK, AS AGENT                                         30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEASE
445 SOUTH FIGUEROA STREET                                    BUT FAILURE TO MAIL SUCH NOTICE SHALL RENDER NO OBLIGATION OR LIABILITY
LOS ANGELES, CA 90071-1501                                   OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.

                                                           AUTHORIZED REPRESENTATIVE                                          761723
------------------------------------------------------------------------------------------------------------------------------------

ACORD.                          EVIDENCE OF PROPERTY INSURANCE                                                DATE (MM/DD/YY)
                                                                                                              [ ] 7/10/97
        THIS IS EVIDENCE THAT INSURANCE AS IDENTIFIED BELOW HAS BEEN ISSUED, IS IN FORCE, AND CONVEYS ALL THE RIGHTS AND PRIVILEGES
        UNDER THE POLICY.

------------------------------------------------------------------------------------------------------------------------------------
PRODUCER                                                  COMPANY
          Asn Risk Services of Florida                           ZURICH AMERICAN INS OF ILL
          7860 W. Courtney Campbell Cswy
          Suite 800
          Tampa, FL 33607
                                    813-638-3500
CODE                                 SUB-CODE
------------------------------------------------------------------------------------------------------------------------------------
INSURED  The Travel Channel Acquisition                   LOAN NUMER                   POLICY NUMBER
         Corporation                                                                   CPO8102279
         2590 Cumberland Parkway                          EFFECTIVE DATE (MM/DD/YY)    EXPIRATION DATE (MM/DD/YY)       CONT. INTL
         Suite 600                                            12/31/96                   12/21/97                       TERMINATED
         Atlanta                                                                                                        IF CHECKED
         GA 30330                                         THIS REPLACES PRIOR EVIDENCE DATED:

-----------------------------------------------------------------------------------------------------------------------------------
PROPERTY INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
LOCATION DESCRIPTION           Location: 2690 Cumberland Parkway
                                         Suite 500
                                         Atlanta, GA 30339
------------------------------------------------------------------------------------------------------------------------------------
COVERAGE INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
                                        COVERAGE PER                                   AMOUNT OF INSURANCE         DEDUCTIBLE
------------------------------------------------------------------------------------------------------------------------------------
                               Business Inc. incl. Ex. Exp.
                               Special Causes of Loss                                       10,000,000

                               Buildings & Leasehold
                               Improvements                                                    139,820              5

                               Business Personal
                               Property                                                        498,552              5
------------------------------------------------------------------------------------------------------------------------------------
REMARKS FOR SPECIAL CONDITIONS
------------------------------------------------------------------------------------------------------------------------------------
         Broadcasting Equipment - $5,501,258/Deductible $5,000
         Data Processing Equipment - $489,947/Deductible $5,000



------------------------------------------------------------------------------------------------------------------------------------
CANCELLATION
------------------------------------------------------------------------------------------------------------------------------------
         THE POLICY IS SUBJECT TO THE PREMIUMS, FORMS, AND RULES IN EFFECT FOR EACH POLICY PERIOD. SHOULD THE POLICY BE TERMINATED,
         THE COMPANY WILL GIVE THE ADDITIONAL INTEREST IDENTIFIED BELOW 30 WRITTEN NOTICE, AND WILL SEND NOTIFICATION OF ANY
         CHANGES TO THE POLICY THAT WOULD AFFECT THAT INTEREST, IN ACCORDANCE WITH THE POLICY PROVISIONS OR AS REQUIRED BY LAW.
------------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL REMARKS
------------------------------------------------------------------------------------------------------------------------------------
NAME AND ADDRESS                                                                       NATURE OF INTEREST
                                                                           [X] X MORTGAGE:    [ ] ADDITIONAL INSURED

UNION BANK, AS AGENT
445 SOUTH FIGUEROA STREET                                                  [X] LOSS PAYEE     [ ] (OTHER)__________
LOS ANGELES, CA 90071-1501
                                                                            ----------------------------------------
                                                                            SIGNATURE OF AUTHORIZED AGENT OF COMPANY

                               SCHEDULE 3.16(b)


                            Intellectual Property


See Attached.

Copyrights in all episodes of the following programs:

1.   "Designs on Travel"

2.   "Etc. . . Etc"

3.   "The World Through Celebrities Eyes"

4.   "First Impressions"

5.   "Great Getaway Game"

6.   "Inside Travel"

7.   "The Perfect Trip"

8.   "Sense of Place"

9.   "United States"

10.  "Arthur Frommer's Almanac of Travel"

11.  "Countries of the World"

12.  "On the Agenda"

====================================================================================================================================
Monday, June 09, 1997                                    Client Status Report                                                Page: 1

     Client:  T242     The Travel Channel, Inc.


                                    Case Number    Application     Registration
Trademark Name                      Status         Number/Date     Number/Date     Attorney(s)   Next Action(s)          Due Date(s)
====================================================================================================================================
AMERICAN ROAD TRIPS                 T07626         74/082821       1681684         WSB           Sec. 8 Deadline         31-Mar-1998
                                    Registered     30-Jul-1990     31-Mar-1992     JSP           Renewal Earliest Date   30-Sep-2001
United States of America     Owner: The Travel Channel, Inc.                       WXB           Next Renewal            31-Mar-2002
                           Classes: 041                                                          Grade Period Ends       30-Jun-2002
                             Goods: Entertainment services in the nature of a television program series featuring travel information
                           Remarks: Additionally Attorney(s): THD THD
                                    First Use In Commerce: 11/26/90
                                    Reel/Frame/Date: 1220/0311; 9/21/94
                                    Assign./Owner Change: From Travel Marketing Corporation
                                    Natn-1 Class(es): 107
                                    Service Mark: Supplemental Register
                                    Client: T242 The Travel Channel
                                    Registrant: The Travel Channel, Inc.

------------------------------------------------------------------------------------------------------------------------------------
DESIGNS ON TRAVEL                   T07621         74/082822       1692008         WSB           Sec. 8 Deadline         09-Jun-1998
                                    Registered     30-Jul-1990     09-Jun-1992     JSP           Renewal Earliest Date   09-Dec-2001
United States of America     Owner: The Travel Channel, Inc.                       LJL           Next Renewal            09-Jun-2002
                           Classes: 041                                                          Grace Period Ends       09-Sep-2002
                             Goods: Entertainment services in the nature of a televised program series featuring travel information
                           Remarks: Disclaimer: "travel"
                                    First Use In Commerce: 4/18/90
                                    Reel/Frame/Date: 1220/0311; 9/21/94
                                    Assign./Owner Change: From Travel Marketing Corporation
                                    Service Mark
                                    Client: T242 The Travel Channel
                                    Registrant: The Travel Channel, Inc.

====================================================================================================================================
Monday, June 09, 1997                                    Client Status Report                                                Page: 2

     Client:  T242     The Travel Channel, Inc.


                                    Case Number    Application     Registration
Trademark Name                      Status         Number/Date     Number/Date     Attorney(s)   Next Action(s)          Due Date(s)
====================================================================================================================================
ETC...ETC...                        T07624         74/084643       1651090         WSB           Sec. 8 Deadline         16-Jul-1997
                                    Registered     03-Aug-1990     16-Jul-1991     JSP           Renewal Earliest Date   16-Jan-2001
United States of America     Owner: The Travel Channel, Inc.                       WXB           Next Renewal            16-Jul-2001
                           Classes: 41                                                           Grace Period Ends       16-Oct-2001
                             Goods: Entertainment services in the nature of a television program series concerning travel
                           Remarks: Additionally Attorney(s): THD THD
                                    First Use In Commerce:  4/1/90
                                    Reel/Frame/Date: 1220/0311; 9/21/94
                                    Assign./Owner Change: From Travel Marketing Corporation
                                    Service Mark
                                    Client: T242 The Travel Channel
                                    Registrant: The Travel Channel, Inc.

------------------------------------------------------------------------------------------------------------------------------------
FIRST IMPRESSIONS                   T07627         74/209918       1741812         WSB           Sec. 8/15 Earliest Dt.  22-Dec-1997
                                    Registered     07-Oct-1991     22-Dec-1992     JSP           Sec. 8 Deadline         22-Dec-1998
United States of America     Owner: The Travel Channel, Inc.                       WXB           Renewal Earliest Date   22-Jun-2002
                           Classes: 041                                                          Next Renewal            22-Dec-2002
                             Goods: Entertainment services in the nature of a televised program  Grace Period Ends       22-Mar-2003
                                    series featuring travel information
                           Remarks: Addional Attorney(s): THD THD
                                    First Use In Commerce: 10/1/90
                                    Reel/Frame/Date: 1220/0311; 9/21/94
                                    Assign./Owner Change: From Travel Marketing Corporation
                                    Natn-1 Class(es): 107
                                    Service Mark
                                    Client: T242 The Travel Channel
                                    Registrant: The Travel Channel, Inc.

====================================================================================================================================
Monday, June 09, 1997                                    Client Status Report                                                Page: 3

     Client:  T242     The Travel Channel, Inc.


                                    Case Number    Application     Registration
Trademark Name                      Status         Number/Date     Number/Date     Attorney(s)   Next Action(s)          Due Date(s)
====================================================================================================================================
NAVIGATOR                           T07924         74/727084       1985853         WSB           Sec. 8/15/ Earliest Dt. 09-Jul-2001
                                    Registered     11-Sep-1995     09-Jul-1996     JSP           Sec. 8 Deadline         09-Jul-2002
United States of America     Owner: The Travel Channel, Inc.                       THD           Renewal Earliest Date   09-Jan-2006
                           Classes: 16                                                           Next Renewal            09-Jul-2006
                             Goods: Monthly televison program guide                              Grade Period Ends       09-Oct-2006

                           Remarks:
                                    Client: T242 The Travel Channel
                                    Registrant: The Travel Channel, Inc.

------------------------------------------------------------------------------------------------------------------------------------
THE PERFECT TRIP                    T07625         73/832207       1669767         WSB           Sec. 8 Deadline         24-Dec-1997
                                    Registered     18-Oct-1989     24-Dec-1991     JSP           Renewal Earliest Date   24-Jun-2001
United States of America     Owner: The Travel Channel, Inc.                       THD           Next Renewal            24-Dec-2001
                           Classes: 041                                                          Grace Period Ends       24-Mar-2002
                             Goods: Entertainment services in the nature of a televised program series featuring travel information
                           Remarks: Additional Attorney(s) LJL LJL
                                    First Use In Commerce: 3/19/87
                                    Reel/Frame/Date: 1220/0311; 9/21/94
                                    Assign./Owner Change: From Travel Marketing Corporation
                                    Natn-1 Class(es): 107
                                    Service Mark
                                    Client: T242 The Travel Channel
                                    Registrant: The Travel Channel, Inc.

====================================================================================================================================
Monday, June 09, 1997                                    Client Status Report                                                Page: 4

     Client:  T242     The Travel Channel, Inc.


                                    Case Number    Application     Registration
Trademark Name                      Status         Number/Date     Number/Date     Attorney(s)   Next Action(s)          Due Date(s)
====================================================================================================================================
THE TRAVEL CHANNEL                  T07815         74/688681       1982443         WSB           Sec. 8/15 Earliest Dt.  25-Jun-2001
                                    Registered     14-Jun-1995     25-Jun-1996     JSP           Sec. 8 Deadline         25-Jun-2002
United States of America     Owner: The Travel Channel, Inc.                       WXB           Renewal Earliest Date   25-Dec-2005
                           Classes: 038 & 041                                                    Next Renewal            25-Jun-2006
                             Goods: Cable televison broadcasting services (C1.38); producing     Grace Period Ends       25-Sep-2006
                                    television programs (C1.41)
                           Remarks: Disclaimer: "channel"
                                    First Use In Commerce: 10/13/86

                                    Client: T242 The Travel Channel
                                    Registrant: The Travel Channel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
THE TRAVEL CHANNEL                  T07622         73/308959       1205086         WSB           Renewal Earliest Date   10-Feb-2002
                                    Registered     06-May-1981     10-Aug-1982     JSP           Next Renewal            10-Aug-2002
United States of America     Owner: The Travel Channel, Inc.                       WXB           Grace Period Ends       10-Nov-2002
                           Classes: 038
                             Goods: Broadasting services to cable television systems by the way of satellite
                           Remarks: Disclaimer: "channel"
                                    First Use In Commerce: 4/1/81
                                    Reel/Frame/Date: 1220/0311; 9/21/94
                                    Assign./Owner Change: From Travel Marketing Corporation
                                    Service Mark; Supplemental Register
                                    Client: T242 The Travel Channel, Inc.
                                    Registrant: The Travel Channel, Inc.

====================================================================================================================================
Monday, June 09, 1997                                    Client Status Report                                                Page: 5

     Client:  T242     The Travel Channel, Inc.


                                    Case Number    Application     Registration
Trademark Name                      Status         Number/Date     Number/Date     Attorney(s)   Next Action(s)          Due Date(s)
====================================================================================================================================
THE TRAVEL CHANNEL AND DESIGN       T07814         74/688684       1980990         JSP          Sec. 8/15 Earliest Dt.   18-Jun-2001
                                    Registered     14-Jun-1995     18-Jun-1996     JSP          Sec. 8 Deadline          18-Jun-2002
United States of America     Owner: The Travel Channel, Inc.                       THD          Renewal Earliest Date    18-Dec-2005
                           Classes: 038 & 041                                                   Next Renewal             18-Jun-2006
                             Goods: Cable television broadcasting services (C1.38); producing   Grade Period Ends        18-Sep-2006
                                    televison programs (C1.41)
                           Remarks: Disclaimer: "channel"
                                    First Use In Commerce: 5/1/93

                                    Client: T242 The Travel Channel
                                    Registrant: The Travel Channel, Inc.

------------------------------------------------------------------------------------------------------------------------------------
THE TRAVEL CHANNEL AND DESIGN       081990         73/684289       1522924         WSB           Renewal Earliest Date   31-Jul-2008
                                    Registered     14-Sep-1987     31-Jan-1989     JSP           Next Renewal            31-Jan-2009
                                                                                   WXB           Grace Period Ends       30-Apr-2009
United States of America     Owner: The Travel Channel, Inc.
                           Classes: 38, 39, 41 & 42
                             Goods: Cable television/broadcasting (C1.38); travel agency services (C1.39); producing tv progams..(C1.41);tv
                                    shopping services (C1.42)
                           Remarks: Reel/Frame/Date: 1220/0311;9/21/94
                                    Assign./Owner Change: From Travel Marketing Corporation

====================================================================================================================================
Monday, June 09, 1997                                    Client Status Report                                                Page: 6

     Client:  T242     The Travel Channel, Inc.


                                    Case Number    Application     Registration
Trademark Name                      Status         Number/Date     Number/Date     Attorney(s)   Next Action(s)          Due Date(s)
====================================================================================================================================
ULTIMATE WORLD TOUR                 T07995         74/578712       1918300         WSB           Sec. 8/15 Earliest Dt.  12-Sep-2000
                                    Registered     26-Sep-1994     12-Sep-1995     JSP           Sec. 8 Deadline         12-Sep-2001
United States of America     Owner: The Travel Channel, Inc.                                     Renewal Earliest Date   12-Mar-2005
                           Classes: 35                                                           Next Renewal            12-Sep-2005
                             Goods: Promoting the sale of goods and services of others by        Grace Period Ends       12-Dec-2005
                                    conducting an incentive program
                           Remarks: First Use In Commerce: 9/1/94
                                    Natn-1 Class(es): 100,101,102

                                    Client: T242 The Travel Channel
                                    Registrant: The Travel Channel

                               SCHEDULE 3.18(b)

                              UCC Filing Offices


a.  File in the following:

        Georgia-Secretary of State and DeKalb County


b.  Precautionary Statement-Should file in the following:

        Virginia-Secretary of State and City of Norfolk
        Florida-Secretary of State

                                                                     EXHIBIT A-1
                                                                   TO THE CREDIT
                                                                       AGREEMENT



                          FORM OF REVOLVING CREDIT NOTE



$________                                                     New York, New York
                                                                   July __, 1997


         FOR VALUE RECEIVED, the undersigned, TRAVEL CHANNEL ACQUISITION CORPORATION, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of [LENDER'S NAME] (the "Lender") at the office of Union Bank of California, N.A., located at _____________, in lawful money of the United States of America and in immediately available funds, on the Termination Date the principal amount of (a) _____________ DOLLARS ($_______), or, if less,
(b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to subsection 2.2 of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsections 2.7 and 2.9 of such Credit Agreement.

         The holder of this Revolving Credit Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Revolving Credit Loan.

         This Revolving Credit Note (a) is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of July __, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto and Union Bank of California, N.A., as agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Revolving Credit Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Revolving Credit Note in respect thereof.

         Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

         All parties now and hereafter liable with respect to this Revolving Credit Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                    TRAVEL CHANNEL ACQUISITION
                                     CORPORATION



                                    By:
                                       ---------------------------------

                                    Name:
                                         -------------------------------

                                    Title:
                                          ------------------------------

                                                                      Schedule A
                                                        to Revolving Credit Note


              LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS


------------------------------------------------------------------------------------------------------------------------------------

                                    Amount        Amount of Principal   Amount of Base Rate    Unpaid Principal
         Amount of Base Rate     Converted to      of Base Rate Loans    Loans Converted to     Balance of Base     Notation Made
 Date           Loans           Base Rate Loans          Repaid           Eurodollar Loans        Rate Loans             By

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


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

                                                                      Schedule B
                                                        to Revolving Credit Note


      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS



------------------------------------------------------------------------------------------------------------------------------------

                           Amount       Interest Period         Amount of           Amount of
           Amount of    Converted to     and Eurodollar       Principal of      Eurodollar Loans    Unpaid Principal
          Eurodollar     Eurodollar        Rate with        Eurodollar Loans      Converted to         Balance of         Notation
 Date        Loans         Loans        Respect Thereto          Repaid          Base Rate Loans    Eurodollar Loans      Made By

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


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

                                                              EXHIBIT A-2 TO THE
                                                                CREDIT AGREEMENT


                                FORM OF TERM NOTE



$_________                                                    New York, New York
                                                                   July __, 1997


         FOR VALUE RECEIVED, the undersigned, TRAVEL CHANNEL ACQUISITION
CORPORATION, a [    ] corporation (the "Borrower"), hereby unconditionally
promises to pay to the order of [LENDER'S NAME] (the "Lender") at the office of Union Bank of California, N.A., located at _______________________________, in lawful money of the United States of America and in immediately available funds on the Termination Date, the principal amount of (a) __________ DOLLARS ($_______ ), or, if less, (b) the unpaid principal amount of all Term Loans made by the Lender pursuant to subsection 2.1 of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsections 2.7 and 2.9 of such Credit Agreement.

         The holder of this Term Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Term Loan and the date and amount of each payment or prepayment of principal thereof, each conversion of all or a portion thereof to another Type, each continuation thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Term Loan.

         This Term Note (a) is one of the Term Notes referred to in the Credit Agreement dated as of July __, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto and Union Bank of California, N.A., as agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Term
Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Term Note in respect thereof.

         Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

         All parties now and hereafter liable with respect to this Term Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW
YORK.

                                    TRAVEL CHANNEL ACQUISITION
                                     CORPORATION


                                    By:
                                       -----------------------------------------

                                    Name:
                                         ---------------------------------------

                                    Title:
                                          --------------------------------------

                                                                      Schedule A
                                                                    to Term Note


              LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS


------------------------------------------------------------------------------------------------------------------------------------

                                    Amount        Amount of Principal   Amount of Base Rate    Unpaid Principal
         Amount of Base Rate     Converted to      of Base Rate Loans    Loans Converted to     Balance of Base     Notation Made
 Date           Loans           Base Rate Loans          Repaid           Eurodollar Loans        Rate Loans             By

------------------------------------------------------------------------------------------------------------------------------------


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

                                                                      Schedule B
                                                                    to Term Note


      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS



------------------------------------------------------------------------------------------------------------------------------------

                           Amount       Interest Period         Amount of           Amount of
           Amount of    Converted to     and Eurodollar       Principal of      Eurodollar Loans    Unpaid Principal
          Eurodollar     Eurodollar        Rate with        Eurodollar Loans      Converted to         Balance of         Notation
 Date        Loans         Loans        Respect Thereto          Repaid          Base Rate Loans    Eurodollar Loans      Made By

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


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

                                                                     EXHIBIT B-1
                                                                          TO THE
                                                                CREDIT AGREEMENT


                         FORM OF PAXSON PLEDGE AGREEMENT


                  PAXSON PLEDGE AGREEMENT, dated as of July __, 1997, made by Lowell W. Paxson, an individual residing on the date hereof at 780 South Ocean Boulevard, Palm Beach, Florida 33480, and Second Crystal Diamond Limited Partnership, a Nevada limited Partnership (the "Pledgors"), in favor of Union Bank of California, N.A., as Agent (in such capacity, the "Agent") for the Lenders parties to the Credit Agreement, dated as of July __, 1997, (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Travel Channel Acquisition Corporation (the "Borrower"), the Agent and such Lenders.


                              W I T N E S S E T H:


         WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein;

         WHEREAS, the Pledgors are the legal and beneficial owners of the shares of Pledged Stock (as hereinafter defined) issued by the Issuer (as hereinafter defined); and

         WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Pledgors shall have executed and delivered this Pledge Agreement to the Agent for the ratable benefit of the Lenders.

                  NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans under the Credit Agreement, the Pledgors hereby agree with the Agent, for the ratable benefit of the Lenders, as follows:

         1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         (b)  The following terms shall have the following meanings:

         "Agreement": this Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

         "Code": the Uniform Commercial Code from time to time in effect in the State of New York.

         "Collateral":  the Pledged Stock and all Proceeds.

         "Collateral Account": any account established to hold money Proceeds, maintained under the sole dominion and control of the Agent, subject to withdrawal by the Agent for the account of the Lenders only as provided in subsection 8(a).

         "Issuer": the company identified on Schedule 1 attached hereto as the issuer of the Pledged Stock.

         "Pledged Stock": the shares of capital stock listed on Schedule 1 hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by the Issuer to the Pledgors in respect of the Pledged Stock while this Agreement is in effect.

         "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

         "Secured Obligations": the collective reference to (a) the Obligations and (b) all obligations and liabilities of the Pledgors which may arise under or in connection with this Agreement or any other Loan Document to which the Pledgors are a party, whether on account of reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by the Pledgors pursuant to the terms of this Agreement or any other Loan Document to which the Pledgors are a party).

         "Securities Act":  the Securities Act of 1933, as amended.

         "Stockholders' Agreement": the Amended and Restated Stockholders' Agreement of the Borrower dated as of December 22, 1994, as the same may be amended, supplemented or otherwise modified from time to time.

         (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2. Pledge; Grant of Security Interest. The Pledgors hereby deliver to the Agent, for the ratable benefit of the Lenders, all the Pledged Stock and hereby grant to Agent, for the ratable benefit of the Lenders, a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

         3. Stock Powers. (a) Concurrently with the delivery to the Agent of each certificate representing one or more shares of Pledged Stock to the Agent, the Pledgors shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgors with, if the Agent so requests, signature guaranteed.

         (b) The Pledgors shall deliver to the Agent an Acknowledgement and Consent, substantially in the form of Exhibit A to this Agreement, duly executed by the Issuer of such Pledged Stock.

         4. Representations and Warranties. The Pledgors represent and warrant that:

         (a) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

         (b) The Pledgors are the record and beneficial owners of, and have good and marketable title to, the Pledged Stock, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and the terms and conditions of the Stockholders' Agreement; provided that after consideration of the Stockholders' Agreement, this Agreement and the laws of the State of New York contain adequate remedial provisions for the practical realization of the rights and benefits purported to be afforded thereby.

         (c) Upon delivery to the Agent of the stock certificates evidencing the Pledged Stock, the security interest created pursuant to this Agreement will constitute a valid, perfected first priority security interest in the Collateral, enforceable in accordance with its terms against all creditors of the Pledgors and any Persons purporting to purchase any Collateral from the Pledgors, except in each case as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (d) The Pledgors have obtained from the Issuer and have delivered to the Agent an Acknowledgement and Consent, substantially in the form attached hereto as Exhibit A, executed by the Issuer.

         5. Covenants. The Pledgors covenant and agree with the Agent and the Lenders that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

         (a) If the Pledgors shall, as a result of their ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgors shall accept the same as the agent of the Agent and the Lenders, hold the same in trust for the Agent and the Lenders and deliver the same forthwith to the Agent in the exact form received, duly indorsed by the Pledgors to the Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgors and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of the Issuer shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgors, the Pledgors shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Lenders, segregated from other funds of the Pledgors, as additional collateral security for the Obligations.

         (b) Without the prior written consent of the Agent (or except as (i) expressly permitted under the terms of the PCC Credit Agreement or (ii) provided under the Stockholders' Agreement), the Pledgors will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement or (iii) enter into any agreement or undertaking restricting the right or ability of the Pledgors or the Agent to sell, assign or transfer any of the Collateral.

         (c) The Pledgors shall maintain the security interest created by this Agreement as a first, perfected security interest and shall defend such security interest against claims and demands of all Persons other than the Agent. At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Pledgors, the Pledgors will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Agent, duly endorsed if necessary in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement.

         (d) The Pledgors shall pay, and save the Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes and any and all recording and filing fees which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

         (e) The Pledgors will not take or omit to take any action, the taking or the omission of which would result in an alteration or impairment of the Collateral or the security of this Agreement, except as otherwise expressly permitted under the terms of the Credit Agreement.

         (f) The Pledgors will not enter into any agreement amending or supplementing the Collateral, except as otherwise expressly permitted under the terms of the Credit Agreement.

         (g) The Pledgors will not waive or release any obligation of any party to the Collateral, except as otherwise expressly permitted under the terms of the Credit Agreement.

         (h) Unless directed otherwise by the Agent, the Pledgors will exercise promptly and diligently each and every material right which it may have under the Collateral (except the right to release or cancel).

         (i) The Pledgors will not take or omit to take any action or suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Collateral.

         (j) Upon the occurrence and continuance of an Event of Default, the Pledgors will give the Agent copies of all material notices (including notices of default) given or received with respect to the Collateral, promptly after giving or receiving such notices.

         6. Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the Pledgors of the Agent's intent to exercise its corresponding rights pursuant to Section 7 below, the Pledgors shall be permitted to receive all cash dividends paid in the normal course of business of the Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Notes, this Agreement or any other Loan Document.

         7. Rights of the Lenders and the Agent. (a) All money Proceeds received by the Agent hereunder shall be held by the Agent for the benefit of the Lenders in a Collateral Account. All Proceeds while held by the Agent in a Collateral Account (or by the Pledgors in trust for the Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection 8(a).

         (b) If an Event of Default shall occur and be continuing and the Agent shall give notice of its intent to exercise such rights to the Pledgors, (i) the Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as the Agent may determine, and (ii) all shares of the Pledged Stock shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of the Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Issuer, or upon the exercise by the Pledgors or the Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to the Pledgors to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

         8. Remedies. (a) If an Event of Default shall have occurred and be continuing, at any time at the Agent's election, the Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Agent may elect.

         (b) If an Event of Default shall have occurred and be continuing, the Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgors or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgors, which right or equity is hereby waived or released. The Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Agent, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to the Pledgors. To the extent permitted by applicable law, the Pledgors waive all claims, damages and demands they may acquire against the Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgors shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agent or any Lender to collect such deficiency.

         (c) The Pledgors waive and agree not to assert any rights or privileges which they may acquire solely under Section 9-112 of the Code. The Pledgors shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Agent or any Lender to collect such deficiency.

         9. Registration Rights; Private Sales. (a) The Pledgors agree to cause the Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

         (b) The Pledgors recognize that the Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgors acknowledge and agree that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer would agree to do so.

         (c) The Pledgors further agree to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgors further agree that a breach of any of the covenants contained in this Section will cause irreparable injury to the Agent and the Lenders, that the Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgors, and the Pledgors hereby waive and agree not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

         10. Irrevocable Authorization and Instruction to Issuer. The Pledgors hereby authorize and instruct the Issuer to comply with any instruction received by it from the Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgors, and the Pledgors agree that the Issuer shall be fully protected in so complying.

         11. Agent's Appointment as Attorney-in-Fact. (a) The Pledgors hereby irrevocably constitute and appoint the Agent and any officer or agent of the Agent, with full power of substitution, as their true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgors and in the name of the Pledgors or in the Agent's own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

         (b) The Pledgors hereby ratify all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in subsection 11(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

         12. Duty of Agent. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account, except that the Agent shall have no obligation to invest funds held in any Collateral Account and may hold the same as demand deposits. Neither the Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgors or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

         13. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, the Pledgors authorize the Agent to file financing statements with respect to the Collateral without the signature of the Pledgors in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

         14. Authority of Agent. The Pledgors acknowledge that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Pledgors, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither the Pledgors nor the Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

         15. Notices. All notices, requests and demands to or upon the Agent or the Pledgors to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (i) when delivered by hand or (ii) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (iii) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed to the Agent or the Pledgors at their address or transmission number for notices provided on the signature page hereto. The Agent and the Pledgors may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

         16. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         17. Return of Documents; Cooperation. When this Agreement is terminated and the security interests created hereby are released, the Agent shall (i) execute and deliver to the Pledgors such documents of assignment as are reasonably necessary to terminate the Agent's security interest in the Collateral and (ii) return to the Pledgors the documents delivered to the Agent as provided in Section 3. If any part of the Collateral is released in connection with any disposition thereof expressly permitted under the terms of the Credit Agreement, and the corresponding security interests created hereby are released, the Agent shall take the actions under clauses (i) and (ii) as appropriate, with respect to such release.

         18. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgors and the Agent, provided that any provision of this Agreement may be waived by the Agent and the Lenders in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent.

         (b) Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to subsection 18(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion.

         (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         19. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         20. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Pledgors and shall inure to the benefit of the Agent and the Lenders and their successors and assigns.

         21. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         22. Guarantee. (a) Subject to the provisions of paragraph 2 below, the Pledgors hereby unconditionally and irrevocably guarantee to the Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

         (b) The Pledgors shall have no personal liability for payment of the Obligations, and in any action or suit to collect the Obligations the Agent and the Lenders, for themselves and their respective successors, indorsees, transferees and assigns, agree that under no circumstances shall any of them seek, nor shall the Pledgors be subject to, any in personam judgment against the Pledgors or any judgment for a deficiency but shall look solely to the security interests hereunder and the collateral described herein for payment of the Obligations. Nothing contained in this Section shall be construed to impair the validity of the Obligations or this Agreement or, except as expressly set forth above, affect or impair in any way the right of the Agent and the Lenders to exercise their rights and remedies under the Credit Agreement, the Notes and any other Loan Documents in accordance with their terms.

         23. Regulatory Approval. (a) Notwithstanding anything herein to the contrary, to the extent this Agreement or any other Loan Document purports to require any Loan Party to grant to the Agent, on behalf of Lenders, a security interest in the FCC Licenses of any Loan Party now owned or hereafter acquired, as the case may be, the Agent, on behalf of Lenders, shall only have a security interest in such FCC Licenses at such times and to the extent that a security interest in such licenses is permitted under applicable law. Notwithstanding anything to the contrary set forth herein, the Agent, on behalf of Lenders, agrees that to the extent prior FCC approval is required pursuant to the Communications Act for (a) the operation and effectiveness of any grant, right or remedy hereunder or under the Security Agreements or (b) taking any action that may be taken by the Agent hereunder or under the Security Agreements, such grant, right, remedy or actions will be subject to such prior FCC approval having been obtained by or in favor of the Agent, on behalf of Lenders. The Borrower agrees that, upon an Event of Default and at the Agent's request, the Borrower will, and will cause its Subsidiaries to, immediately file, or cause to be filed, such applications for approval and shall take all other and further actions reasonably required by the Agent, on behalf of Lenders, to obtain such FCC approvals or consents as are necessary to transfer ownership and control to the Agent, on behalf of Lenders, or their successors, assigns or designees of the FCC Licenses held by the Borrower, its License Subsidiaries or any of its other Subsidiaries. To enforce the provisions of this subsection, the Agent is empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the FCC an involuntary transfer of control of any such FCC License for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. The Borrower hereby agrees to authorize, and to cause each of its Subsidiaries to authorize, such an involuntary transfer of control upon the request of the receiver so appointed, and, if the Borrower shall refuse to authorize or cause any of its Subsidiaries to so authorize the transfer, its approval may be required by the court. Upon the occurrence and continuance of an Event of Default, and at the request of the Agent, the Borrower shall further use its best efforts to assist in obtaining approval of the FCC, if required, for any action or transactions contemplated by this Agreement or the other Loan Documents, including, without limitation, the preparation, execution and filing with the FCC of the assignor's or transferor's portion of any application or applications for consent to the assignment of any FCC License or transfer of control necessary or appropriate under the FCC's rules and regulations for approval of the transfer or assignment of any portion of the Collateral, together with any FCC License or other authorization.

         (b) The Borrower acknowledges that the assignment or transfer of such FCC Licenses is integral to the Lenders' realization of the value of the Collateral, that there is no adequate remedy at law for failure by the Borrower to comply with the provisions of this Section 24 and that such failure would not be adequately compensable in damages, and therefore agrees that the agreements contained in this Section 24 may be specifically enforced.

         (c) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, neither the Agent nor any Lender shall, without first obtaining the approval of the FCC, take any action pursuant to this Agreement or any other Loan Document which would constitute or result in any assignment of an FCC License or any change of control of the Borrower or any of its Subsidiaries if such assignment or change in control would require, under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC.

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.




                                    By:
                                        -----------------------------------
                                         Lowell W. Paxson


                                    Address for Notices:
                                    601 Clearwater Park Road
                                    West Palm Beach, FL  33401

                                    Fax:  (561) 659-4252

                                    SECOND CRYSTAL DIAMOND
                                    LIMITED PARTNERSHIP

                                    By:  PAXSON ENTERPRISES, INC.,
                                           a Nevada corporation, as managing
                                           general partner

                                           By:
                                               -----------------------------
                                                   Lowell W. Paxson,
                                                   President


                                    Address for Notices:
                                    601 Clearwater Park Road
                                    West Palm Beach, FL  33401

                                    Fax:  (561) 659-4252

                           ACKNOWLEDGEMENT AND CONSENT


         The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement dated July 11, 1997 made by Lowell W. Paxson and Second Crystal Diamond Limited Partnership for the benefit of Union Bank of California, N.A., as Agent (the "Pledge Agreement"). The undersigned agrees for the benefit of the Agent and the Lenders as follows:

         1. The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

         2. The undersigned will notify the Agent promptly in writing of the occurrence of any of the events described in subsection 5(a) of the Pledge Agreement.

         3. The terms of subsection 9(c) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Section 9 of the Pledge Agreement.

                                    PAXSON COMMUNICATIONS CORPORATION

                                    By:
                                        -----------------------------


                                    Address for Notices:

                                    601 Clearwater Park Road
                                    West Palm Beach, FL  33401

                                    Fax: (561) 659-4252

                                                                      SCHEDULE 1
                                                                       TO PAXSON
                                                                PLEDGE AGREEMENT




                          DESCRIPTION OF PLEDGED STOCK



                                                                             Stock Certificate
                   Issuer                         Class of Stock*                   No.                  No. of Shares
-----------------------------------------      --------------------     ------------------------     --------------------

            Paxson Communications                      Common                      0733                       207,624
                 Corporation


            Paxson Communications                      Common                     PCC1097                   2,000,000
                 Corporation


            Paxson Communications                      Common                     PCC1100                   1,000,000
                 Corporation


            Paxson Communications                      Common                                                 472,376(1)
                 Corporation




--------

(1) Additional pledge of 472,376 shares to be consummated post-closing. The Agent may complete the missing information regarding "Stock Certificate No." after such additional pledge takes place.

------------------------------------

                                                                     EXHIBIT B-2
                                                                          TO THE
                                                                CREDIT AGREEMENT


                          FORM OF PCUH PLEDGE AGREEMENT


                  PCUH PLEDGE AGREEMENT, dated as of July __, 1997, made by Paxson Communications Unrestricted Holdings, Inc., a Delaware corporation (the "Pledgor"), in favor of Union Bank of California, N.A., as Agent (in such capacity, the "Agent") for the Lenders parties to the Credit Agreement, dated as of July __, 1997, (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Travel Channel Acquisition Corporation (the "Borrower"), the Agent and such Lenders.


                              W I T N E S S E T H:


         WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein;

         WHEREAS, the Pledgor is the legal and beneficial owner of the shares of Pledged Stock (as hereinafter defined) issued by the Issuers (as hereinafter defined); and

         WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Pledgor shall have executed and delivered this Pledge Agreement to the Agent for the ratable benefit of the Lenders.

                  NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans under the Credit Agreement, the Pledgor hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:

         1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         (b)  The following terms shall have the following meanings:

         "Agreement": this Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

         "Code": the Uniform Commercial Code from time to time in effect in the State of New York.

         "Collateral":  the Pledged Stock and all Proceeds.


------------------------------------

         "Collateral Account": any account established to hold money Proceeds, maintained under the sole dominion and control of the Agent, subject to withdrawal by the Agent for the account of the Lenders only as provided in subsection 8(a).

         "Issuers": the collective reference to the companies identified on
Schedule 1 attached hereto as the issuers of the Pledged Stock; individually, each an "Issuer."

         "Pledged Stock": the shares of capital stock listed on Schedule 1 hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by any Issuer to the Pledgor in respect of the Pledged Stock while this Agreement is in effect.

         "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

         "Secured Obligations": the collective reference to (a) the Obligations and (b) all obligations and liabilities of the Pledgor which may arise under or in connection with this Agreement or any other Loan Document to which the Pledgor is a party, whether on account of reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by the Pledgor pursuant to the terms of this Agreement or any other Loan Document to which the Pledgor is a party).

         "Securities Act":  the Securities Act of 1933, as amended.

         (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2. Pledge; Grant of Security Interest. The Pledgor hereby delivers to the Agent, for the ratable benefit of the Lenders, all the Pledged Stock and hereby grants to Agent, for the ratable benefit of the Lenders, a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

         3. Stock Powers. (a) Concurrently with the delivery to the Agent of each certificate representing one or more shares of Pledged Stock to the Agent, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgor with, if the Agent so requests, signature guaranteed.

------------------------------------

         (b) The Pledgor shall deliver to the Agent an Acknowledgement and Consent, substantially in the form of Exhibit A to this Agreement, duly executed by the Issuer of such Pledged Stock.

         4. Representations and Warranties. The Pledgor represents and warrants that:

         (a) The shares of Pledged Stock constitute all the issued and outstanding shares of all classes of the capital stock of each Issuer.

         (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

         (c) The Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

         (d) Upon delivery to the Agent of the stock certificates evidencing the Pledged Stock, the security interest created pursuant to this Agreement will constitute a valid, perfected first priority security interest in the Collateral, enforceable in accordance with its terms against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor, except in each case as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (e) The Pledgor has obtained from each Issuer and has delivered to the Agent an Acknowledgement and Consent, substantially in the form attached hereto as Exhibit A, executed by each such Issuer.

         (f)  The Pledgor is 100% owned by PCC.

         5. Covenants. The Pledgor covenants and agrees with the Agent and the Lenders that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

         (a) If the Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Agent and the Lenders, hold the same in trust for the Agent and the Lenders and deliver the same forthwith to the Agent in the exact form received, duly indorsed by the Pledgor to the Agent, if required, together with an

------------------------------------
undated stock power covering such certificate duly executed in blank by the Pledgor and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Lenders, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

         (b) Without the prior written consent of the Agent (or except as expressly permitted under the terms of the Credit Agreement) , the Pledgor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Agent to sell, assign or transfer any of the Collateral.

         (c) The Pledgor shall maintain the security interest created by this Agreement as a first, perfected security interest and shall defend such security interest against claims and demands of all Persons other than the Agent. At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Agent, duly endorsed if necessary in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement.

         (d) The Pledgor shall pay, and save the Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes and any and all recording and filing fees which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.


------------------------------------

         (e) The Pledgor will not take or omit to take any action, the taking or the omission of which would result in an alteration or impairment of the Collateral or the security of this Agreement, except as otherwise expressly permitted under the terms of the Credit Agreement.

         (f) The Pledgor will not enter into any agreement amending or supplementing the Collateral, except as otherwise expressly permitted under the terms of the Credit Agreement.

         (g) The Pledgor will not waive or release any obligation of any party to the Collateral, except as otherwise expressly permitted under the terms of the Credit Agreement.

         (h) Unless directed otherwise by the Agent, the Pledgor will exercise promptly and diligently each and every material right which it may have under the Collateral (except the right to release or cancel).

         (i) The Pledgor will not take or omit to take any action or suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Collateral.

         (j) Upon the occurrence and continuance of an Event of Default, the Pledgor will give the Agent copies of all material notices (including notices of default) given or received with respect to the Collateral, promptly after giving or receiving such notices.

         6. Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the Pledgor of the Agent's intent to exercise its corresponding rights pursuant to Section 7 below, the Pledgor shall be permitted to receive all cash dividends paid in the normal course of business of the Issuers and consistent with past practice, to the extent permitted in the Credit Agreement, in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Notes, this Agreement or any other Loan Document.

         7. Rights of the Lenders and the Agent. (a) All money Proceeds received by the Agent hereunder shall be held by the Agent for the benefit of the Lenders in a Collateral Account. All Proceeds while held by the Agent in a Collateral Account (or by the Pledgor in trust for the Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection 8(a).

         (b) If an Event of Default shall occur and be continuing and the Agent shall give notice of its intent to exercise such rights to the Pledgor, (i) the Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as the Agent may determine, and (ii) all shares of the

------------------------------------

Pledged Stock shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of any Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the Pledgor or the Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

         8. Remedies. (a) If an Event of Default shall have occurred and be continuing, at any time at the Agent's election, the Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Agent may elect.

         (b) If an Event of Default shall have occurred and be continuing, the Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Agent, to the

------------------------------------
payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation,
Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agent or any Lender to collect such deficiency.

         (c) The Pledgor waives and agrees not to assert any rights or privileges which it may acquire solely under Section 9-112 of the Code. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Agent or any Lender to collect such deficiency.

         9. Registration Rights; Private Sales. (a) If the Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to
Section 8(b) hereof, and if in the opinion of the Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Pledgor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act,
(ii) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

         (b) The Pledgor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that

------------------------------------
any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

         (c) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Agent and the Lenders, that the Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

         10. Irrevocable Authorization and Instruction to Issuer. The Pledgor hereby authorizes and instructs each Issuer to comply with any instruction received by it from the Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that each Issuer shall be fully protected in so complying.

         11. Agent's Appointment as Attorney-in-Fact. (a) The Pledgor hereby irrevocably constitutes and appoints the Agent and any officer or agent of the Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in the Agent's own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

         (b) The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in subsection 11(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

         12. Duty of Agent. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar

------------------------------------
securities and property for its own account, except that the Agent shall have no obligation to invest funds held in any Collateral Account and may hold the same as demand deposits. Neither the Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

         13. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, the Pledgor authorizes the Agent to file financing statements with respect to the Collateral without the signature of the Pledgor in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

         14. Authority of Agent. The Pledgor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Pledgor, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither the Pledgor nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

         15. Notices. All notices, requests and demands to or upon the Agent or the Pledgor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (i) when delivered by hand or (ii) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (iii) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed to the Agent or the Pledgor at its address or transmission number for notices provided on the signature page hereto. The Agent and the Pledgor may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

         16. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         17. Return of Documents; Cooperation. (a) When this Agreement is terminated and the security interests created hereby are released, the Agent shall (i) execute and deliver to the

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

Pledgor such documents of assignment as are reasonably necessary to terminate the Agent's security interest in the Collateral and (ii) return to the Pledgor the documents delivered to the Agent as provided in Section 3. If any part of the Collateral is released in connection with any disposition thereof expressly permitted under the terms of the Credit Agreement, and the corresponding security interests created hereby are released, the Agent shall take the actions under clauses (i) and (ii) as appropriate, with respect to such release.

         18. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Agent, provided that any provision of this Agreement may be waived by the Agent and the Lenders in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent.

         (b) Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to subsection 18(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion.

         (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         19. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         20. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Agent and the Lenders and their successors and assigns.

         21. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         22. Guarantee. (a) Subject to the provisions of paragraph 2 below, the Pledgor hereby unconditionally and irrevocably guarantees to the Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

------------------------------------

         (b) The Pledgor shall have no personal liability for payment of the Obligations, and in any action or suit to collect the Obligations the Agent and the Lenders shall not seek any in personam judgment against the Pledgor or any judgment for a deficiency but shall look solely to the security interests hereunder and the collateral described herein for payment of the Obligations. Nothing contained in this Section shall be construed to impair the validity of the Obligations or this Agreement or affect or impair in any way the right of the Agent and the Lenders to exercise their rights and remedies under the Credit Agreement, the Notes and any other Loan Documents in accordance with their terms.

------------------------------------

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                    PAXSON COMMUNICATIONS
                                    UNRESTRICTED HOLDINGS, INC.



                                    By:
                                       --------------------------------------



                                    Address for Notices:

                                    601 Clearwater Park Road
                                    West Palm Beach, FL  33401

                                    Fax: (561) 659-4252







------------------------------------

                           ACKNOWLEDGEMENT AND CONSENT


         The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement dated July 11, 1997 made by Paxson Communications Unrestricted Holdings, Inc. for the benefit of Union Bank of California, N.A., as Agent (the "Pledge Agreement"). The undersigned agrees for the benefit of the Agent and the Lenders as follows:

         1. The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

         2. The undersigned will notify the Agent promptly in writing of the occurrence of any of the events described in subsection 5(a) of the Pledge Agreement.

         3. The terms of subsection 9(c) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Section 9 of the Pledge Agreement.

                                    TRAVEL CHANNEL ACQUISITION CORPORATION

                                    By:
                                        ----------------------------------


                                    Address for Notices:

                                    601 Clearwater Park Road
                                    West Palm Beach, FL  33401

                                    Fax: (561) 659-4252





------------------------------------

                                                                      SCHEDULE 1
                                                                         TO PCUH
                                                                PLEDGE AGREEMENT








                          DESCRIPTION OF PLEDGED STOCK



                                                                      Stock Certificate
                   Issuer                      Class of Stock*               No.             No. of Shares
-----------------------------------------      ---------------        ------------------     -------------

               Travel Channel                    Common ($.01                     2               1,000
           Acquisition Corporation                par value)




------------------------------------

         *Stock is assumed to be common stock unless otherwise indicated.

                                                                     EXHIBIT B-3
                                                                          TO THE
                                                                CREDIT AGREEMENT


                       FORM OF BORROWER PLEDGE AGREEMENT


                 BORROWER PLEDGE AGREEMENT, dated as of July __, 1997, made by Travel Channel Acquisition Corporation, a Delaware corporation (the "Borrower"), in favor of Union Bank of California, N.A., as Agent (in such capacity, the "Agent") for the Lenders parties to the Credit Agreement, dated as of July 11, 1997, (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Agent and such Lenders.


                              W I T N E S S E T H:


         WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein;

         WHEREAS, the Borrower is the legal and beneficial owner of the shares of Pledged Stock (as hereinafter defined) issued by the Issuers (as hereinafter defined) and the payee of the Pledged Notes (as hereinafter defined); and

         WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Borrower shall have executed and delivered this Pledge Agreement to the Agent for the ratable benefit of the Lenders.

                 NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans under the Credit Agreement, the Borrower hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:

         1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         (b)  The following terms shall have the following meanings:

         "Agreement": this Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

         "Code": the Uniform Commercial Code from time to time in effect in the State of New York.

         "Collateral":  the Pledged Stock, the Pledged Notes and all Proceeds.

         "Collateral Account": any account established to hold money Proceeds, maintained under the sole dominion and control of the Agent, subject to withdrawal by the Agent for the account of the Lenders only as provided in subsection 10(a).

         "Issuers":  the collective reference to the companies identified on
Schedule 1 attached hereto as the issuers of the Pledged Stock; individually, each an "Issuer."

         "Obligors": the collective reference to the companies identified on
Schedule 2 hereto, as such Schedule may be amended from time to time.

         "Pledged Notes": the promissory note or notes of the Obligors identified on Schedule 2, together with all substitutes, replacements or refinancings thereto that may be issued or granted by any Obligor to the Borrower while this Agreement is in effect.

         "Pledged Securities": collectively, the Pledged Notes and the Pledged Stock.

         "Pledged Stock": the shares of capital stock listed on Schedule 1 hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by any Issuer to the Borrower in respect of the Pledged Stock while this Agreement is in effect.

         "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

         "Securities Act":  the Securities Act of 1933, as amended.

         (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2. Pledge; Grant of Security Interest. The Borrower hereby delivers to the Agent, for the ratable benefit of the Lenders, all the Pledged Securities and hereby grants to Agent, for the ratable benefit of the Lenders, a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

         3. Stock Powers. (a) Concurrently with the delivery to the Agent of each certificate representing one or more shares of Pledged Stock to the Agent, the Borrower shall deliver an undated stock power covering such certificate, duly executed in blank by the Borrower with, if the Agent so requests, signature guaranteed.

         (b) The Borrower shall deliver to the Agent an Acknowledgement and Consent, substantially in the form of Exhibit A to this Agreement, duly executed by the Issuer of such Pledged Stock.

         4. Indorsement; Acknowledgement and Consent. Concurrently with the delivery of each Pledged Note to the Agent pursuant to Section 2 of this Agreement, such Pledged Note shall be indorsed by the Borrower as follows:

                 Pay to the order of Bearer

                                  [NAME OF BORROWER]


                                  By: _____________________
                                  Title: ____________________;

         5. Payments Under the Pledged Notes. Unless an Event of Default shall have occurred and be continuing, the Borrower shall be permitted to receive all regularly scheduled payments of principal and interest under the Pledged Notes, as such payments become due. If an Event of Default shall occur and be continuing, and the Agent shall have given notice to the Borrower of the Agent's intent to exercise its rights pursuant to Section 9 or 10 below, all payments of principal and interest under the Pledged Notes shall be paid to the Agent, who shall hold the same as Collateral hereunder. If the Borrower shall receive any such payments, the Borrower shall hold the same in trust for the Agent and the Lenders, segregated from other funds of the Borrower, and deliver the same forthwith to the Agent in the exact form received, duly indorsed by the Borrower to the Agent, if required.

         6. Representations and Warranties. The Borrower represents and warrants that:

         (a) The shares of Pledged Stock constitute all the issued and outstanding shares of all classes of the capital stock of each Issuer.

         (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

         (c) The Pledged Notes of the Borrower listed on Schedule 2 hereto constitute all of the issued and outstanding promissory notes payable to the Borrower.

         (d) Each Pledged Note and each document and instrument that secures or guarantees payment of such Pledged Note is, to the best knowledge of the Borrower, the legal, valid and enforceable obligation of the maker thereof, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; none of the Pledged Notes is subject to any right of counterclaim or offset whatsoever.

         (e) The Borrower is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

         (f) Upon delivery to the Agent of the Pledged Notes and the stock certificates evidencing the Pledged Stock, the security interest created pursuant to this Agreement will constitute a valid, perfected first priority security interest in the Collateral, enforceable in accordance with its terms against all creditors of the Borrower and any Persons purporting to purchase any Collateral from the Borrower, except in each case as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (g) The Borrower has obtained from each Issuer and has delivered to the Agent an Acknowledgement and Consent, substantially in the form attached hereto as Exhibit A, executed by each such Issuer.

         (h) There exists, to the best knowledge of the Borrower, no default under any Pledged Note. The principal amount outstanding under each Pledged Note as of the date hereof is as specified on Schedule 2. Except as described in Schedule 2, there exists no security interest or guarantee that secures or supports payment of the indebtedness evidenced by any Pledged Note, and the descriptions of such security interests and guarantees in Schedule 2 are complete and accurate in all material respects.

         7. Covenants. The Borrower covenants and agrees with the Agent and the Lenders that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

         (a) If the Borrower shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Borrower shall accept the same as the agent of the Agent and the Lenders, hold the same in trust for the Agent and the Lenders and deliver the same forthwith to the Agent in the exact form received, duly indorsed by the Borrower to the Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Borrower and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Borrower, the Borrower shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Lenders, segregated from other funds of the Borrower, as additional collateral security for the Obligations.

         (b) Without the prior written consent of the Agent (or except as expressly permitted under the terms of the Credit Agreement) , the Borrower will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of the Borrower or the Agent to sell, assign or transfer any of the Collateral.

         (c) The Borrower shall maintain the security interest created by this Agreement as a first, perfected security interest and shall defend such security interest against claims and demands of all Persons other than the Agent. At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Agent, duly endorsed if necessary in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement.

         (d) The Borrower shall pay, and save the Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes and any and all recording and filing fees which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

         (e) The Borrower will not take or omit to take any action, the taking or the omission of which would result in an alteration or impairment of the Collateral or the security of this Agreement, except as otherwise expressly permitted under the terms of the Credit Agreement.

         (f) The Borrower will not enter into any agreement amending or supplementing the Collateral, except as otherwise expressly permitted under the terms of the Credit Agreement.

         (g) The Borrower will not waive or release any obligation of any party to the Collateral, except as otherwise expressly permitted under the terms of the Credit Agreement.

         (h) Unless directed otherwise by the Agent, the Borrower will exercise promptly and diligently each and every material right which it may have under the Collateral (except the right to release or cancel).

         (i) The Borrower will not take or omit to take any action or suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Collateral.

         (j) Upon the occurrence and continuance of an Event of Default, the Borrower will give the Agent copies of all material notices (including notices of default) given or received with respect to the Collateral, promptly after giving or receiving such notices.

         (k) The Borrower shall deliver to the Agent, in the exact form received, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations of the Borrower any additional promissory notes made by any Obligor for the benefit of the Borrower or other securities, options or rights received by it in substitution or exchange for, or as a conversion of, or in addition to, any of the Pledged Notes, or otherwise in respect thereof, together with an undated endorsement or power, as the case may be, duly executed to the order of "Bearer" or in blank, as the case may be, by the Borrower and with, if the Agent reasonably requests, signature guaranteed.

         8. Cash Dividends; Voting Rights. (a) Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the Borrower of the Agent's intent to exercise its corresponding rights pursuant to Section 9 below, the Borrower shall be permitted to receive all cash dividends paid in the normal course of business of the Issuers and consistent with past practice, to the extent permitted in the Credit Agreement, in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Notes, this Agreement or any other Loan Document.

                 (b) Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the Borrower of the Agent's intent to exercise its corresponding rights pursuant to Section 9 hereof, the Borrower shall be permitted to receive and retain all scheduled interest and principal payments on account of the Pledged Notes of the Borrower.

         9. Rights of the Lenders and the Agent. (a) All money Proceeds received by the Agent hereunder shall be held by the Agent for the benefit of the Lenders in a Collateral Account. All Proceeds while held by the Agent in a Collateral Account (or by the Borrower in trust for the Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection 10(a).

         (b) If an Event of Default shall occur and be continuing and the Agent shall give notice of its intent to exercise such rights to the Borrower,
(i) the Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as the Agent may determine, and (ii) all shares of the Pledged Stock shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of any Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the Borrower or the Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to the Borrower to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

         (c) Anything herein to the contrary notwithstanding, the Borrower shall remain liable under the Pledged Notes to observe and perform all the conditions and obligations to be observed and performed by it thereunder all in accordance with the terms and provisions of such Pledged Notes. Neither the Agent nor the Lenders shall have any obligation or liability under any Pledged Note by reason of or arising out of this Agreement or the receipt by the Agent or the Lenders of any payment relating to such Pledged Note pursuant hereto (other than to account for monies actually received by it), nor shall the Agent or any of the Lenders be obligated in any manner to perform any of the obligations of the Borrower under or pursuant to any Pledged Note, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Pledged Note, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         10. Remedies. (a) If an Event of Default shall have occurred and be continuing, at any time at the Agent's election, the Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Agent may elect.

         (b) If an Event of Default shall have occurred and be continuing, the Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Agent, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agent or any Lender to collect such deficiency.

         (c) The Borrower waives and agrees not to assert any rights or privileges which it may acquire solely under Section 9-112 of the Code. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Agent or any Lender to collect such deficiency.

         11. Registration Rights; Private Sales. (a) If the Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 10(b) hereof, and if in the opinion of the Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Borrower will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act,
(ii) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Borrower agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

         (b) The Borrower recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

         (c) The Borrower further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section valid and binding and in compliance with any and all other applicable Requirements of Law. The Borrower further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Agent and the Lenders, that the Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Borrower, and the Borrower hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

         12. Irrevocable Authorization and Instruction to Issuer. The Borrower hereby authorizes and instructs each Issuer to comply with any instruction received by it from the Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Borrower, and the Borrower agrees that each Issuer shall be fully protected in so complying.

         13. Agent's Appointment as Attorney-in-Fact. (a) The Borrower hereby irrevocably constitutes and appoints the Agent and any officer or agent of the Agent, with full power of substitution, as its true and lawful attorney-in- fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in the Agent's own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

         (b) The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in subsection 13(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

         14. Duty of Agent. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account, except that the Agent shall have no obligation to invest funds held in any Collateral Account and may hold the same as demand deposits. Neither the Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

         15. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, the Borrower authorizes the Agent to file financing statements with respect to the Collateral without the signature of the Borrower in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

         16. Authority of Agent. The Borrower acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Borrower, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither the Borrower nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

         17. Notices. All notices, requests and demands to or upon the Agent or the Borrower to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (i) when delivered by hand or (ii) if given by mail, when deposited in the mails by certified mail, return receipt requested, or
(iii) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed to the Agent or the Borrower at its address or transmission number for notices provided in subsection 9.2 of the Credit Agreement. The Agent and the Borrower may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

         18. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         19. Return of Documents; Cooperation. (a) When this Agreement is terminated and the security interests created hereby are released, the Agent shall (i) return to the Borrower the Pledged Notes, (ii) execute and deliver to the Borrower such documents of assignment as are reasonably necessary to terminate the Agent's security interest in the Collateral and to advise the makers of the Pledged Notes of the termination of the Agent's rights and security interest hereunder and (iii) return to the Borrower the documents delivered to the Agent as provided in section 3. If any part of the Collateral is released in connection with any disposition thereof expressly permitted under the terms of the Credit Agreement, and the corresponding security interests created hereby are released, the Agent shall take the actions under clauses (i), (ii) and (iii) as appropriate, with respect to such release.

         (b) Upon payment in full of any Pledged Note and payment of the Proceeds thereof as provided in this Agreement, the Agent shall (i) return to the Borrower such Pledged Note, indorsed to the Borrower without recourse, representation or warranty and (ii) execute and deliver to the Borrower such documents of assignment as are reasonably necessary to terminate the Agent's security interest in any Collateral related to such Pledged Note.

         (c) Upon the occurrence of a default or event of default under any Pledged Note, the Agent shall cooperate reasonably with the Borrower, at the expense of the Borrower, in the exercise of the Borrower's rights and remedies under such Pledged Note and any document or instrument securing or supporting the same.

         20.  Amendments in Writing; No Waiver; Cumulative Remedies.  (a)
None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Borrower and the Agent, provided that any provision of this Agreement may be waived by the Agent and the Lenders in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent.

         (b) Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to subsection 20(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion.

         (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         21. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         22. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Agent and the Lenders and their successors and assigns.

         23. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                        TRAVEL CHANNEL ACQUISITION
                                         CORPORATION



                                        By:
                                           -----------------------

                          ACKNOWLEDGEMENT AND CONSENT


         The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement dated July __, 1997 made by Travel Channel Acquisition Corporation for the benefit of Union Bank of California, N.A., as Agent (the "Pledge Agreement"). The undersigned agrees for the benefit of the Agent and the Lenders as follows:

         1. The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

         2. The undersigned will notify the Agent promptly in writing of the occurrence of any of the events described in subsection 7(a) of the Pledge Agreement.

         3. The terms of subsection 11(c) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Section 11 of the Pledge Agreement.

                               [                                    ]

                               By: _____________________________


                               Address for Notices:

                               601 Clearwater Park Road
                               West Palm Beach, FL  33401

                               Fax: (407) 659-4252

                                                                      SCHEDULE 1
                                                                     TO BORROWER
                                                                PLEDGE AGREEMENT
                          DESCRIPTION OF PLEDGED STOCK


                                               Stock Certificate
Issuer                     Class of Stock*          No.                    No. of Shares
------                     ---------------     -----------------           -------------




-----------------------------
         *Stock is assumed to be common stock unless otherwise indicated.

                                                                      SCHEDULE 2
                                                                     TO BORROWER
                                                                PLEDGE AGREEMENT
                              THE PLEDGED NOTES


   Description of Pledged
         Note[s]                              Collateral Security                       Guarantee[s]
-----------------------------------   ---------------------------------      ----------------------------------
[Promissory Note] dated __________,   Describe security agreements,          Describe each guarantee.  If none,
19__, made by _______________ to      mortgages, etc. Include recording      state "None."
the order of [the Borrower] in the    and filing information.  If none,
original principal amount of          state "None."
$_________


 Principal Amount/ Interest
          Payment
--------------------------------
Outstanding principal amount:
$__________________

Last date to which interest was
paid: ___________, 199__


                                                                       EXHIBIT C
                                                                          TO THE
                                                                CREDIT AGREEMENT


                      FORM OF BORROWER SECURITY AGREEMENT


         BORROWER SECURITY AGREEMENT, dated as of July __, 1997, made by Travel Channel Acquisition Corporation, a Delaware corporation, (the "Borrower") in favor of Union Bank of California, N.A., as Agent (in such capacity, the "Agent") for the Lenders parties to the Credit Agreement, dated as of July 11, 1997, (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Agent and such Lenders.


                              W I T N E S S E T H:


         WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein; and

         WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Borrower shall have executed and delivered this Security Agreement to the Agent for the ratable benefit of the Lenders.

         NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrower, the Borrower hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:

         1.  Defined Terms.

                 1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory and Proceeds.

         (b)  The following terms shall have the following meanings:

                 "Agreement": this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

                 "Collateral":  as defined in Section 2.

                 "Collateral Account": any collateral account established by the Agent as provided in subsection 5.3 or subsection 9.2.

                 "Contracts":       all contracts, agreements, instruments and
         indentures in any form, and portions thereof, to which the Borrower is a party or under which the Borrower has any right, title or interest or to which the Borrower or any property of the Borrower is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of the Borrower to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of the Borrower to damages arising out of, or for, breach or default in respect thereof and (c) all rights of the Borrower to perform and to exercise all remedies thereunder, except, in each case to the extent the grant by the Borrower of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture (i) is prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, (ii) would give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or (iii) is permitted with consent if all necessary consents to such grant of a security interest have not been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate the Borrower to obtain such consents) (the contracts, agreements, instruments or indentures referred to in clauses (i), (ii) and (iii) which, if terminated could reasonably be expected to result in a Material Adverse Effect, are specified on Schedule 1 attached hereto); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by the Borrower of a security interest pursuant to this Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

                 "Patents": (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule 2, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in
         Schedule 2.

                 "Patent License": all agreements, whether written or oral, providing for the grant by or to the Borrower of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 2.

                 "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

                 "Trademarks": (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 3, and (b) all renewals thereof.

                 "Trademark License" means any agreement, written or oral, providing for the grant by or to the Borrower of any right to use any Trademark, including, without limitation, any thereof referred to in
         Schedule 3.

                 "Vehicles" means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state.

         1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection and Schedule references are to this Agreement unless otherwise specified.

         (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Borrower hereby grants to the Agent for the ratable benefit of the Lenders a security interest in all of the following property now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

         (a)  all Accounts;

         (b)  all Chattel Paper;

         (c)  all Contracts;

         (d)  all Documents;

         (e)  all Equipment;

         (f)  all General Intangibles;

         (g)  all Instruments, other than Excluded Investments;

         (h)  all Inventory;

         (i)  all Patents;

         (j)  all Patent Licenses;

         (k)  all Trademarks;

         (l)  all Trademark Licenses;

         (m)  all Vehicles;

         (n) all books, records, ledgercards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by the Borrower or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful on the collection thereof or realization thereupon; and

         (o) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

         3. Representations and Warranties. The Borrower hereby represents and warrants that:

         3.1 Title; No Other Liens. Except for the security interest granted to the Agent for the ratable benefit of the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral pursuant to the Credit Agreement, the Borrower owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as are permitted pursuant to the Credit Agreement.

         3.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 5 will constitute perfected security interests in the Collateral (other than Vehicles) in favor of the Agent, for the ratable benefit of the Lenders, as collateral security for the Obligations and (b) are prior to all other Liens on the Collateral in existence on the date hereof.

         3.3 Inventory and Equipment. The Inventory and the Equipment are kept at the locations listed on Schedule 6.

         3.4 Chief Executive Office. The chief executive office of the Borrower is located at:

                 Travel Channel Acquisition Corporation
                 c/o Paxson Communications Corporation
                 601 Clearwater Park Road
                 West Palm Beach, Florida  33401

         3.5 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

         4. Covenants. The Borrower covenants and agrees with the Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full and the Commitments shall have expired or otherwise been terminated:

         4.1 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Agent, duly indorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement.

         4.2 Maintenance of Insurance. The Borrower will maintain insurance on the Collateral as required under the Credit Agreement.

         4.3  Maintenance of Perfected Security Interest; Further
Documentation. (a) The Borrower shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in subsection 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

         (b) At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby.

         4.4  Changes in Locations, Name, etc.  The Borrower will not:

         (a) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 6; or

         (b) change the location of its chief executive office from that specified in subsection 3.4, unless it shall have given the Agent and the Lenders at least 30 days' prior written notice of such change;

         (c) change its name, identity or corporate structure to such an extent that any financing statement filed by the Agent in connection with this Agreement would become seriously misleading, unless it shall have given the Agent and the Lenders at least 30 days' prior written notice of such change.

         4.5 Further Identification of Collateral. The Borrower will furnish to the Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

         4.6 Notices. The Borrower will advise the Agent and the Lenders promptly, in reasonable detail, at their respective addresses for notices provided for in the Credit Agreement of:

         (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral; and

         (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

         5.  Provisions Relating to Receivables.

         5.1 Borrower Remains Liable under Receivables. Anything herein to the contrary notwithstanding, the Borrower shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Receivable. Neither the Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Agent or any Lender of any payment relating to such Receivable pursuant hereto, nor shall the Agent or any Lender be obligated in any manner to perform any of the obligations of the Borrower under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         5.2 Analysis of Receivables. Upon the occurrence and continuance of an Event of Default: (a) The Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Borrower shall furnish all such assistance and information as the Agent may require in connection with such test verifications; (b) upon the Agent's request and at the expense of such Borrower, such Borrower shall cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables; and (c) the Agent in its own name or in the name of others may communicate with the obligors on the Receivables to verify with them to the Agent's satisfaction the existence, amount and terms of any Receivables.

         5.3 Collections on Receivables. (a) The Agent hereby authorizes the Borrower to collect the Receivables, subject to the Agent's direction and control, and the Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by the Borrower, (i) shall be forthwith (and, in any event, within two Business
Days) deposited by the Borrower in the exact form received, duly indorsed by the Borrower to the Agent if required, in a Collateral Account maintained under the sole dominion and control of the Agent, subject to withdrawal by the Agent for the account of the Lenders only as provided in subsection 9.3, and (ii) until so turned over, shall be held by the Borrower in trust for the Agent and the Lenders, segregated from other funds of the Borrower.

         (b) Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

         (c) Upon the occurrence and continuance of an Event of Default, at the Agent's request, the Borrower shall deliver to the Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

         5.4 Representations and Warranties. (a) No amount payable to the Borrower under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent.

         (b)  None of the obligors on any Receivables is a Governmental
Authority.

         (c) The amounts represented by the Borrower to the Lenders from time to time (upon the Agent's request) as owing to the Borrower in respect of the Receivables will at such times be accurate in all material respects.

         5.5 Covenants. (a) Other than in the ordinary course of business consistent with its past practice, the Borrower will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable, (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof or (vi) fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to a Receivable (other than any right of termination).

         (b) The Borrower will deliver to the Agent a copy of each material demand, notice or document received by it that questions the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

         6.  Provisions Relating to Contracts.

         6.1 Borrower Remains Liable under Contracts. Anything herein to the contrary notwithstanding, the Borrower shall remain liable under each of the Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of such Contract. Neither the Agent nor any Lender shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Agent or any such Lender of any payment relating to such Contract pursuant hereto, nor shall the Agent or any Lender be obligated in any manner to perform any of the obligations of the Borrower under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         6.2 Communication With Contracting Parties. Upon the occurrence and continuance of an Event of Default, the Agent in its own name or in the name of others may communicate with parties to the Contracts to verify with them to the Agent's satisfaction the existence, amount and terms of any Contracts.

         6.3 Representations and Warranties. (a) No consent of any party (other than the Borrower) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement other than any consent that has been received.

         (b) Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (c) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

         (d) Neither the Borrower nor (to the best of the Borrower's knowledge) any of the other parties to the Contracts is in default in the performance or observance of any of the terms thereof in any manner that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (e) The right, title and interest of the Borrower in, to and under the Contracts are not subject to any defenses, offsets, counterclaims or claims that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (f) The Borrower has made available to the Agent a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto.

         (g) No amount payable to the Borrower under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent.

         (h)  None of the parties to any Contract is a Governmental Authority.
Schedule 1 accurately specifies all contracts, agreements, instruments or indentures referred to in clauses (i), (ii) and (iii) of the definition of "Contracts" in subsection 1.1.

         6.4  Covenants.  Except as otherwise provided in the Credit Agreement:
(a) The Borrower will perform and comply in all material respects with all its obligations under the Contracts.

         (b) The Borrower will not amend, modify, terminate or waive any provision of any Contract in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral.

         (c) The Borrower will exercise promptly and diligently each and every material right which it may have under each Contract (other than any right of termination).

         (d) The Borrower will deliver to the Agent a copy of each material demand, notice or document received by it relating in any way to any Contract that questions the validity or enforceability of such Contract.

         7.  Provisions Relating to Patents and Trademarks.

         7.1 Representations and Warranties. (a) Schedule 2 includes all material Patents and Patent Licenses owned by the Borrower in its own name on the date hereof.

         (b) Schedule 3 includes all material Trademarks and Trademark Licenses owned by the Borrower in its own name on the date hereof.

         (c) To the best of the Borrower's knowledge, each such Patent and Trademark is on the date hereof valid, subsisting, unexpired, enforceable and has not been abandoned.

         (d) Except as set forth in either Schedule 2 or Schedule 3, none of such Patents and Trademarks is on the date hereof the subject of any licensing or franchise agreement.

         (e) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Patent or Trademark in any respect that could reasonably be expected to have a Material Adverse Effect.

         (f) No action or proceeding is pending on the date hereof (i) seeking to limit, cancel or question the validity of any Patent or Trademark, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Patent or Trademark.

         7.2  Covenants.

         (a) The Borrower (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated.

         (b) The Borrower will not do any act, or omit to do any act, whereby any material Patent may become abandoned or dedicated.

         (c) The Borrower will notify the Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding the Borrower's ownership of any material Patent or Trademark or its right to register the same or to keep and maintain the same.

         (d) Whenever the Borrower, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, the Borrower shall report such filing to the Agent and the Lenders within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Agent, the Borrower shall execute and deliver any and all agreements, instruments, documents, and papers as the Agent may request to evidence the Agent's and the Lenders' security interest in any Patent or Trademark and the goodwill and general intangibles of the Borrower relating thereto or represented thereby.

         (e) The Borrower will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

         (f) In the event that any Patent or Trademark is infringed, misappropriated or diluted by a third party, the Borrower shall (i) take such actions as the Borrower shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark and (ii) if such Patent or Trademark is of material economic value, promptly notify the Agent and the Lenders after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

         8.  Provisions Relating to Vehicles.

         8.1 Representation and Warranty. Upon the occurrence and continuance of an Event of Default, upon the request of the Agent, the Borrower shall provide within 20 days of such request a complete and correct list of all Vehicles owned by the Borrower on such date.

         8.2  Covenants.

         (a) Upon the occurrence and continuance of an Event of Default, no Vehicle shall be removed from the state which has issued the certificate of title/ownership therefor for a period in excess of 30 days.

         (b) Within 30 days of the date of the Agent's request, all applications for certificates of title/ownership indicating the Agent's first priority security interest in the Vehicle covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which the Agent shall deem advisable to perfect its security interests in the Vehicles.

         9.   Remedies.

         9.1 Notice to Obligors and Contract Parties. Upon the request of the Agent at any time after the occurrence and during the continuance of an Event of Default, the Borrower shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Agent.

         9.2 Proceeds to be Turned Over To Agent. In addition to the rights of the Agent and the Lenders specified in subsection 5.3 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, upon written notice from the Agent, all Proceeds received by the Borrower consisting of cash, checks and other near-cash items shall be held by the Borrower in trust for the Agent and the Lenders, segregated from other funds of the Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Agent in the exact form received by the Borrower (duly indorsed by the Borrower to the Agent, if required) and held by the Agent in a Collateral Account maintained under the sole dominion and control of the Agent. All Proceeds while held by the Agent in a Collateral Account (or by the Borrower in trust for the Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection 9.3.

         9.3 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Agent's election, the Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Agent may elect, and any part of such funds which the Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Agent to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full and the Commitments shall have expired or otherwise been terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

         9.4 Code Remedies. If an Event of Default shall occur and be continuing, the Agent, on behalf of the Lenders may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code.
Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Borrower further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Borrower's premises or elsewhere. The Agent shall apply the net proceeds of any action taken by it pursuant to this subsection, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

         10. Agent's Appointment as Attorney-in-Fact; Agent's Performance of Borrower's Obligations.

         10.1 Powers. The Borrower hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Agent the power and right, on behalf of the Borrower, without notice to or assent by the Borrower, to do any or all of the following:

                 (a) in the name of the Borrower or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

                 (b) in the case of any Patent or Trademark, execute and deliver any and all agreements, instruments, documents and papers as the Agent may request to evidence the Agent's and the Lenders' security interest in such Patent or Trademark and the goodwill and general intangibles of the Borrower relating thereto or represented thereby;

                 (c) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                 (d) execute, in connection with any sale provided for in subsection 9.4, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                 (e) (i) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct;
         (ii) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (v) defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (vi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; (vii) assign any Patent or Trademark (along with the goodwill of the business to which any such Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (viii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and do, at the Agent's option and the Borrower's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Borrower might do.

         Anything in this subsection to the contrary notwithstanding, the Agent agrees that it will not exercise any rights under the power of attorney provided for in this subsection unless an Event of Default shall have occurred and be continuing.

         10.2 Performance by Agent of Borrower's Obligations. If the Borrower fails to perform or comply with any of its agreements contained herein, the Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

         10.3 Borrower's Reimbursement Obligation. The expenses of the Agent incurred in connection with actions undertaken as provided in this Section, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Base Rate Loans under the Credit Agreement, from the date of payment by the Agent to the date reimbursed by the Borrower, shall be payable by the Borrower to the Agent on demand.

         10.4 Ratification; Power Coupled With An Interest. The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

         11. Duty of Agent. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Agent and the Lenders hereunder are solely to protect the Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Agent or any Lender to exercise any such powers. The Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

         12. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, the Borrower authorizes the Agent to file financing statements with respect to the Collateral without the signature of the Borrower in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

         13. Authority of Agent. The Borrower acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Borrower, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Borrower shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

         14. Notices. All notices, requests and demands to or upon the Agent or the Borrower hereunder shall be effected in the manner provided for in subsection 9.2 of the Credit Agreement.

         15. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         16.  Amendments in Writing; No Waiver; Cumulative Remedies.

         16.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Borrower and the Agent, provided that any provision of this Agreement imposing obligations on the Borrower may be waived by the Agent in a written instrument executed by the Agent.

         16.2 No Waiver by Course of Conduct. Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to subsection 16.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion.

         16.3 Remedies Cumulative. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         17. Section Headings. The Section and subsection headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         18. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Agent and the Lenders and their successors and assigns.

         19. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                        TRAVEL CHANNEL ACQUISITION
                                        CORPORATION


                                        By:
                                           -----------------------------

                                   SCHEDULE I
                         TO BORROWER SECURITY AGREEMENT


                                   CONTRACTS

None

                                   SCHEDULE II
                         TO BORROWER SECURITY AGREEMENT


                          PATENTS AND PATENT LICENSES


None

                                   SCHEDULE III
                         TO BORROWER SECURITY AGREEMENT


                       TRADEMARKS AND TRADEMARK LICENSES


See Attached.

Copyrights in all episodes of the following programs:

1.  "Designs on Travel"

2.  "Etc. . . . Etc"

3.  "The World Through Celebrities Eyes"

4.  "First Impressions"

5.  "Great Getaway Game"

6.  "Inside Travel"

7.  "The Perfect Trip"

8.  "Sense of Place"

9.  "United States"

10. "Arthur Frommer's Almanac of Travel"

11. "Countries of the World"

12. "On the Agenda"

====================================================================================================================================
Monday, June 09, 1997                                    Client Status Report                                                Page: 1

     Client:  T242     The Travel Channel, Inc.


                                    Case Number    Application     Registration
Trademark Name                      Status         Number/Date     Number/Date     Attorney(s)   Next Action(s)          Due Date(s)
====================================================================================================================================
AMERICAN ROAD TRIPS                 T07626         74/082821       1681684         WSB           Sec. 8 Deadline         31-Mar-1998
                                    Registered     30-Jul-1990     31-Mar-1992     JSP           Renewal Earliest Date   30-Sep-2001
United States of America     Owner: The Travel Channel, Inc.                       WXB           Next Renewal            31-Mar-2002
                           Classes: 041                                                          Grace Period Ends       30-Jun-2002
                             Goods: Entertainment services in the nature of a television program series concerning travel
                           Remarks: Additional Attorney(s): THD THD
                                    First Use In Commerce:  11/26/90
                                    Reel/Frame/Date: 1220/0311; 9/21/94
                                    Assign./Owner Change: From Travel Marketing Corporation
                                    Natn-1 Class(es): 107
                                    Service Mark; Supplemental Register
                                    Client: T242 The Travel Channel
                                    Registrant: The Travel Channel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
DESIGNS ON TRAVEL                   T07621         74/082822       1692008         WSB           Sec. 8 Deadline         09-Jun-1998
                                    Registered     30-Jul-1990     09-Jun-1992     JSP           Renewal Earliest Date   09-Dec-2001
United States of America     Owner: The Travel Channel, Inc.                       LJL           Next Renewal            09-Jun-2002
                           Classes: 041                                                          Grace Period Ends       09-Sep-2002
                             Goods: Entertainment services in the nature of a televised program series featuring travel information
                           Remarks: Disclaimer: "travel"
                                    First Use In Commerce: 4/18/90
                                    Reel/Frame/Date: 1220/0311; 9/21/94
                                    Assign./Owner Change: From Travel Marketing Corporation
                                    Service Mark
                                    Client: T242 The Travel Channel
                                    Registrant: The Travel Channel, Inc.

====================================================================================================================================
Monday, June 09, 1997                                    Client Status Report                                                Page: 2

     Client:  T242     The Travel Channel, Inc.


                                    Case Number    Application     Registration
Trademark Name                      Status         Number/Date     Number/Date     Attorney(s)   Next Action(s)          Due Date(s)
====================================================================================================================================
ETC...ETC...                        T07624         74/084643       1651090         WSB           Sec. 8 Deadline         16-Jul-1997
                                    Registered     03-Aug-1990     16-Jul-1991     JSP           Renewal Earliest Date   16-Jan-2001
United States of America     Owner: The Travel Channel, Inc.                       WXB           Next Renewal            16-Jul-2001
                           Classes: 41                                                           Grace Period Ends       16-Oct-2001
                             Goods: Entertainment services in the nature of a televised program series concerning travel
                           Remarks: Additional Attorney(s): THD THD
                                    First Use In Commerce:  4/1/90
                                    Reel/Frame/Date: 1220/0311; 9/21/94
                                    Assign./Owner Change: From Travel Marketing Corporation
                                    Service Mark
                                    Client: T242 The Travel Channel
                                    Registrant: The Travel Channel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
FIRST IMPRESSIONS                   T07627         74/209918       1741812         WSB           Sec. 8/15 Earliest Dt.  22-Dec-1997
                                    Registered     07-Oct-1991     22-Dec-1992     JSP           Sec. 8 Deadline         22-Dec-1998
United States of America     Owner: The Travel Channel, Inc.                       WXB           Renewal Earliest Date   22-Jun-2002
                           Classes: 041                                                          Next Renewal            22-Dec-2002
                             Goods: Entertainment services in the nature of a televised program  Grace Period Ends       22-Mar-2003
                                    series featuring travel information
                           Remarks: Additional Attorney(s): THD THD
                                    First Use In Commerce: 10/1/90
                                    Reel/Frame/Date: 1220/0311; 9/21/94
                                    Assign./Owner Change: From Travel Marketing Corporation
                                    Service Mark
                                    Client: T242 The Travel Channel
                                    Registrant: The Travel Channel, Inc.

====================================================================================================================================
Monday, June 09, 1997                                    Client Status Report                                                Page: 3

     Client:  T242     The Travel Channel, Inc.


                                    Case Number    Application     Registration
Trademark Name                      Status         Number/Date     Number/Date     Attorney(s)   Next Action(s)          Due Date(s)
====================================================================================================================================
NAVIGATOR                           T07924         74/727084       1985853         WSB           Sec. 8/15 Earliest Dt.  09-Jul-2001
                                    Registered     11-Sep-1995     09-Jul-1996     JSP           Sec. 8 Deadline         09-Jul-2002
United States of America     Owner: The Travel Channel, Inc.                       THD           Renewal Earliest Date   09-Jan-2006
                           Classes: 16                                                           Next Renewal            09-Jul-2006
                             Goods: Monthly television program guide                             Grace Period Ends       09-Oct-2006

                           Remarks:
                                    Client: T242 The Travel Channel
                                    Registrant: The Travel Channel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
THE PERFECT TRIP                    T07625         74/832207       1669767         WSB           Sec. 8 Deadline         24-Dec-1997
                                    Registered     30-Jul-1990     09-Jun-1992     JSP           Renewal Earliest Date   24-Jun-2001
United States of America     Owner: The Travel Channel, Inc.                       THD           Next Renewal            24-Dec-2001
                           Classes: 041                                                          Grace Period Ends       24-Mar-2002
                             Goods: Entertainment services in the nature of travel, tourism and adventure programs
                           Remarks: Additional Attorney(s): LJL LJL
                                    First Use In Commerce: 3/19/87
                                    Reel/Frame/Date: 1220/0311; 9/21/94
                                    Assign./Owner Change: From Travel Marketing Corporation
                                    Natn-1 Class(es): 107
                                    Service Mark
                                    Client: T242 The Travel Channel
                                    Registrant: The Travel Channel, Inc.

====================================================================================================================================
Monday, June 09, 1997                                    Client Status Report                                                Page: 4

     Client:  T242     The Travel Channel, Inc.


                                    Case Number    Application     Registration
Trademark Name                      Status         Number/Date     Number/Date     Attorney(s)   Next Action(s)          Due Date(s)
====================================================================================================================================
THE TRAVEL CHANNEL                  T07815         74/688681       1982443         JSP           Sec. 8/15 Earliest Dt.  25-Jun-2001
                                    Registered     30-Jul-1990     31-Mar-1992     JSP           Sec. 8 Deadline         25-Jun-2002
United States of America     Owner: The Travel Channel, Inc.                       THD           Renewal Earliest Date   25-Dec-2005
                           Classes: 038 & 041                                                    Next Renewal            25-Jun-2006
                             Goods: Cable television broadcasting services (C1.38); producing    Grace Period Ends       25-Sep-2006
                                    television programs (C1.41)
                           Remarks: Disclaimer: "channel"
                                    First Use In Commerce:  10/13/86

                                    Client: T242 The Travel Channel
                                    Registrant: The Travel Channel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
THE TRAVEL CHANNEL                  T07622         73/308959       1205086         WSB           Renewal Earliest Date   10-Feb-2002
                                    Registered     30-Jul-1990     09-Jun-1992     JSP           Next Renewal            10-Aug-2002
United States of America     Owner: The Travel Channel, Inc.                       WXB           Grace Period Ends       10-Nov-2002
                           Classes: 038
                             Goods: Broadcasting services to cable television systems by the way of satellite
                           Remarks: Disclaimer: "channel"
                                    First Use In Commerce: 4/1/81
                                    Reel/Frame/Date: 1220/0311; 9/21/94
                                    Assign./Owner Change: From Travel Marketing Corporation
                                    Service Mark; Supplemental Register
                                    Client: T242 The Travel Channel
                                    Registrant: The Travel Channel, Inc.

====================================================================================================================================
Monday, June 09, 1997                                    Client Status Report                                                Page: 5

     Client:  T242     The Travel Channel, Inc.


                                    Case Number    Application     Registration
Trademark Name                      Status         Number/Date     Number/Date     Attorney(s)   Next Action(s)          Due Date(s)
====================================================================================================================================
THE TRAVEL CHANNEL & DESIGN         T07814         74/688684       1980990         JSP           Sec. 8/15 Earliest Dt.  18-Jun-2001
                                    Registered     14-Jun-1995     18-Jun-1996     JSP           Sec. 8 Deadline         18-Jun-2002
United States of America     Owner: The Travel Channel, Inc.                       THD           Renewal Earliest Date   18-Dec-2005
                           Classes: 038 & 041                                                    Next Renewal            18-Jun-2006
                                                                                                 Grace Period Ends       18-Sep-2006
                             Goods: Cable television broadcasting services (C1.38); producing television programs (C1.41)
                           Remarks: Disclaimer: "channel"
                                    First Use In Commerce:  5/1/93

                                    Client: T242 The Travel Channel
                                    Registrant: The Travel Channel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
THE TRAVEL CHANNEL & DESIGN         081990         73/684289       1522924         WSB           Renewal Earliest Date   31-Jul-2008
                                    Registered     14-Sep-1987     31-Jan-1989     JSP           Next Renewal            31-Jan-2009
United States of America     Owner: The Travel Channel, Inc.                       WXB           Grace Period Ends       30-Apr-2009
                           Classes: 38, 39, 41 & 42
                             Goods: Cable television/broadcasting (C1.38); travel agency services (C1.39); producing tv programs...(C1.41); tv
                                    shopping services (C1.42)
                           Remarks: Reel/Frame/Date: 1220/0311; 9/21/94
                                    Assign/Owner Change: From Travel Marketing Corporation

====================================================================================================================================
Monday, June 09, 1997                                    Client Status Report                                                Page: 6

     Client:  T242     The Travel Channel, Inc.


                                    Case Number    Application     Registration
Trademark Name                      Status         Number/Date     Number/Date     Attorney(s)   Next Action(s)          Due Date(s)
====================================================================================================================================
ULTIMATE WORLD TOUR                 T07995         74/578712       1918300         WSB           Sec. 8/15 Earliest Dt.  12-Sep-2000
                                    Registered     26-Sep-1994     12-Sep-1995     JSP           Sec. 8 Deadline         12-Sep-2001
United States of America     Owner: The Travel Channel, Inc.                                     Renewal Earliest Date   12-Mar-2005
                           Classes: 35                                                           Next Renewal Ends       12-Sep-2005
                                                                                                 Grace Period Ends       12-Dec-2005
                             Goods: Promoting the sale of goods and services of others by conducting an incentive program
                           Remarks: First Use In Commerce: 9/1/94
                                    Natn-1 Class(es): 100, 101, 102

                                    Client: T242 The Travel Channel
                                    Registrant: The Travel Channel

                                 SCHEDULE IV
                                 TO BORROWER'S
                             SECURITY AGREEMENT


                                  VEHICLES


Not Applicable.

                                 SCHEDULE V
                        TO BORROWER'S SECURITY AGREEMENT


                           FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS




                        Uniform Commercial Code Filings


                        a.    File in the following:

                              Georgia - Secretary of State and DeKalb County


                        b. Precautionary Statement - Should file in the following:

                              Virginia - Secretary of State and City of Norfolk Florida - Secretary of State


                        Patent and Trademark Filings


                                See Attached.



                        Other Actions

                                 SCHEDULE VI
                        TO BORROWER'S SECURITY AGREEMENT


                            INVENTORY AND EQUIPMENT



Inventory and Equipment located in the following places:

1.      The Travel Channel, Inc.
        2690 Cumberland Parkway
        Suite 500
        Atlanta, GA  30339

2.      Crawford Communications, Inc.
        535 Plasamour Drive
        Atlanta, GA  30324

                                                                       EXHIBIT D
                                                                          TO THE
                                                                CREDIT AGREEMENT


                       FORM OF SUBSIDIARIES GUARANTEE


         SUBSIDIARIES GUARANTEE, dated as of July __, 1997, made by each of the corporations that are signatories hereto (the "Guarantors"), in favor of Union Bank of California, N.A., as agent (in such capacity, the "Agent") for the Lenders parties to the Credit Agreement, dated as of July 11, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Travel Channel Acquisition Corporation (the "Borrower"), the Lenders and the Agent.


                              W I T N E S S E T H:


         WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein;

         WHEREAS, the Borrower owns directly or indirectly all of the issued and outstanding stock of each Guarantor;

         WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the Loans;

         WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Amended and Restated Guarantee to the Agent for the ratable benefit of the Lenders.

         NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective loans to the Borrower under the Credit Agreement, the Guarantors hereby agree with the Agent, for the ratable benefit of the Lenders, as follows:

         1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

         (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2. Guarantee (a) Subject to the provisions of paragraph 2(b), each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

         (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

         (c) Each Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

         (d) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Agent or any Lender hereunder.

         (e) No payment or payments made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full and the Commitments are terminated.

         (f) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Agent or any Lender on account of its liability hereunder, it will notify the Agent in writing that such payment is made under this Guarantee for such purpose.

         3. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 5 hereof. The provisions of this Section shall in no respect limit the obligations and liabilities of any Guarantor to the Agent and the Lenders, and each Guarantor shall remain liable to the Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

         4. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Guarantor hereby irrevocably authorizes each Lender at any time and from time to time without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender to or for the credit or the account of such Guarantor, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of such Guarantor to such Lender hereunder and claims of every nature and description of such Lender against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any Note, any Loan Documents or otherwise, as such Lender may elect, whether or not the Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Agent and each Lender shall notify such Guarantor promptly of any such set-off and the application made by the Agent or such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent or such Lender may have.

         5. No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or application of funds of any of the Guarantors by any Lender, (a) no Guarantor shall be entitled to be subrogated to any of the rights of the Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Lender for the payment of the Obligations nor (b) shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, in each case, until all amounts owing to the Agent and the Lenders by the Borrower on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent may determine.

         6. Amendments, etc. with respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Agent or any Lender may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Lender, and the Credit Agreement, the Notes and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agent (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any of the Guarantors, the Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other Guarantor or guarantor, and any failure by the Agent or any Lender to make any such demand or to collect any payments from the Borrower or any such other Guarantor or guarantor or any release of the Borrower or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent or any Lender against any of the Guarantors. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         7. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Lender upon this Guarantee or acceptance of this Guarantee, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement, any Note or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Lender (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent and the Lenders against such Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Obligations.

         8. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         9. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Agent without set- off or counterclaim in U.S.
Dollars at the office of the Agent located at Union Bank of California, N.A., 445 South Figueroa Street, Los Angeles, CA 90071-1602 Attn: Christine A. Ball.

         10. Representations and Warranties; Covenants. (a) Each Guarantor hereby represents and warrants that the representations and warranties set forth in Section 3 of the Credit Agreement as they relate to such Guarantor or the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this paragraph
(a), be deemed to be a reference to such Guarantor's knowledge.

                 (b) Each Guarantor hereby covenants and agrees with the Agent and each Lender that, from and after the Closing Date until the Obligations are paid in full, no Loan remains outstanding and the Commitments are terminated, such Guarantor shall take, or shall refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Sections 5 or 6 of the Credit Agreement, and so that no Default or Event of Default, is caused by any act or failure to act of such Guarantor or any of its Subsidiaries.

         11. Authority of Agent. Each Guarantor acknowledges that the rights and responsibilities of the Agent under this Guarantee with respect to any action taken by the

Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and such Guarantor, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

         12. Notices. All notices, requests and demands to or upon the Agent, any Lender or any Guarantor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (3) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

         (a) if to the Agent or any Lender, at its address or transmission number for notices provided in subsection 9.2 of the Credit Agreement; and

         (b) if to any Guarantor, at its address or transmission number for notices set forth under its signature below.

         The Agent, each Lender and each Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

         13. Counterparts. This Guarantee may be executed by one or more of the Guarantors on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Guarantee signed by all the Guarantors shall be lodged with the Agent.

         14. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         15. Integration. This Guarantee represents the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Agent or any Lender relative to the subject matter hereof not reflected herein.

         16.  Amendments in Writing; No Waiver; Cumulative Remedies.  (a)
None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Guarantor and the Agent, provided that any provision of this Guarantee may be waived by the Agent and the Lenders in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent.

         (b) Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to paragraph 16(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion.

         (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         17. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         18. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Agent and the Lenders and their successors and assigns.

         19. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         20. Submission To Jurisdiction. Each of the Guarantors hereby irrevocable and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to pleas or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address set forth under its signature below or at such other address of which the Agent shall have been notified pursuant to the terms of
Section 12 hereof;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

         21.     Acknowledgements.  Each Guarantor hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Loan Documents;

         (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to such Guarantor arising out of or in connection with this Guarantee or any of the other Loan Documents, and the relationship between the Agent and the Lenders, on one hand, and the Guarantors on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

         (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Lenders.

         22. WAIVERS OF JURY TRIAL. THE GUARANTORS AND THE AGENT AND THE LENDERS BY THEIR ACCEPTANCE HEREOF HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.




                                     [                                    ]

                                     By:___________________________________

                                                                       EXHIBIT E
                                                                          TO THE
                                                                CREDIT AGREEMENT


                     FORM OF SUBSIDIARIES PLEDGE AGREEMENT


                 SUBSIDIARIES PLEDGE AGREEMENT, dated as of July __, 1997, made by each of the corporations signatories hereto (each a "Pledgor" and collectively the "Pledgors") in favor of Union Bank of California, N.A., as Agent (in such capacity, the "Agent") for the Lenders parties to the Credit Agreement, dated as of July 11, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Travel Channel Acquisition Corporation, a Delaware corporation (the "Borrower"), the Agent and such Lenders.


                              W I T N E S S E T H:


         WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein; and

         WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower that each Pledgor guarantee payment and performance of the Borrower's obligations under the Credit Agreement, the Notes and the other Loan Documents; and

         WHEREAS, in satisfaction of such condition, each Pledgor has entered into the Subsidiaries Guarantee of even date herewith for the benefit of the Agent and the Lenders; and

         WHEREAS, each Pledgor is the legal and beneficial owner of the shares of Pledged Stock (as hereinafter defined) hereby pledged by such Pledgor;

         WHEREAS, each Pledgor is the legal and beneficial owner of each of the Pledged Notes (as hereinafter defined) hereby pledged by such Pledgor; and

         WHEREAS, it is a further condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that each Pledgor shall have executed and delivered this Pledge Agreement to secure payment and performance of each Pledgor's obligations under the Subsidiaries Guarantee.

                 NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrower, each Pledgor hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:

         1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         (b)  The following terms shall have the following meanings:

         "Agreement": this Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

         "Code": the Uniform Commercial Code from time to time in effect in the State of New York.

         "Collateral":  the Pledged Stock, the Pledged Notes and all Proceeds.

         "Collateral Account": any account established to hold money Proceeds, maintained under the sole dominion and control of the Agent, subject to withdrawal by the Agent for the account of the Lenders only as provided in subsection 10(a).

         "Issuers":  the collective reference to the companies identified on
Schedule 1 attached hereto as the issuers of the Pledged Stock; individually, each an "Issuer."

         "Obligors":  the collective reference to the companies identified on
Schedule 2 hereto, as such Schedule may be amended from time to time.

         "Pledged Notes": the promissory note or notes of the Obligors identified on Schedule 2, together with all substitutes, replacements or refinancings thereto that may be issued or granted by any Obligor to any Pledgor while this Agreement is in effect.

         "Pledged Securities": collectively, the Pledged Notes and the Pledged Stock.

         "Pledged Stock": the shares of capital stock listed on Schedule 1 hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by any Issuer to any Pledgor in respect of the Pledged Stock while this Agreement is in effect.

         "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

         "Secured Obligations": the collective reference to (a) the Obligations and (b) all obligations and liabilities of each Pledgor which may arise under or in connection with this Agreement or any other Loan Document to which any such Pledgor is a party, whether on account of reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by any Pledgor pursuant to the terms of this Agreement or any other Loan Document to which such Pledgor is a party).

         "Securities Act":  the Securities Act of 1933, as amended.

         (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2. Pledge; Grant of Security Interest. Each Pledgor hereby delivers to the Agent, for the ratable benefit of the Lenders, all the Pledged Stock listed with its name on Schedule 1 hereto, and all of the Pledged Notes listed with it's name on Schedule 2 hereto, and hereby grants to Agent, for the ratable benefit of the Lenders, a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

         3. Stock Powers. (a) Concurrently with the delivery to the Agent of each certificate representing one or more shares of Pledged Stock to the Agent, the relevant Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by such Pledgor with, if the Agent so requests, signature guaranteed.

         (b) Each Pledgor shall deliver to the Agent an Acknowledgement and Consent, substantially in the form of Exhibit A to this Agreement, duly executed by the Pledgor of such Pledged Stock.

         4. Indorsement; Acknowledgement and Consent. Concurrently with the delivery of each Pledged Note to the Agent pursuant to Section 2 of this Agreement such Pledged Note shall be indorsed by the appropriate Pledgor as follows:

                 Pay to the order of Bearer

                                  [NAME OF PLEDGOR]


                                  By:   _____________________
                                  Title: ____________________;

         5. Payments Under the Pledged Notes. Unless an Event of Default shall have occurred and be continuing, each Pledgor shall be permitted to receive all regularly scheduled payments of principal and interest under the Pledged Notes, as such payments become due. If an Event of Default shall occur and be continuing, and the Agent shall have given notice to such Pledgor of the Agent's intent to exercise its rights pursuant to Section 9 or 10 below, all payments of principal and interest under the Pledged Notes shall be paid to the Agent, who shall hold the same as Collateral hereunder. If such Pledgor shall receive any such payments, such Pledgor shall hold the same in trust for the Agent and the Lenders, segregated from





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other funds of such Pledgor, and deliver the same forthwith to the Agent in the exact form received, duly indorsed by such Pledgor to the Agent, if required.

         6. Representations and Warranties. Each Pledgor represents and warrants that:

         (a) The shares of Pledged Stock of such Pledgor constitute all the issued and outstanding shares of all classes of the capital stock of the Issuers thereof.

         (b) The Pledged Notes of such Pledgor listed on Schedule 2 hereto constitute all of the issued and outstanding promissory notes payable to such Pledgor other than Excluded Investments.

         (c) All the shares of such Pledged Stock have been duly and validly issued and are fully paid and nonassessable; and each of such Pledged Notes has been duly and validly issued and such Pledged Notes and each document and instrument that secures or guarantees payment of such Pledged Note is, to the best knowledge of the Pledgor of each such Pledged Note, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and none of the Pledged Notes is subject to any right of counterclaim or offset whatsoever.

         (d) Such Pledgor is the record and beneficial owner of, and has good and marketable title to the Pledged Securities, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

         (e) Upon delivery to the Agent of the stock certificates evidencing the Pledged Stock and the Pledged Notes, the security interest created by this Agreement will constitute a valid, perfected first priority security interest in the Collateral granted by such Pledgor, enforceable in accordance with its terms against all creditors of such Pledgor and any Persons purporting to purchase any Collateral from such Pledgor, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (f) Such Pledgor has obtained from each Issuer and has delivered to the Agent an Acknowledgement and Consent, substantially in the form attached hereto as Annex A, executed by each such Issuer.

         (g) No consent or authorization of, filing with or other act by or in respect of any Person is required in connection with the execution, delivery, performance, validity or enforceability of the Pledged Notes, and such Pledgor has fully performed all its obligations under the Pledged Notes.





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                                                                               5



         (h) Each Pledgor has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the security interest in the Collateral pursuant to, this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the security interest in the Collateral pursuant to, this Agreement.

         (i) The execution, delivery and performance of this Agreement will not violate any provision of any Requirement of Law or material Contractual Obligation of any Pledgor.

         (j) There exists, to the best knowledge of each Pledgor, no default under any Pledged Note pledged by such Pledgor. The principal amount outstanding under each Pledged Note as of the date hereof is as specified on
Schedule 1. Except as described in Schedule 1, there exists no security interest or guarantee that secures or supports payment of the indebtedness evidenced by any Pledged Note, and the descriptions of such security interests and guarantees in Schedule 1 are complete and accurate in all material respects.

         7. Covenants. Each Pledgor covenants and agrees with the Agent and the Lenders that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

         (a) If such Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Agent and the Lenders, hold the same in trust for the Agent and the Lenders and deliver the same forthwith to the Agent in the exact form received, duly indorsed by such Pledgor to the Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Pledgor, as additional collateral security for the Secured Obligations.

         (b) Without the prior written consent of the Agent (or except as expressly permitted under the terms of the Credit Agreement), no Pledgor will
(i) vote to enable, or take any





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other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral,
(iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Agent to sell, assign or transfer any of the Collateral.

         (c) Each Pledgor shall maintain the security interest created by this Agreement as a first, perfected security interest and shall defend such security interest against claims and demands of all Persons other than the Agent whomsoever. At any time and from time to time, upon the written request of the Agent, and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement.

         (d) Each Pledgor shall pay, and save the Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

         (e) Each Pledgor will not take or omit to take any action, the taking or the omission of which would result in an alteration or impairment of the Collateral or the security of this Agreement, except as otherwise permitted by the terms of the Credit Agreement.

         (f) Each Pledgor will not enter into any agreement amending or supplementing the Collateral, except as otherwise permitted by the terms of the Credit Agreement.

         (g) Each Pledgor will not waive or release any obligation of any party to the Collateral, except as otherwise permitted by the terms of the Credit Agreement.

         (h) Unless directed otherwise by the Agent, each Pledgor will exercise promptly and diligently each and every material right which it may have under the Collateral (except the right to release or cancel).

         (i) Each Pledgor will not take or omit to take any action or suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Collateral.





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                                                                               7



         (j) Upon the occurrence and continuance of an Event of Default, each Pledgor will give the Agent copies of all material notices (including notices of default) given or received with respect to the Collateral, promptly after giving or receiving such notices.

         (k) Each Pledgor shall deliver to the Agent, in the exact form received, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations of such Pledgor any additional promissory notes made by any Obligor for the benefit of such Pledgor or other securities, options or rights received by it in substitution or exchange for, or as a conversion of, or in addition to, any of the Pledged Notes, except to the extent that such constitutes an Excluded Investment, or otherwise in respect thereof, together with an undated endorsement or power, as the case may be, duly executed to the order of "Bearer" or in blank, as the case may be, by such Pledgor and with, if the Agent reasonably requests, signature guaranteed.

         8. Cash Dividends; Voting Rights. (a) Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to a Pledgor of the Agent's intent to exercise its corresponding rights pursuant to Section 9 below, such Pledgor shall be permitted to receive all cash dividends paid in the normal course of business of the Issuers and consistent with past practice, to the extent permitted in the Credit Agreement, in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Notes, this Agreement or any other Loan Document.

         (b) Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to a Pledgor of the Agent's intent to exercise its corresponding rights pursuant to Section 9 hereof, such Pledgor shall be permitted to receive and retain all scheduled interest and principal payments on account of the Pledged Notes of such Pledgor.

         9. Rights of the Lenders and the Agent. (a) All money Proceeds received by the Agent hereunder shall be held by the Agent for the benefit of the Lenders in a Collateral Account. All Proceeds while held by the Agent in a Collateral Account (or by each Pledgor in trust for the Agent and the Lenders) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in subsection 10(a).

         (b) If an Event of Default shall occur and be continuing and the Agent shall give notice of its intent to exercise such rights to a Pledgor, (i) the Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Secured Obligations in such order as the Agent may determine, and (ii) all shares of the Pledged Stock shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of any Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by such Pledgor or the Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to such Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

         (c) Anything herein to the contrary notwithstanding, each Pledgor shall remain liable under the Pledged Notes of such Pledgor to observe and perform all the conditions and obligations to be observed and performed by it thereunder all in accordance with the terms and provisions of such Pledged Notes. Neither the Agent nor the Lenders shall have any obligation or liability under any Pledged Note by reason of or arising out of this Agreement or the receipt by the Agent or the Lenders of any payment relating to such Pledged Note pursuant hereto (other than to account for monies actually received by it), nor shall the Agent or any of the Lenders be obligated in any manner to perform any of the obligations of any Pledgor under or pursuant to any Pledged Note, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Pledged Note, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         10. Remedies. (a) If an Event of Default shall have occurred and be continuing, at any time at the Agent's election, the Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Secured Obligations in such order as the Agent may elect.

         (b) If an Event of Default shall occur and be continuing, the Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived or released. The Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Agent, to the payment in whole or in part of the Secured Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against the Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

         (c) Each Pledgor waives and agrees not to assert any rights or privileges which it may acquire solely under Section 9-112 of the Code. Such Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Agent or any Lender to collect such deficiency.

         11. Registration Rights; Private Sales. (a) If the Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to subsection 10(b) hereof, and if in the opinion of the Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, such Pledgor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act,
(ii) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Such Pledgor agrees to cause the such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

         (b) Each Pledgor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Such Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

         (c) Each Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section valid and binding and in compliance with any and all other applicable Requirements of Law. Such Pledgor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Agent and the Lenders, that the Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

         12. Irrevocable Authorization and Instruction to Issuer. Each Pledgor hereby authorizes and instructs each Issuer to comply with any instruction received by it from the Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and such Pledgor agrees that each Issuer shall be fully protected in so complying.

         13. Agent's Appointment as Attorney-in-Fact. (a) Each Pledgor hereby irrevocably constitutes and appoints the Agent and any officer or agent of the Agent, with full power of substitution, as its true and lawful attorney-in- fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in the Agent's own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

         (b) Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in subsection 13(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.





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                                                                              11



         14. Duty of Agent. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account, except that the Agent shall have no obligation to invest funds held in any Collateral Account and may hold the same as demand deposits. Neither the Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

         15. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, each Pledgor authorizes the Agent to file financing statements with respect to the Collateral without the signature of such Pledgor in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

         16. Authority of Agent. Each Pledgor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Pledgor, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither the Pledgor nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

         17. Notices. All notices, requests and demands to or upon the Agent or any Pledgor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (c) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

         (i) if to the Agent, at its address or transmission number for notices provided in subsection 9.2 of the Credit Agreement; and

         (ii) if to a Pledgor, at its address or transmission number for notices set forth under its signature below.

The Agent and each Pledgor may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

         18. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         19. Return of Documents; Cooperation. (a) When this Agreement is terminated and the security interests created hereby are released, the Agent shall (i) return to each relevant Pledgor the Pledged Notes, (ii) execute and deliver to such Pledgor such documents of assignment as are reasonably necessary to terminate the Agent's security interest in the Collateral and to advise the makers of the Pledged Notes of the termination of the Agent's rights and security interest hereunder and (iii) return to such Pledgor the documents delivered to the Agent as provided in Section 3. If any part of the Collateral is released in connection with any disposition thereof expressly permitted under the terms of the Credit Agreement, and the corresponding security interests created hereby are released, the Agent shall take the actions under clauses (i), (ii) and (iii) as appropriate, with respect to such release.

         (b) Upon payment in full of any Pledged Note and payment of the Proceeds thereof as provided in this Agreement, the Agent shall (i) return to the relevant Pledgor such Pledged Note, indorsed to such Pledgor without recourse, representation or warranty and (ii) execute and deliver to such Pledgor such documents of assignment as are reasonably necessary to terminate the Agent's security interest in any Collateral related to such Pledged Note.

         (c) Upon the occurrence of a default or event of default under any Pledged Note, the Agent shall cooperate reasonably with each relevant Pledgor, at the expense of such Pledgor, in the exercise of such Pledgor's rights and remedies under such Pledged Note and any document or instrument securing or supporting the same.

         20.   Amendments in Writing; No Waiver; Cumulative Remedies.  (a)
None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by such Pledgor and the Agent, provided that any provision of this Agreement may be waived by the Agent and the Lenders in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent.

         (b) Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to subsection 20(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion.

         (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         21. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         22. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Agent and the Lenders and their successors and assigns.

         23. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.




                               [                                    ]



                               By:___________________________________


                               Address for Notices:

                               601 Clearwater Park Road
                               West Palm Beach, FL  33401
                               Fax:  (407) 659-4252

                          ACKNOWLEDGEMENT AND CONSENT


         The undersigned is an Issuer referred to in the foregoing Subsidiaries Pledge Agreement, and each of the undersigned hereby acknowledges receipt of a copy of the Subsidiaries Pledge Agreement dated July __, 1997, made by the Pledgors (as defined therein) for the benefit of Union Bank of California, N.A., as Agent (as amended, supplemented or otherwise modified from time to time, the "Pledge Agreement"). The undersigned agrees for the benefit of the Agent and the Lenders as follows:

         1. The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

         2. The undersigned will notify the Agent promptly in writing of the occurrence of any of the events described in subsection 7(a) of the Pledge Agreement.

         3. The terms of subsection 11(c) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Section 11 of the Pledge Agreement.

                               [                             ]


                               By: ___________________________

                               Address for Notices:

                               601 Clearwater Park Road
                               West Palm Beach, FL  33401

                               Fax:  (407) 659-4252

                                                                      SCHEDULE 1
                                                                 TO SUBSIDIARIES
                                                                PLEDGE AGREEMENT
                        DESCRIPTION OF PLEDGED STOCK


     Issuer           Class of Stock*        Certificate No.     No. of Shares
   ----------      --------------------    ------------------  ----------------































-----------------

*        Stock is assumed to be common stock unless otherwise indicated.

                                                                      SCHEDULE 2
                                                                 TO SUBSIDIARIES
                                                                PLEDGE AGREEMENT
                               THE PLEDGED NOTES






  Description of Pledged                                                                              Principal Amount/Interest
        Note[s]                      Collateral Security                    Guarantee[s]                       Payment
------------------------       ---------------------------------    ----------------------------      -------------------------
 [Promissory Note] dated       Describe security agreements,        Describe each guarantee.  If      Outstanding principal amount
__________,   19__, made       mortgages, etc. Include recording    none, state "None."               $_____________________ipal
by _______________ to          and filing information.  If none,
the order of [the Pledgor]     state "None."                                                          Last date to which interest
in the original principal                                                                             was paid:_____________
amount of $_________                                                                                  199__


                                                                       EXHIBIT F
                                                                          TO THE
                                                                CREDIT AGREEMENT

                   FORM OF SUBSIDIARIES SECURITY AGREEMENT


         SUBSIDIARIES SECURITY AGREEMENT, dated as of July __, 1997, made by each of the corporations that are signatories hereto (each a "Pledgor" and collectively the "Pledgors"), in favor of Union Bank of California, N.A., as Agent (in such capacity, the "Agent") for the Lenders parties to the Credit Agreement, dated as of July 11, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Travel Channel Acquisition Corporation, a Delaware corporation (the "Borrower"), the Agent and such Lenders.


                              W I T N E S S E T H:


         WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein;

         WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that each Pledgor guarantees payment and performance of the Borrower's obligations under the Credit Agreement and other Loan Documents;

         WHEREAS, in satisfaction of such condition, each Pledgor has entered into a Subsidiaries Guarantee of even date herewith for the benefit of the Agent and the Lenders; and

         WHEREAS, it is a further condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that each Pledgor shall have executed and delivered this Security Agreement to secure payment and performance of such Pledgor's obligations under the Subsidiaries Guarantee.

         NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrower, each Pledgor hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:

         1.  Defined Terms.

         1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper,

Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory and Proceeds.

         (b)  The following terms shall have the following meanings:

                 "Agreement": this Amended and Restated Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

                 "Collateral":  as defined in Section 2.

                 "Collateral Account": any collateral account established by the Agent as provided in subsection 5.3 or subsection 9.2.

                 "Contracts": with respect to any Pledgor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Pledgor is a party or under which such Pledgor has any right, title or interest or to which such Pledgor or any property of such Pledgor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of such Pledgor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Pledgor to damages arising out of, or for, breach or default in respect thereof and (c) all rights of such Pledgor to perform and to exercise all remedies thereunder, except, in each case to the extent the grant by such Pledgor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture (i) is prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, (ii) would give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or (iii) is permitted with consent if all necessary consents to such grant of a security interest have not been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Pledgor to obtain such consents) (the contracts, agreements, instruments or indentures referred to in clauses (i), (ii) and (iii) which, if terminated could reasonably be expected to have a Material Adverse Effect, are specified on Schedule 1 attached hereto); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Pledgor of a security interest pursuant to this Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

                 "Patents": (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule 2, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in
         Schedule 2.

                 "Patent License": all agreements, whether written or oral, providing for the grant by or to the Pledgor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 2.

                 "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

                 "Secured Obligations": the collective reference to (a) the Obligations and (b) all obligations and liabilities of any Pledgor which may arise under or in connection with this Agreement or any other Loan Document to which each Pledgor is a party, whether on account of reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by any Pledgor pursuant to the terms of this Agreement or any other Loan Document to which such Pledgor is a party).

                 "Trademarks": (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 3, and (b) all renewals thereof.

                 "Trademark License" means any agreement, written or oral, providing for the grant by or to the Pledgor of any right to use any Trademark, including, without limitation, any thereof referred to in
         Schedule 3.

                 "Vehicles" means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state.

         1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection and Schedule references are to this Agreement unless otherwise specified.

         (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, each Pledgor hereby grants to the Agent for the ratable benefit of the Lenders a security interest in all of the following property now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

         (a)     all Accounts;

         (b)     all Chattel Paper;

         (c)     all Contracts;

         (d)     all Documents;

         (e)     all Equipment;

         (f)     all General Intangibles;

         (g)     all Instruments, other than Excluded Investments;

         (h)     all Inventory;

         (i)     all Patents;

         (j)     all Patent Licenses;

         (k)     all Trademarks;

         (l)     all Trademark Licenses;

         (m)     all Vehicles;

         (n) all books, records, ledgercards, files, correspondence, competitor programs, tapes, desks, and related data processing software (owned by any Pledgor or in which any Pledgor has an interest) that at any time evidence or certain information pertaining to the Collateral or are otherwise necessary or helpful in the Collection thereof or realization thereupon; and

         (o) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

         3. Representations and Warranties. Each Pledgor hereby represents and warrants that:

         3.1 Power and Authority. Such Pledgor has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the security interest in the Collateral pursuant to, this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the security interest in the Collateral pursuant to, this Agreement.

         3.2 Title; No Other Liens. Except for the security interest granted to the Agent for the ratable benefit of the Lenders pursuant to this Agreement and the other liens permitted to exist on the Collateral pursuant to the Credit Agreement, such Pledgor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as permitted pursuant to the Credit Agreement.

         3.3 Perfected, First Priority Security Interests. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 5 will constitute perfected security interests on the Collateral (other than Vehicles) in favor of the Agent, for the ratable benefit of the Lenders, as collateral security for the Secured Obligations and (b) are prior to all other Liens on the Collateral in existence on the date hereof.

         3.4 No Violation. The execution, delivery and performance of this Agreement will not violate any provision of any Requirement of Law or material Contractual Obligation of such Pledgor.

         3.5 Inventory and Equipment. The Inventory and the Equipment are kept at the locations listed on Schedule 6.

         3.6 Chief Executive Office. The chief executive office and chief place of business of each of the Pledgors is located at the addresses set forth on the signature page to this Agreement.

         3.7 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

         4. Covenants. Each Pledgor covenants and agrees with the Agent and the Lenders that, from and after the date of this Agreement until the Secured Obligations shall have been paid in full and the Commitments shall have expired or otherwise been terminated:

         4.1 Maintenance of Property. Such Pledgor will keep all material Equipment and Inventory used or useful in the business of such Pledgor in good working order and condition.

         4.2 Inspection of Property; Books and Records; Discussions. Such Pledgor will keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to the Collateral. Subject to Section 9.15 of the Credit Agreement, such Pledgor will permit representatives of any Lender to visit and to inspect the Collateral and to examine and make abstracts from any of its books and records and to discuss the condition and operation of the Collateral with officers and employees of each Pledgor and with its independent certified public accountants all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

         4.3 Maintenance of Insurance. The Pledgors will maintain insurance on the Collateral as required under the Credit Agreement.

         4.4 Payment of Obligations. Such Pledgor will pay and discharge or otherwise satisfy before any penalty accrues thereon, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, nonpayment of which would cause a Material Adverse Effect, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Pledgor and such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein.

         4.5  Maintenance of Perfected Security Interest; Further
Documentation. (a) Such Pledgor will maintain the security interest created by this Agreement as a perfected security interest having the priority described in subsection 3.3 and will defend such security interest against claims and demands of all Persons whomsoever.

                 (b) At any time and from time to time, upon the written request of the Agent, and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby.

         4.6 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Agent, duly indorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement.

         4.7  Changes in Locations, Name, etc.  Such Pledgor will not:

         (a) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 6; or

         (b) change the location of its chief executive office from that specified in subsection 3.6, unless it shall have given the Agent and the Lenders at least 30 days' prior written notice of such change;

         (c) change its name, identity or corporate structure to such an extent that any financing statement filed by the Agent in connection with this Agreement would become seriously misleading unless it shall have given the Agent and the Lenders at least 30 days prior written notice of such change.

         4.8 Further Identification of Collateral. Such Pledgor will furnish to the Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

         4.9 Notices. Such Pledgor will advise the Agent and the Lenders promptly, in reasonable detail, at their respective addresses for notices provided for in the Credit Agreement, of:

         (a) any Lien (other than security interests created hereby or as permitted pursuant to subsection 6.3 of the Credit Agreement) on any of the Collateral; and

         (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

         4.10 Indemnification. Such Pledgor agrees to pay, and to save the Agent and the Lenders harmless from, any and all liabilities, costs and expenses to the same extent as the Borrower's obligations under subsection 9.5 of the Credit Agreement.

         5.  Provisions Relating to Receivables.

         5.1 Each Pledgor Remains Liable under Receivables. Anything herein to the contrary notwithstanding, each Pledgor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Receivable. Neither the Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Agent or any Lender of any payment relating to such Receivable pursuant hereto, nor shall the Agent or any Lender be obligated in any manner to perform any of the obligations of such Pledgor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         5.2 Analysis of Receivables. Upon the occurrence and continuance of an Event of Default: (a) The Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Pledgor shall furnish all such assistance and information as the Agent may require in connection with such test verifications; (b) upon the Agent's request and at the expense of such Pledgor, such Pledgor shall cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables; and (c) the Agent in its own name or in the name of others may communicate with the obligors on the Receivables to verify with them to the Agent's satisfaction the existence, amount and terms of any Receivables.

         5.3 Collections on Receivables. (a) The Agent hereby authorizes each Pledgor to collect such Receivables, subject to the Agent's direction and control, and the Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by such Pledgor, (i) shall be forthwith (and, in any event, within two Business
Days) deposited by such Pledgor in the exact form received, duly indorsed by such Pledgor to the Agent if required, in a Collateral Account maintained under the sole dominion and control of the Agent, subject to withdrawal by the Agent for the account of the Lenders only as provided in subsection 9.3, and (ii) until so turned over, shall be held by such Pledgor in trust for the Agent and the Lenders, segregated from other funds of such Pledgor.

         (b) Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

         (c) Upon the occurrence and during the continuance of an Event of Default, at the Agent's request, each Pledgor shall deliver to the Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

         5.4 Representations and Warranties. (a) No amount payable to any Pledgor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent.

         (b)  None of the obligors on any Receivable is a Governmental
Authority.

         (c) The amounts represented by each Pledgor to each Lenders from time to time (upon the Agent's request) as owing to such Pledgor in respect of the Receivables will at such time be accurate in all material respects.

         5.5 Covenants. (a) Other than in the ordinary course of business consistent with its past practice, each Pledgor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable, (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof or (vi) fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to a Receivable (other than any right of termination).

         (b) Each Pledgor will deliver to the Agent a copy of each material demand, notice or document received by it that questions the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

         6.  Provisions Relating to Contracts.

         6.1 Pledgor Remains Liable under Contracts. Anything herein to the contrary notwithstanding, each Pledgor shall remain liable under each of the Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of such Contract. Neither the Agent nor any Lender shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Agent or any such Lender of any payment relating to such Contract pursuant hereto, nor shall the Agent or any Lender be obligated in any manner to perform any of the obligations of such Pledgor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         6.2 Communication With Contracting Parties. Upon the occurrence and continuance of an Event of Default, the Agent in its own name or in the name of others may communicate with parties to the Contracts to verify with them to the Agent's satisfaction the existence, amount and terms of any Contracts.

         6.3 Representations and Warranties. (a) No consent of any party (other than any Pledgor) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement other than any consent that has been received.

         (b) Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (c) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

         (d) Each Pledgor warrants that such Pledgor is not, nor (to the best of such Pledgor's knowledge) are any of the other parties to the Contracts, in default in the performance or observance of any of the terms thereof, that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (e) The right, title and interest of each Pledgor in, to and under the Contracts are not subject to any defenses, offsets, counterclaims or claims, except, in each case, for any defenses, offsets, counterclaims and claims that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (f) Each Pledgor has made available to the Agent a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto.

         (g) No amount payable to any Pledgor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent.

         (h)  None of the parties to any Contract is a Governmental Authority.
Schedule 1 accurately specifies all contracts, agreements, instruments or indentures referred to in clauses (i), (ii) and (iii) of the definition of "Contracts" in subsection 1.1.

         6.4  Covenants.  Except as otherwise provided in the Credit Agreement:
(a) each Pledgor will perform and comply in all material respects with all its obligations under the Contracts.

         (b) Each Pledgor will not amend, modify, terminate or waive any provision of any Contract in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral. Such Pledgor will exercise promptly and diligently each and every material right which it may have under each Contract (other than any right of termination).

         (c) Such Pledgor will deliver to the Agent a copy of each material demand, notice or document received by it relating in any way to any Contract that questions the validity or enforceability of such Contract.

         7.  Provisions Relating to Patents and Trademarks.

         7.1 Representations and Warranties. (a) Schedule 2 includes all material Patents and Patent Licenses owned by each Pledgor in its own name on the date hereof.

         (b) Schedule 3 includes all material Trademarks and Trademark Licenses owned by each Pledgor in its own name on the date hereof.

         (c) To the best of each Pledgor's knowledge, each such Patent and Trademark is on the date hereof valid, subsisting, unexpired, enforceable and has not been abandoned.

         (d) Except as set forth in either Schedule 2 or Schedule 3, none of such Patents and Trademarks is on the date hereof the subject of any licensing or franchise agreement.

         (e) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Patent or Trademark in any respect that could reasonably be expected to have a Material Adverse Effect.

         (f) No action or proceeding is pending on the date hereof seeking to limit, cancel or question the validity of any Patent or Trademark, or which, if adversely determined, would have a material adverse effect on the value of any Patent or Trademark.

         7.2  Covenants.

         (a) Each Pledgor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated.

         (b) Each Pledgor will not do any act, or omit to do any act, whereby any material Patent may become abandoned or dedicated.

         (c) Each Pledgor will notify the Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding such Pledgor's ownership of any material Patent or Trademark or its right to register the same or to keep and maintain the same.

         (d) Whenever each Pledgor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Pledgor shall report such filing to the Agent and the Lenders within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Agent, such Pledgor shall execute and deliver any and all agreements, instruments, documents, and papers as the Agent may request to evidence the Agent's and the Lenders' security interest in any Patent or Trademark and the goodwill and general intangibles of such Pledgor relating thereto or represented thereby.

         (e) Each Pledgor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

         (f) In the event that any Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party, each Pledgor shall (i) take such actions as such Pledgor shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark and
(ii) if such Patent or Trademark is of material economic value, promptly notify the Agent and the Lenders after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

         8.  Provisions Relating to Vehicles.

         8.1 Representation and Warranty. Upon the occurrence and continuance of an Event of Default, and upon the request of the Agent, each Pledgor shall provide within 20 days of such request, a complete and correct list of all Vehicles owned by each Pledgor on such date.

         8.2  Covenants.

         (a) Upon the occurrence and continuance of an Event of Default, no Vehicle shall be removed from the state which has issued the certificate of title/ownership therefor for a period in excess of 30 days.

         (b) Within 30 days of the date of Agent's request to do so, all applications for certificates of title/ownership indicating the Agent's first priority security interest in the Vehicle covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which the Agent shall deem advisable to perfect its security interests in the Vehicles.

         9.  Remedies.

         9.1 Notice to Obligors and Contract Parties. Upon the request of the Agent at any time after the occurrence and during the continuance of an Event of Default, each Pledgor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Agent.

         9.2 Proceeds to be Turned Over To Agent. In addition to the rights of the Agent and the Lenders specified in subsection 5.3 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, upon the written notice of the Agent, all Proceeds received by each Pledgor consisting of cash, checks and other near-cash items shall be held by such Pledgor in trust for the Agent and the Lenders, segregated from other funds of such Pledgor, and shall, forthwith upon receipt by such Pledgor, be turned over to the Agent in the exact form received by such Pledgor (duly indorsed by such Pledgor to the Agent, if required) and held by the Agent in a Collateral Account maintained under the sole dominion and control of the Agent. All Proceeds while held by the Agent in a Collateral Account (or by a

Pledgor in trust for the Agent and the Lenders) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in subsection 9.3.

         9.3 Application of Proceeds. At such intervals as may be agreed upon by each Pledgor and the Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Agent's election, the Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Secured Obligations in such order as the Agent may elect, and any part of such funds which the Agent elects not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by the Agent to such Pledgor or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Secured Obligations shall have been paid in full and the Commitments shall have expired or otherwise been terminated shall be paid over to such Pledgor or to whomsoever may be lawfully entitled to receive the same.

         9.4 Code Remedies. If an Event of Default shall occur and be continuing, the Agent, on behalf of the Lenders may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code.
Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived or released. Each Pledgor further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Pledgor's premises or elsewhere. The Agent shall apply the net proceeds of any action taken by it pursuant to this subsection, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9- 504(1)(c) of the Code, need the Agent account for the surplus, if any, to such Pledgor. To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against the Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

         9.5 Waiver; Deficiency. Each Pledgor waives and agrees not to assert any rights or privileges which it may acquire solely under Section 9-112 of the Code. Each such Pledgor will remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Agent or any Lender to collect such deficiency.

         10. Agent's Appointment as Attorney-in-Fact; Agent's Performance of Pledgors' Obligations.

         10.1 Powers. Each Pledgor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Pledgor hereby gives the Agent the power and right, on behalf of such Pledgor, without notice to or assent by such Pledgor, to do any or all of the following:

                 (a) in the name of such Pledgor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

                 (b) in the case of any Patent or Trademark, execute and deliver any and all agreements, instruments, documents and papers as the Agent may request to evidence the Agent's and the Lenders' security interest in such Patent or Trademark and the goodwill and general intangibles of the Pledgor relating thereto or represented thereby;

                 (c) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                 (d) execute, in connection with the sale provided for in subsection 9.4 hereof, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                 (e) (i) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the

         Agent or as the Agent shall direct; (ii) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (v) defend any suit, action or proceeding brought against any Pledgor with respect to any Collateral; (vi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; (vii) assign any Patent or Trademark (along with the goodwill of the business to which any such Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (viii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and do, at the Agent's option and such Pledgor's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.

                 Anything in this subsection to the contrary notwithstanding, the Agent agrees that it will not exercise any rights under the power of attorney provided for in this subsection unless an Event of Default shall have occurred and be continuing.

         10.2 Performance by Agent of Pledgors' Obligations. If any Pledgor fails to perform or comply with any of its agreements contained herein, the Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

         10.3 Pledgors' Reimbursement Obligation. The expenses of the Agent incurred in connection with actions undertaken as provided in this Section, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Base Rate Loans under the Credit Agreement, from the date of payment by the Agent to the date reimbursed by the relevant Pledgor, shall be payable by such Pledgor to the Agent on demand.

         10.4 Ratification; Power Coupled With An Interest. Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

         11. Duty of Agent. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Agent and the Lenders hereunder are solely to protect the Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Agent or any Lender to exercise any such powers. The Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

         12. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, each Pledgor authorizes the Agent to file financing statements with respect to the Collateral without the signature of such Pledgor in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

         13. Authority of Agent. Each Pledgor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and such Pledgor, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and such Pledgor shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

         14. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 12 of the Subsidiaries Guarantee.

         15. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         16.  Amendments in Writing; No Waiver; Cumulative Remedies.

         16.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Pledgor and the Agent, provided that any provision of this Agreement imposing obligations on any Pledgor may be waived by the Agent in a written instrument executed by the Agent.

         16.2 No Waiver by Course of Conduct. Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to subsection 16.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion.

         16.3 Remedies Cumulative. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         17. Section Headings. The Section and subsection headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         18. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Agent and the Lenders and their successors and assigns.

         19. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.


                                      [                                  ]


                                      By:_________________________________

                                                                      SCHEDULE 1
                                                                 TO SUBSIDIARIES
                                                              SECURITY AGREEMENT


                                  CONTRACTS

                                                                      SCHEDULE 2
                                                                 TO SUBSIDIARIES
                                                              SECURITY AGREEMENT


                         PATENTS AND PATENT LICENSES

                                                                      SCHEDULE 3
                                                                 TO SUBSIDIARIES
                                                              SECURITY AGREEMENT


                      TRADEMARKS AND TRADEMARK LICENSES

                                                                      SCHEDULE 4
                                                                 TO SUBSIDIARIES
                                                              SECURITY AGREEMENT


                                    VEHICLES

                                                                      SCHEDULE 5
                                                                 TO SUBSIDIARIES
                                                              SECURITY AGREEMENT


                          FILINGS AND OTHER ACTIONS
                   REQUIRED TO PERFECT SECURITY INTERESTS


                       Uniform Commercial Code Filings
                       -------------------------------




                        Patent and Trademark Filings
                        ----------------------------





                                Other Actions
                                -------------

                                                                      SCHEDULE 6
                                                                 TO SUBSIDIARIES
                                                              SECURITY AGREEMENT

                           INVENTORY AND EQUIPMENT



               Item                                Location
               ----                                --------

                                                                       EXHIBIT G
                                                                          TO THE
                                                                CREDIT AGREEMENT



                        FORM OF BORROWING CERTIFICATE

                            [NAME OF LOAN PARTY]


                 Pursuant to subsection 4.1(c) of the Credit Agreement dated as of July __, 1997 (the "Credit Agreement"; terms defined therein being used herein as therein defined), among Travel Channel Acquisition Corporation, the several banks and other financial institutions from time to time parties thereto, and Union Bank of California, N.A., as Agent, the undersigned ____________ of ____________(the "Certifying Loan Party") hereby certifies as follows:

                 1. The representations and warranties of the Certifying Loan Party set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Certifying Loan Party pursuant to or in connection with any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date;

                 2. No Default or Event of Default shall have occurred and be continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof;

                 3.       ___________ is and at all times since ___ __, 199_
         has been, the duly elected and qualified [Assistant] Secretary of the Certifying Loan Party and the signature set forth for such officer below is such officer's true and genuine signature;

and the undersigned [Assistant] Secretary of the Certifying Loan Party certifies as follows:

                 4. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Loan Party, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Certifying Loan Party after the date hereof;

                 5. The Certifying Loan Party is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization;

                 6. Attached hereto as Annex 1 is a correct and complete copy of resolutions duly adopted by the Board of Directors of the Certifying Loan Party on _______, 1997 authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party and (ii) the transactions contemplated by the Loan

         Documents to which it is a party; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of the Certifying Loan Party now in force relating to or affecting the matters referred to therein; attached hereto as Annex 2 is a correct and complete copy of the By-Laws of the Certifying Loan Party as in effect at all times since ____ __, 199_ to and including the date hereof; and attached hereto as Annex 3 is a correct and complete copy of the Certificate of Incorporation of the Certifying Loan Party as in effect at all times since ____ __, 199_ to and including the date hereof, and such certificate has not been amended, repealed, modified or restated;

                 7. The following persons are now duly elected and qualified officers of the Certifying Loan Party holding the offices indicated next to their respective names below, and such officers have held such offices with the Certifying Loan Party at all times since the date indicated next to their respective titles to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Loan Party, each of the Loan Documents to which it is a party, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Loan Party any certificate or other document to be delivered by the Certifying Loan Party pursuant to the Loan Documents to which it is a party:




              Name                    Office                  Signature
              ----                    ------                  ---------

      _________________       ______ (since ____, 19_)    ____________________


      _________________       ______ (since ____, 19_)    ____________________


      _________________       ______ (since ____, 19_)    ____________________


      _________________       ______ (since ____, 19_)    ____________________



                 IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.





By:___________________________          By:__________________________
Title:                                  Title:  [Assistant] Secretary


Date:  ________________, 1997

                                                                         ANNEX 1


                                 Resolutions




                                                                         ANNEX 2


                                   By-Laws


                                                                         ANNEX 3




                        Certificate of Incorporation

                                                                       EXHIBIT H
                                                                          TO THE
                                                                CREDIT AGREEMENT


                      FORM OF ASSIGNMENT AND ACCEPTANCE


                 Reference is made to the Credit Agreement, dated as of July __, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Travel Channel Acquisition Corporation (the "Borrower"), the Lenders named therein and Union Bank of California, N.A., as agent for the Lenders (in such capacity, the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                 The Assignor identified on Schedule l hereto (the "Assignor") and the Assignee identified on Schedule l hereto (the "Assignee") agree as follows:

                 1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on
Schedule 1 hereto.

                 2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

                 3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 3.3 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 2.15(b) of the Credit Agreement.

                 4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Agent, be earlier than five Business Days after the date of such acceptance and recording by the Agent).

                 5. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

                 6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                 7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                 Schedule 1
                        to Assignment and Acceptance


Name of Assignor: __________________________________________________________


Name of Assignee: __________________________________________________________


Effective Date of Assignment: ______________________________________________




             Credit                      Principal
       Facility Assigned              Amount Assigned                 Commitment Percentage Assigned*
    ----------------------         --------------------            -------------------------------------
                                      $_______________                      ___._______________%


       [Name of Assignee]                                     [Name of Assignor]



       By: ___________________________________________        By: _______________________________________
       Title:                                                 Title:




       Accepted:                                              [Consented To:

       UNION BANK OF CALIFORNIA N.A., as Agent                TRAVEL CHANNEL ACQUISITION
                                                               CORPORATION


                                                              By: _______________________________________
       By: ___________________________________________        Title:]
       Title:






__________________________________

* Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

                            PAXSON PLEDGE AGREEMENT


                  PAXSON PLEDGE AGREEMENT, dated as of July 11, 1997, made by Lowell W. Paxson, an individual residing on the date hereof at 780 South Ocean Boulevard, Palm Beach, Florida 33480, and Second Crystal Diamond Limited Partnership, a Nevada limited Partnership (the "Pledgors"), in favor of Union Bank of California, N.A., as Agent (in such capacity, the "Agent") for the Lenders parties to the Credit Agreement, dated as of July 11, 1997, (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Travel Channel Acquisition Corporation (the "Borrower"), the Agent and such Lenders.


                              W I T N E S S E T H:


         WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein;

         WHEREAS, the Pledgors are the legal and beneficial owners of the shares of Pledged Stock (as hereinafter defined) issued by the Issuer (as hereinafter defined); and

         WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Pledgors shall have executed and delivered this Pledge Agreement to the Agent for the ratable benefit of the Lenders.

                  NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans under the Credit Agreement, the Pledgors hereby agree with the Agent, for the ratable benefit of the Lenders, as follows:

         1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         (b)  The following terms shall have the following meanings:

         "Agreement": this Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

         "Code": the Uniform Commercial Code from time to time in effect in the State of New York.

         "Collateral":  the Pledged Stock and all Proceeds.

         "Collateral Account": any account established to hold money Proceeds, maintained under the sole dominion and control of the Agent, subject to withdrawal by the Agent for the account of the Lenders only as provided in subsection 8(a).

         "Issuer": the company identified on Schedule 1 attached hereto as the issuer of the Pledged Stock.

         "Pledged Stock": the shares of capital stock listed on Schedule 1 hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by the Issuer to the Pledgors in respect of the Pledged Stock while this Agreement is in effect.

         "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

         "Secured Obligations": the collective reference to (a) the Obligations and (b) all obligations and liabilities of the Pledgors which may arise under or in connection with this Agreement or any other Loan Document to which the Pledgors are a party, whether on account of reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by the Pledgors pursuant to the terms of this Agreement or any other Loan Document to which the Pledgors are a party).

         "Securities Act":  the Securities Act of 1933, as amended.

         "Stockholders' Agreement": the Amended and Restated Stockholders' Agreement of the Borrower dated as of December 22, 1994, as the same may be amended, supplemented or otherwise modified from time to time.

         (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2. Pledge; Grant of Security Interest. The Pledgors hereby deliver to the Agent, for the ratable benefit of the Lenders, all the Pledged Stock and hereby grant to Agent, for the ratable benefit of the Lenders, a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

         3. Stock Powers. (a) Concurrently with the delivery to the Agent of each certificate representing one or more shares of Pledged Stock to the Agent, the Pledgors shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgors with, if the Agent so requests, signature guaranteed.

         (b) The Pledgors shall deliver to the Agent an Acknowledgement and Consent, substantially in the form of Exhibit A to this Agreement, duly executed by the Issuer of such Pledged Stock.

         4. Representations and Warranties. The Pledgors represent and warrant that:

         (a) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

         (b) The Pledgors are the record and beneficial owners of, and have good and marketable title to, the Pledged Stock, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and the terms and conditions of the Stockholders' Agreement; provided that after consideration of the Stockholders' Agreement, this Agreement and the laws of the State of New York contain adequate remedial provisions for the practical realization of the rights and benefits purported to be afforded thereby.

         (c) Upon delivery to the Agent of the stock certificates evidencing the Pledged Stock, the security interest created pursuant to this Agreement will constitute a valid, perfected first priority security interest in the Collateral, enforceable in accordance with its terms against all creditors of the Pledgors and any Persons purporting to purchase any Collateral from the Pledgors, except in each case as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (d) The Pledgors have obtained from the Issuer and have delivered to the Agent an Acknowledgement and Consent, substantially in the form attached hereto as Exhibit A, executed by the Issuer.

         5. Covenants. The Pledgors covenant and agree with the Agent and the Lenders that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

         (a) If the Pledgors shall, as a result of their ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgors shall accept the same as the agent of the Agent and the Lenders, hold the same in trust for the Agent and the Lenders and deliver the same forthwith to the Agent in the exact form received, duly indorsed by the Pledgors to the Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgors and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of the Issuer shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgors, the Pledgors shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Lenders, segregated from other funds of the Pledgors, as additional collateral security for the Obligations.

         (b) Without the prior written consent of the Agent (or except as (i) expressly permitted under the terms of the PCC Credit Agreement or (ii) provided under the Stockholders' Agreement), the Pledgors will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement or (iii) enter into any agreement or undertaking restricting the right or ability of the Pledgors or the Agent to sell, assign or transfer any of the Collateral.

         (c) The Pledgors shall maintain the security interest created by this Agreement as a first, perfected security interest and shall defend such security interest against claims and demands of all Persons other than the Agent. At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Pledgors, the Pledgors will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Agent, duly endorsed if necessary in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement.

         (d) The Pledgors shall pay, and save the Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes and any and all recording and filing fees which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

         (e) The Pledgors will not take or omit to take any action, the taking or the omission of which would result in an alteration or impairment of the Collateral or the security of this Agreement, except as otherwise expressly permitted under the terms of the Credit Agreement.

         (f) The Pledgors will not enter into any agreement amending or supplementing the Collateral, except as otherwise expressly permitted under the terms of the Credit Agreement.

         (g) The Pledgors will not waive or release any obligation of any party to the Collateral, except as otherwise expressly permitted under the terms of the Credit Agreement.

         (h) Unless directed otherwise by the Agent, the Pledgors will exercise promptly and diligently each and every material right which it may have under the Collateral (except the right to release or cancel).

         (i) The Pledgors will not take or omit to take any action or suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Collateral.

         (j) Upon the occurrence and continuance of an Event of Default, the Pledgors will give the Agent copies of all material notices (including notices of default) given or received with respect to the Collateral, promptly after giving or receiving such notices.

         6. Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the Pledgors of the Agent's intent to exercise its corresponding rights pursuant to Section 7 below, the Pledgors shall be permitted to receive all cash dividends paid in the normal course of business of the Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Notes, this Agreement or any other Loan Document.

         7. Rights of the Lenders and the Agent. (a) All money Proceeds received by the Agent hereunder shall be held by the Agent for the benefit of the Lenders in a Collateral Account. All Proceeds while held by the Agent in a Collateral Account (or by the Pledgors in trust for the Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection 8(a).

         (b) If an Event of Default shall occur and be continuing and the Agent shall give notice of its intent to exercise such rights to the Pledgors, (i) the Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as the Agent may determine, and (ii) all shares of the Pledged Stock shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of the Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Issuer, or upon the exercise by the Pledgors or the Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to the Pledgors to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

         8. Remedies. (a) If an Event of Default shall have occurred and be continuing, at any time at the Agent's election, the Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Agent may elect.

         (b) If an Event of Default shall have occurred and be continuing, the Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgors or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgors, which right or equity is hereby waived or released. The Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Agent, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to the Pledgors. To the extent permitted by applicable law, the Pledgors waive all claims, damages and demands they may acquire against the Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgors shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agent or any Lender to collect such deficiency.

         (c) The Pledgors waive and agree not to assert any rights or privileges which they may acquire solely under Section 9-112 of the Code. The Pledgors shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Agent or any Lender to collect such deficiency.

         9. Registration Rights; Private Sales. (a) The Pledgors agree to cause the Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

         (b) The Pledgors recognize that the Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgors acknowledge and agree that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer would agree to do so.

         (c) The Pledgors further agree to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgors further agree that a breach of any of the covenants contained in this Section will cause irreparable injury to the Agent and the Lenders, that the Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgors, and the Pledgors hereby waive and agree not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

         10. Irrevocable Authorization and Instruction to Issuer. The Pledgors hereby authorize and instruct the Issuer to comply with any instruction received by it from the Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgors, and the Pledgors agree that the Issuer shall be fully protected in so complying.

         11. Agent's Appointment as Attorney-in-Fact. (a) The Pledgors hereby irrevocably constitute and appoint the Agent and any officer or agent of the Agent, with full power of substitution, as their true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgors and in the name of the Pledgors or in the Agent's own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

         (b) The Pledgors hereby ratify all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in subsection 11(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

         12. Duty of Agent. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account, except that the Agent shall have no obligation to invest funds held in any Collateral Account and may hold the same as demand deposits. Neither the Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgors or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

         13. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, the Pledgors authorize the Agent to file financing statements with respect to the Collateral without the signature of the Pledgors in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

         14. Authority of Agent. The Pledgors acknowledge that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Pledgors, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither the Pledgors nor the Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

         15. Notices. All notices, requests and demands to or upon the Agent or the Pledgors to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (i) when delivered by hand or (ii) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (iii) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed to the Agent or the Pledgors at their address or transmission number for notices provided on the signature page hereto. The Agent and the Pledgors may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

         16. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         17. Return of Documents; Cooperation. When this Agreement is terminated and the security interests created hereby are released, the Agent shall (i) execute and deliver to the Pledgors such documents of assignment as are reasonably necessary to terminate the Agent's security interest in the Collateral and (ii) return to the Pledgors the documents delivered to the Agent as provided in Section 3. If any part of the Collateral is released in connection with any disposition thereof expressly permitted under the terms of the Credit Agreement, and the corresponding security interests created hereby are released, the Agent shall take the actions under clauses (i) and (ii) as appropriate, with respect to such release.

         18. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgors and the Agent, provided that any provision of this Agreement may be waived by the Agent and the Lenders in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent.

         (b) Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to subsection 18(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion.

         (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         19. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         20. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Pledgors and shall inure to the benefit of the Agent and the Lenders and their successors and assigns.

         21. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         22. Guarantee. (a) Subject to the provisions of paragraph 22(b) below, the Pledgors hereby unconditionally and irrevocably guarantee to the Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

         (b) The Pledgors shall have no personal liability for payment of the Obligations, and in any action or suit to collect the Obligations the Agent and the Lenders, for themselves and their respective successors, indorsees, transferees and assigns, agree that under no circumstances shall any of them seek, nor shall the Pledgors be subject to, any in personam judgment against the Pledgors or any judgment for a deficiency but shall look solely to the security interests hereunder and the collateral described herein for payment of the Obligations. Nothing contained in this Section shall be construed to impair the validity of the Obligations or this Agreement or, except as expressly set forth above, affect or impair in any way the right of the Agent and the Lenders to exercise their rights and remedies under the Credit Agreement, the Notes and any other Loan Documents in accordance with their terms.

         23. Regulatory Approval. (a) Notwithstanding anything herein to the contrary, to the extent this Agreement or any other Loan Document purports to require any Loan Party to grant to the Agent, on behalf of Lenders, a security interest in the FCC Licenses of any Loan Party now owned or hereafter acquired, as the case may be, the Agent, on behalf of Lenders, shall only have a security interest in such FCC Licenses at such times and to the extent that a security interest in such licenses is permitted under applicable law. Notwithstanding anything to the contrary set forth herein, the Agent, on behalf of Lenders, agrees that to the extent prior FCC approval is required pursuant to the Communications Act for (a) the operation and effectiveness of any grant, right or remedy hereunder or under the Security Agreements or (b) taking any action that may be taken by the Agent hereunder or under the Security Agreements, such grant, right, remedy or actions will be subject to such prior FCC approval having been obtained by or in favor of the Agent, on behalf of Lenders. The Borrower agrees that, upon an Event of Default and at the Agent's request, the Borrower will, and will cause its Subsidiaries to, immediately file, or cause to be filed, such applications for approval and shall take all other and further actions reasonably required by the Agent, on behalf of Lenders, to obtain such FCC approvals or consents as are necessary to transfer ownership and control to the Agent, on behalf of Lenders, or their successors, assigns or designees of the FCC Licenses held by the Borrower, its License Subsidiaries or any of its other Subsidiaries. To enforce the provisions of this subsection, the Agent is empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the FCC an involuntary transfer of control of any such FCC License for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. The Borrower hereby agrees to authorize, and to cause each of its Subsidiaries to authorize, such an involuntary transfer of control upon the request of the receiver so appointed, and, if the Borrower shall refuse to authorize or cause any of its Subsidiaries to so authorize the transfer, its approval may be required by the court. Upon the occurrence and continuance of an Event of Default, and at the request of the Agent, the Borrower shall further use its best efforts to assist in obtaining approval of the FCC, if required, for any action or transactions contemplated by this Agreement or the other Loan Documents, including, without limitation, the preparation, execution and filing with the FCC of the assignor's or transferor's portion of any application or applications for consent to the assignment of any FCC License or transfer of control necessary or appropriate under the FCC's rules and regulations for approval of the transfer or assignment of any portion of the Collateral, together with any FCC License or other authorization.

         (b) The Borrower acknowledges that the assignment or transfer of such FCC Licenses is integral to the Lenders' realization of the value of the Collateral, that there is no adequate remedy at law for failure by the Borrower to comply with the provisions of this Section 24 and that such failure would not be adequately compensable in damages, and therefore agrees that the agreements contained in this Section 24 may be specifically enforced.

         (c) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, neither the Agent nor any Lender shall, without first obtaining the approval of the FCC, take any action pursuant to this Agreement or any other Loan Document which would constitute or result in any assignment of an FCC License or any change of control of the Borrower or any of its Subsidiaries if such assignment or change in control would require, under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC.

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.




                                    By: /s/ Lowell W. Paxson
                                        -----------------------------------
                                         Lowell W. Paxson


                                    Address for Notices:
                                    601 Clearwater Park Road
                                    West Palm Beach, FL  33401

                                    Fax:  (561) 659-4252

                                    SECOND CRYSTAL DIAMOND
                                    LIMITED PARTNERSHIP

                                    By:  PAXSON ENTERPRISES, INC.,
                                           a Nevada corporation, as managing
                                           general partner

                                           By: /s/ Lowell W. Paxson
                                               -----------------------------
                                                   Lowell W. Paxson,
                                                   President


                                    Address for Notices:
                                    601 Clearwater Park Road
                                    West Palm Beach, FL  33401

                                    Fax:  (561) 659-4252

                           ACKNOWLEDGEMENT AND CONSENT


         The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement dated July 11, 1997 made by Lowell W. Paxson and Second Crystal Diamond Limited Partnership for the benefit of Union Bank of California, N.A., as Agent (the "Pledge Agreement"). The undersigned agrees for the benefit of the Agent and the Lenders as follows:

         1. The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

         2. The undersigned will notify the Agent promptly in writing of the occurrence of any of the events described in subsection 5(a) of the Pledge Agreement.

         3. The terms of subsection 9(c) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Section 9 of the Pledge Agreement.

                                    PAXSON COMMUNICATIONS CORPORATION

                                    By: /s/
                                        -----------------------------


                                    Address for Notices:

                                    601 Clearwater Park Road
                                    West Palm Beach, FL  33401

                                    Fax: (561) 659-4252

                                                                      SCHEDULE 1
                                                                       TO PAXSON
                                                                PLEDGE AGREEMENT




                          DESCRIPTION OF PLEDGED STOCK



                                                                             Stock Certificate
                   Issuer                         Class of Stock*                   No.                  No. of Shares
-----------------------------------------      --------------------     ------------------------     --------------------

            Paxson Communications                      Common                      0733                       207,624
                 Corporation


            Paxson Communications                      Common                     PCC1097                   2,000,000
                 Corporation


            Paxson Communications                      Common                     PCC1100                   1,000,000
                 Corporation


            Paxson Communications                      Common                                                 472,376(1)
                 Corporation




--------

(1) Additional pledge of 472,376 shares to be consummated post-closing. The Agent may complete the missing information regarding "Stock Certificate No." after such additional pledge takes place.

                          FORM OF PCUH PLEDGE AGREEMENT


                  PCUH PLEDGE AGREEMENT, dated as of July 11, 1997, made by Paxson Communications Unrestricted Holdings, Inc., a Delaware corporation (the "Pledgor"), in favor of Union Bank of California, N.A., as Agent (in such capacity, the "Agent") for the Lenders parties to the Credit Agreement, dated as of July 11, 1997, (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Travel Channel Acquisition Corporation (the "Borrower"), the Agent and such Lenders.


                              W I T N E S S E T H:


         WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein;

         WHEREAS, the Pledgor is the legal and beneficial owner of the shares of Pledged Stock (as hereinafter defined) issued by the Issuers (as hereinafter defined); and

         WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Pledgor shall have executed and delivered this Pledge Agreement to the Agent for the ratable benefit of the Lenders.

                  NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans under the Credit Agreement, the Pledgor hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:

         1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         (b)  The following terms shall have the following meanings:

         "Agreement": this Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

         "Code": the Uniform Commercial Code from time to time in effect in the State of New York.

         "Collateral":  the Pledged Stock and all Proceeds.

         "Collateral Account": any account established to hold money Proceeds, maintained under the sole dominion and control of the Agent, subject to withdrawal by the Agent for the account of the Lenders only as provided in subsection 8(a).

         "Issuers": the collective reference to the companies identified on
Schedule 1 attached hereto as the issuers of the Pledged Stock; individually, each an "Issuer."

         "Pledged Stock": the shares of capital stock listed on Schedule 1 hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by any Issuer to the Pledgor in respect of the Pledged Stock while this Agreement is in effect.

         "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

         "Secured Obligations": the collective reference to (a) the Obligations and (b) all obligations and liabilities of the Pledgor which may arise under or in connection with this Agreement or any other Loan Document to which the Pledgor is a party, whether on account of reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by the Pledgor pursuant to the terms of this Agreement or any other Loan Document to which the Pledgor is a party).

         "Securities Act":  the Securities Act of 1933, as amended.

         (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2. Pledge; Grant of Security Interest. The Pledgor hereby delivers to the Agent, for the ratable benefit of the Lenders, all the Pledged Stock and hereby grants to Agent, for the ratable benefit of the Lenders, a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

         3. Stock Powers. (a) Concurrently with the delivery to the Agent of each certificate representing one or more shares of Pledged Stock to the Agent, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgor with, if the Agent so requests, signature guaranteed.

         (b) The Pledgor shall deliver to the Agent an Acknowledgement and Consent, substantially in the form of Exhibit A to this Agreement, duly executed by the Issuer of such Pledged Stock.

         4. Representations and Warranties. The Pledgor represents and warrants that:

         (a) The shares of Pledged Stock constitute all the issued and outstanding shares of all classes of the capital stock of each Issuer.

         (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

         (c) The Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

         (d) Upon delivery to the Agent of the stock certificates evidencing the Pledged Stock, the security interest created pursuant to this Agreement will constitute a valid, perfected first priority security interest in the Collateral, enforceable in accordance with its terms against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor, except in each case as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (e) The Pledgor has obtained from each Issuer and has delivered to the Agent an Acknowledgement and Consent, substantially in the form attached hereto as Exhibit A, executed by each such Issuer.

         (f)  The Pledgor is 100% owned by PCC.

         5. Covenants. The Pledgor covenants and agrees with the Agent and the Lenders that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

         (a) If the Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Agent and the Lenders, hold the same in trust for the Agent and the Lenders and deliver the same forthwith to the Agent in the exact form received, duly indorsed by the Pledgor to the Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Lenders, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

         (b) Without the prior written consent of the Agent (or except as expressly permitted under the terms of the Credit Agreement), the Pledgor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Agent to sell, assign or transfer any of the Collateral.

         (c) The Pledgor shall maintain the security interest created by this Agreement as a first, perfected security interest and shall defend such security interest against claims and demands of all Persons other than the Agent. At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Agent, duly endorsed if necessary in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement.

         (d) The Pledgor shall pay, and save the Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes and any and all recording and filing fees which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

         (e) The Pledgor will not take or omit to take any action, the taking or the omission of which would result in an alteration or impairment of the Collateral or the security of this Agreement, except as otherwise expressly permitted under the terms of the Credit Agreement.

         (f) The Pledgor will not enter into any agreement amending or supplementing the Collateral, except as otherwise expressly permitted under the terms of the Credit Agreement.

         (g) The Pledgor will not waive or release any obligation of any party to the Collateral, except as otherwise expressly permitted under the terms of the Credit Agreement.

         (h) Unless directed otherwise by the Agent, the Pledgor will exercise promptly and diligently each and every material right which it may have under the Collateral (except the right to release or cancel).

         (i) The Pledgor will not take or omit to take any action or suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Collateral.

         (j) Upon the occurrence and continuance of an Event of Default, the Pledgor will give the Agent copies of all material notices (including notices of default) given or received with respect to the Collateral, promptly after giving or receiving such notices.

         6. Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the Pledgor of the Agent's intent to exercise its corresponding rights pursuant to Section 7 below, the Pledgor shall be permitted to receive all cash dividends paid in the normal course of business of the Issuers and consistent with past practice, to the extent permitted in the Credit Agreement, in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Notes, this Agreement or any other Loan Document.

         7. Rights of the Lenders and the Agent. (a) All money Proceeds received by the Agent hereunder shall be held by the Agent for the benefit of the Lenders in a Collateral Account. All Proceeds while held by the Agent in a Collateral Account (or by the Pledgor in trust for the Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection 8(a).

         (b) If an Event of Default shall occur and be continuing and the Agent shall give notice of its intent to exercise such rights to the Pledgor, (i) the Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as the Agent may determine, and (ii) all shares of the

Pledged Stock shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of any Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the Pledgor or the Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

         8. Remedies. (a) If an Event of Default shall have occurred and be continuing, at any time at the Agent's election, the Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Agent may elect.

         (b) If an Event of Default shall have occurred and be continuing, the Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Agent, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation,
Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agent or any Lender to collect such deficiency.

         (c) The Pledgor waives and agrees not to assert any rights or privileges which it may acquire solely under Section 9-112 of the Code. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Agent or any Lender to collect such deficiency.

         9. Registration Rights; Private Sales. (a) If the Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to
Section 8(b) hereof, and if in the opinion of the Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Pledgor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act,
(ii) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

         (b) The Pledgor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

         (c) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Agent and the Lenders, that the Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

         10. Irrevocable Authorization and Instruction to Issuer. The Pledgor hereby authorizes and instructs each Issuer to comply with any instruction received by it from the Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that each Issuer shall be fully protected in so complying.

         11. Agent's Appointment as Attorney-in-Fact. (a) The Pledgor hereby irrevocably constitutes and appoints the Agent and any officer or agent of the Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in the Agent's own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

         (b) The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in subsection 11(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

         12. Duty of Agent. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account, except that the Agent shall have no obligation to invest funds held in any Collateral Account and may hold the same as demand deposits. Neither the Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

         13. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, the Pledgor authorizes the Agent to file financing statements with respect to the Collateral without the signature of the Pledgor in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

         14. Authority of Agent. The Pledgor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Pledgor, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither the Pledgor nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

         15. Notices. All notices, requests and demands to or upon the Agent or the Pledgor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (i) when delivered by hand or (ii) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (iii) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed to the Agent or the Pledgor at its address or transmission number for notices provided on the signature page hereto. The Agent and the Pledgor may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

         16. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         17. Return of Documents; Cooperation. (a) When this Agreement is terminated and the security interests created hereby are released, the Agent shall (i) execute and deliver to the

Pledgor such documents of assignment as are reasonably necessary to terminate the Agent's security interest in the Collateral and (ii) return to the Pledgor the documents delivered to the Agent as provided in Section 3. If any part of the Collateral is released in connection with any disposition thereof expressly permitted under the terms of the Credit Agreement, and the corresponding security interests created hereby are released, the Agent shall take the actions under clauses (i) and (ii) as appropriate, with respect to such release.

         18. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Agent, provided that any provision of this Agreement may be waived by the Agent and the Lenders in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent.

         (b) Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to subsection 18(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion.

         (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         19. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         20. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Agent and the Lenders and their successors and assigns.

         21. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         22. Guarantee. (a) Subject to the provisions of paragraph 22(b) below, the Pledgor hereby unconditionally and irrevocably guarantees to the Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

         (b) The Pledgor shall have no personal liability for payment of the Obligations, and in any action or suit to collect the Obligations the Agent and the Lenders shall not seek any in personam judgment against the Pledgor or any judgment for a deficiency but shall look solely to the security interests hereunder and the collateral described herein for payment of the Obligations. Nothing contained in this Section shall be construed to impair the validity of the Obligations or this Agreement or affect or impair in any way the right of the Agent and the Lenders to exercise their rights and remedies under the Credit Agreement, the Notes and any other Loan Documents in accordance with their terms.

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                    PAXSON COMMUNICATIONS
                                    UNRESTRICTED HOLDINGS, INC.



                                    By: /s/ William L. Watson
                                        --------------------------------------



                                    Address for Notices:

                                    601 Clearwater Park Road
                                    West Palm Beach, FL  33401

                                    Fax: (561) 659-4252

                           ACKNOWLEDGEMENT AND CONSENT


         The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement dated July 11, 1997 made by Paxson Communications Unrestricted Holdings, Inc. for the benefit of Union Bank of California, N.A., as Agent (the "Pledge Agreement"). The undersigned agrees for the benefit of the Agent and the Lenders as follows:

         1. The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

         2. The undersigned will notify the Agent promptly in writing of the occurrence of any of the events described in subsection 5(a) of the Pledge Agreement.

         3. The terms of subsection 9(c) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Section 9 of the Pledge Agreement.

                                    TRAVEL CHANNEL ACQUISITION CORPORATION

                                    By: /s/ William L. Watson
                                        ----------------------------------


                                    Address for Notices:

                                    601 Clearwater Park Road
                                    West Palm Beach, FL  33401

                                    Fax: (561) 659-4252

                                                                      SCHEDULE 1
                                                                         TO PCUH
                                                                PLEDGE AGREEMENT








                          DESCRIPTION OF PLEDGED STOCK



                                                                      Stock Certificate
                   Issuer                      Class of Stock*               No.             No. of Shares
-----------------------------------------      ---------------        ------------------     -------------

               Travel Channel                    Common ($.01                     2               1,000
           Acquisition Corporation                par value)




------------------------------------

         *Stock is assumed to be common stock unless otherwise indicated.

                          BORROWER SECURITY AGREEMENT


         BORROWER SECURITY AGREEMENT, dated as of July 11, 1997, made by Travel Channel Acquisition Corporation, a Delaware corporation, (the "Borrower") in favor of Union Bank of California, N.A., as Agent (in such capacity, the "Agent") for the Lenders parties to the Credit Agreement, dated as of July 11, 1997, (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Agent and such Lenders.


                              W I T N E S S E T H:


         WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein; and

         WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Borrower shall have executed and delivered this Security Agreement to the Agent for the ratable benefit of the Lenders.

         NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrower, the Borrower hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:

         1.  Defined Terms.

                 1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory and Proceeds.

         (b)  The following terms shall have the following meanings:

                 "Agreement": this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

                 "Collateral":  as defined in Section 2.

                 "Collateral Account": any collateral account established by the Agent as provided in subsection 5.3 or subsection 9.2.

                 "Contracts":       all contracts, agreements, instruments and
         indentures in any form, and portions thereof, to which the Borrower is a party or under which the Borrower has any right, title or interest or to which the Borrower or any property of the Borrower is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of the Borrower to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of the Borrower to damages arising out of, or for, breach or default in respect thereof and (c) all rights of the Borrower to perform and to exercise all remedies thereunder, except, in each case to the extent the grant by the Borrower of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture (i) is prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, (ii) would give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or (iii) is permitted with consent if all necessary consents to such grant of a security interest have not been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate the Borrower to obtain such consents) (the contracts, agreements, instruments or indentures referred to in clauses (i), (ii) and (iii) which, if terminated could reasonably be expected to result in a Material Adverse Effect, are specified on Schedule 1 attached hereto); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by the Borrower of a security interest pursuant to this Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

                 "Patents": (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule 2, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in
         Schedule 2.

                 "Patent License": all agreements, whether written or oral, providing for the grant by or to the Borrower of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 2.

                 "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

                 "Trademarks": (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 3, and (b) all renewals thereof.

                 "Trademark License" means any agreement, written or oral, providing for the grant by or to the Borrower of any right to use any Trademark, including, without limitation, any thereof referred to in
         Schedule 3.

                 "Vehicles" means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state.

         1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection and Schedule references are to this Agreement unless otherwise specified.

         (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Borrower hereby grants to the Agent for the ratable benefit of the Lenders a security interest in all of the following property now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

         (a)  all Accounts;

         (b)  all Chattel Paper;

         (c)  all Contracts;

         (d)  all Documents;

         (e)  all Equipment;

         (f)  all General Intangibles;

         (g)  all Instruments, other than Excluded Investments;

         (h)  all Inventory;

         (i)  all Patents;

         (j)  all Patent Licenses;

         (k)  all Trademarks;

         (l)  all Trademark Licenses;

         (m)  all Vehicles;

         (n) all books, records, ledgercards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by the Borrower or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful on the collection thereof or realization thereupon; and

         (o) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

         3. Representations and Warranties. The Borrower hereby represents and warrants that:

         3.1 Title; No Other Liens. Except for the security interest granted to the Agent for the ratable benefit of the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral pursuant to the Credit Agreement, the Borrower owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as are permitted pursuant to the Credit Agreement.

         3.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 5 will constitute perfected security interests in the Collateral (other than Vehicles) in favor of the Agent, for the ratable benefit of the Lenders, as collateral security for the Obligations and (b) are prior to all other Liens on the Collateral in existence on the date hereof.

         3.3 Inventory and Equipment. The Inventory and the Equipment are kept at the locations listed on Schedule 6.

         3.4 Chief Executive Office. The chief executive office of the Borrower is located at:

                 Travel Channel Acquisition Corporation
                 c/o Paxson Communications Corporation
                 601 Clearwater Park Road
                 West Palm Beach, Florida  33401

         3.5 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

         4. Covenants. The Borrower covenants and agrees with the Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full and the Commitments shall have expired or otherwise been terminated:

         4.1 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Agent, duly indorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement.

         4.2 Maintenance of Insurance. The Borrower will maintain insurance on the Collateral as required under the Credit Agreement.

         4.3  Maintenance of Perfected Security Interest; Further
Documentation. (a) The Borrower shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in subsection 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

         (b) At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby.

         4.4  Changes in Locations, Name, etc.  The Borrower will not:

         (a) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 6; or

         (b) change the location of its chief executive office from that specified in subsection 3.4, unless it shall have given the Agent and the Lenders at least 30 days' prior written notice of such change;

         (c) change its name, identity or corporate structure to such an extent that any financing statement filed by the Agent in connection with this Agreement would become seriously misleading, unless it shall have given the Agent and the Lenders at least 30 days' prior written notice of such change.

         4.5 Further Identification of Collateral. The Borrower will furnish to the Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

         4.6 Notices. The Borrower will advise the Agent and the Lenders promptly, in reasonable detail, at their respective addresses for notices provided for in the Credit Agreement of:

         (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral; and

         (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

         5.  Provisions Relating to Receivables.

         5.1 Borrower Remains Liable under Receivables. Anything herein to the contrary notwithstanding, the Borrower shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Receivable. Neither the Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Agent or any Lender of any payment relating to such Receivable pursuant hereto, nor shall the Agent or any Lender be obligated in any manner to perform any of the obligations of the Borrower under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         5.2 Analysis of Receivables. Upon the occurrence and continuance of an Event of Default: (a) The Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Borrower shall furnish all such assistance and information as the Agent may require in connection with such test verifications; (b) upon the Agent's request and at the expense of such Borrower, such Borrower shall cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables; and (c) the Agent in its own name or in the name of others may communicate with the obligors on the Receivables to verify with them to the Agent's satisfaction the existence, amount and terms of any Receivables.

         5.3 Collections on Receivables. (a) The Agent hereby authorizes the Borrower to collect the Receivables, subject to the Agent's direction and control, and the Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by the Borrower, (i) shall be forthwith (and, in any event, within two Business
Days) deposited by the Borrower in the exact form received, duly indorsed by the Borrower to the Agent if required, in a Collateral Account maintained under the sole dominion and control of the Agent, subject to withdrawal by the Agent for the account of the Lenders only as provided in subsection 9.3, and (ii) until so turned over, shall be held by the Borrower in trust for the Agent and the Lenders, segregated from other funds of the Borrower.

         (b) Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

         (c) Upon the occurrence and continuance of an Event of Default, at the Agent's request, the Borrower shall deliver to the Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

         5.4 Representations and Warranties. (a) No amount payable to the Borrower under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent.

         (b)  None of the obligors on any Receivables is a Governmental
Authority.

         (c) The amounts represented by the Borrower to the Lenders from time to time (upon the Agent's request) as owing to the Borrower in respect of the Receivables will at such times be accurate in all material respects.

         5.5 Covenants. (a) Other than in the ordinary course of business consistent with its past practice, the Borrower will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable, (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof or (vi) fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to a Receivable (other than any right of termination).

         (b) The Borrower will deliver to the Agent a copy of each material demand, notice or document received by it that questions the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

         6.  Provisions Relating to Contracts.

         6.1 Borrower Remains Liable under Contracts. Anything herein to the contrary notwithstanding, the Borrower shall remain liable under each of the Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of such Contract. Neither the Agent nor any Lender shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Agent or any such Lender of any payment relating to such Contract pursuant hereto, nor shall the Agent or any Lender be obligated in any manner to perform any of the obligations of the Borrower under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         6.2 Communication With Contracting Parties. Upon the occurrence and continuance of an Event of Default, the Agent in its own name or in the name of others may communicate with parties to the Contracts to verify with them to the Agent's satisfaction the existence, amount and terms of any Contracts.

         6.3 Representations and Warranties. (a) No consent of any party (other than the Borrower) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement other than any consent that has been received.

         (b) Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (c) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

         (d) Neither the Borrower nor (to the best of the Borrower's knowledge) any of the other parties to the Contracts is in default in the performance or observance of any of the terms thereof in any manner that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (e) The right, title and interest of the Borrower in, to and under the Contracts are not subject to any defenses, offsets, counterclaims or claims that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (f) The Borrower has made available to the Agent a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto.

         (g) No amount payable to the Borrower under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent.

         (h)  None of the parties to any Contract is a Governmental Authority.
Schedule 1 accurately specifies all contracts, agreements, instruments or indentures referred to in clauses (i), (ii) and (iii) of the definition of "Contracts" in subsection 1.1.

         6.4  Covenants.  Except as otherwise provided in the Credit Agreement:
(a) The Borrower will perform and comply in all material respects with all its obligations under the Contracts.

         (b) The Borrower will not amend, modify, terminate or waive any provision of any Contract in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral.

         (c) The Borrower will exercise promptly and diligently each and every material right which it may have under each Contract (other than any right of termination).

         (d) The Borrower will deliver to the Agent a copy of each material demand, notice or document received by it relating in any way to any Contract that questions the validity or enforceability of such Contract.

         7.  Provisions Relating to Patents and Trademarks.

         7.1 Representations and Warranties. (a) Schedule 2 includes all material Patents and Patent Licenses owned by the Borrower in its own name on the date hereof.

         (b) Schedule 3 includes all material Trademarks and Trademark Licenses owned by the Borrower in its own name on the date hereof.

         (c) To the best of the Borrower's knowledge, each such Patent and Trademark is on the date hereof valid, subsisting, unexpired, enforceable and has not been abandoned.

         (d) Except as set forth in either Schedule 2 or Schedule 3, none of such Patents and Trademarks is on the date hereof the subject of any licensing or franchise agreement.

         (e) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Patent or Trademark in any respect that could reasonably be expected to have a Material Adverse Effect.

         (f) No action or proceeding is pending on the date hereof (i) seeking to limit, cancel or question the validity of any Patent or Trademark, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Patent or Trademark.

         7.2  Covenants.

         (a) The Borrower (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated.

         (b) The Borrower will not do any act, or omit to do any act, whereby any material Patent may become abandoned or dedicated.

         (c) The Borrower will notify the Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding the Borrower's ownership of any material Patent or Trademark or its right to register the same or to keep and maintain the same.

         (d) Whenever the Borrower, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, the Borrower shall report such filing to the Agent and the Lenders within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Agent, the Borrower shall execute and deliver any and all agreements, instruments, documents, and papers as the Agent may request to evidence the Agent's and the Lenders' security interest in any Patent or Trademark and the goodwill and general intangibles of the Borrower relating thereto or represented thereby.

         (e) The Borrower will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

         (f) In the event that any Patent or Trademark is infringed, misappropriated or diluted by a third party, the Borrower shall (i) take such actions as the Borrower shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark and (ii) if such Patent or Trademark is of material economic value, promptly notify the Agent and the Lenders after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

         8.  Provisions Relating to Vehicles.

         8.1 Representation and Warranty. Upon the occurrence and continuance of an Event of Default, upon the request of the Agent, the Borrower shall provide within 20 days of such request a complete and correct list of all Vehicles owned by the Borrower on such date.

         8.2  Covenants.

         (a) Upon the occurrence and continuance of an Event of Default, no Vehicle shall be removed from the state which has issued the certificate of title/ownership therefor for a period in excess of 30 days.

         (b) Within 30 days of the date of the Agent's request, all applications for certificates of title/ownership indicating the Agent's first priority security interest in the Vehicle covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which the Agent shall deem advisable to perfect its security interests in the Vehicles.

         9.   Remedies.

         9.1 Notice to Obligors and Contract Parties. Upon the request of the Agent at any time after the occurrence and during the continuance of an Event of Default, the Borrower shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Agent.

         9.2 Proceeds to be Turned Over To Agent. In addition to the rights of the Agent and the Lenders specified in subsection 5.3 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, upon written notice from the Agent, all Proceeds received by the Borrower consisting of cash, checks and other near-cash items shall be held by the Borrower in trust for the Agent and the Lenders, segregated from other funds of the Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Agent in the exact form received by the Borrower (duly indorsed by the Borrower to the Agent, if required) and held by the Agent in a Collateral Account maintained under the sole dominion and control of the Agent. All Proceeds while held by the Agent in a Collateral Account (or by the Borrower in trust for the Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection 9.3.

         9.3 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Agent's election, the Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Agent may elect, and any part of such funds which the Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Agent to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full and the Commitments shall have expired or otherwise been terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

         9.4 Code Remedies. If an Event of Default shall occur and be continuing, the Agent, on behalf of the Lenders may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code.
Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Borrower further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Borrower's premises or elsewhere. The Agent shall apply the net proceeds of any action taken by it pursuant to this subsection, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

         10. Agent's Appointment as Attorney-in-Fact; Agent's Performance of Borrower's Obligations.

         10.1 Powers. The Borrower hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Agent the power and right, on behalf of the Borrower, without notice to or assent by the Borrower, to do any or all of the following:

                 (a) in the name of the Borrower or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

                 (b) in the case of any Patent or Trademark, execute and deliver any and all agreements, instruments, documents and papers as the Agent may request to evidence the Agent's and the Lenders' security interest in such Patent or Trademark and the goodwill and general intangibles of the Borrower relating thereto or represented thereby;

                 (c) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                 (d) execute, in connection with any sale provided for in subsection 9.4, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                 (e) (i) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct;
         (ii) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (v) defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (vi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; (vii) assign any Patent or Trademark (along with the goodwill of the business to which any such Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (viii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and do, at the Agent's option and the Borrower's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Borrower might do.

         Anything in this subsection to the contrary notwithstanding, the Agent agrees that it will not exercise any rights under the power of attorney provided for in this subsection unless an Event of Default shall have occurred and be continuing.

         10.2 Performance by Agent of Borrower's Obligations. If the Borrower fails to perform or comply with any of its agreements contained herein, the Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

         10.3 Borrower's Reimbursement Obligation. The expenses of the Agent incurred in connection with actions undertaken as provided in this Section, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Base Rate Loans under the Credit Agreement, from the date of payment by the Agent to the date reimbursed by the Borrower, shall be payable by the Borrower to the Agent on demand.

         10.4 Ratification; Power Coupled With An Interest. The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

         11. Duty of Agent. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Agent and the Lenders hereunder are solely to protect the Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Agent or any Lender to exercise any such powers. The Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

         12. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, the Borrower authorizes the Agent to file financing statements with respect to the Collateral without the signature of the Borrower in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

         13. Authority of Agent. The Borrower acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Borrower, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Borrower shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

         14. Notices. All notices, requests and demands to or upon the Agent or the Borrower hereunder shall be effected in the manner provided for in subsection 9.2 of the Credit Agreement.

         15. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         16.  Amendments in Writing; No Waiver; Cumulative Remedies.

         16.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Borrower and the Agent, provided that any provision of this Agreement imposing obligations on the Borrower may be waived by the Agent in a written instrument executed by the Agent.

         16.2 No Waiver by Course of Conduct. Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to subsection 16.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion.

         16.3 Remedies Cumulative. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         17. Section Headings. The Section and subsection headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         18. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Agent and the Lenders and their successors and assigns.

         19. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                        TRAVEL CHANNEL ACQUISITION
                                        CORPORATION


                                        By: /s/
                                            -----------------------------

                                   SCHEDULE I
                         TO BORROWER'S SECURITY AGREEMENT


                                   CONTRACTS

None.

                                   SCHEDULE II
                        TO BORROWER'S SECURITY AGREEMENT


                          PATENTS AND PATENT LICENSES


None.

                                   SCHEDULE III
                        TO BORROWER'S SECURITY AGREEMENT


                       TRADEMARKS AND TRADEMARK LICENSES


See Attached.

Copyrights in all episodes of the following programs:

1.  "Designs on Travel"
2.  "Etc. . . Etc"
3.  "The World Through Celebrities Eyes"
4.  "First Impressions"
5.  "Great Getaway Game"
6.  "Inside Travel"
7.  "The Perfect Trip"
8.  "Sense of Place"
9.  "United States"
10. "Arthur Frommer's Almanac of Travel"
11. "Countries of the World"
12. "On the Agenda"

====================================================================================================================================
Monday, June 09, 1997                                    Client Status Report                                                Page: 1

     Client:  T242     The Travel Channel, Inc.


                                    Case Number    Application     Registration
Trademark Name                      Status         Number/Date     Number/Date     Attorney(s)   Next Action(s)          Due Date(s)
====================================================================================================================================
AMERICAN ROAD TRIPS                 T07626         74/082821       1681684         WSB           Sec. 8 Deadline         31-Mar-1998
                                    Registered     30-Jul-1990     31-Mar-1992     JSP           Renewal Earliest Date   30-Sep-2001
United States of America     Owner: The Travel Channel, Inc.                       WXB           Next Renewal            31-Mar-2002
                           Classes: 041                                                          Grace Period Ends       30-Jun-2002
                             Goods: Entertainment services in the nature of a television program series featuring travel information
                           Remarks: Additional Attorney(s): THD THD
                                    First Use In Commerce:  11/26/90
                                    Reel/Frame/Date: 1220/0311; 9/21/94
                                    Assign./Owner Change: From Travel Marketing Corporation
                                    Natn-1 Class(es): 107
                                    Service Mark; Supplemental Register
                                    Client: T242 The Travel Channel
                                    Registrant: The Travel Channel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
DESIGNS ON TRAVEL                   T07621         74/082822       1692008         WSB           Sec. 8 Deadline         09-Jun-1998
                                    Registered     30-Jul-1990     09-Jun-1992     JSP           Renewal Earliest Date   09-Dec-2001
United States of America     Owner: The Travel Channel, Inc.                       LJL           Next Renewal            09-Jun-2002
                           Classes: 041                                                          Grace Period Ends       09-Sep-2002
                             Goods: Entertainment services in the nature of a televised program series featuring travel information
                           Remarks: Disclaimer: "travel"
                                    First Use In Commerce: 4/18/90
                                    Reel/Frame/Date: 1220/0311; 9/21/94
                                    Assign./Owner Change: From Travel Marketing Corporation
                                    Service Mark
                                    Client: T242 The Travel Channel
                                    Registrant: The Travel Channel, Inc.

====================================================================================================================================
Monday, June 09, 1997                                    Client Status Report                                                Page: 2

     Client:  T242     The Travel Channel, Inc.


                                    Case Number    Application     Registration
Trademark Name                      Status         Number/Date     Number/Date     Attorney(s)   Next Action(s)          Due Date(s)
====================================================================================================================================
ETC...ETC...                        T07624         74/084643       1651090         WSB           Sec. 8 Deadline         16-Jul-1997
                                    Registered     03-Aug-1990     16-Jul-1991     JSP           Renewal Earliest Date   16-Jan-2001
United States of America     Owner: The Travel Channel, Inc.                       WXB           Next Renewal            16-Jul-2001
                           Classes: 041                                                          Grace Period Ends       16-Oct-2001
                             Goods: Entertainment services in the nature of a televised program series concerning travel
                           Remarks: Additional Attorney(s): THD THD
                                    First Use In Commerce:  4/1/90
                                    Reel/Frame/Date: 1220/0311; 9/21/94
                                    Assign./Owner Change: From Travel Marketing Corporation
                                    Service Mark
                                    Client: T242 The Travel Channel
                                    Registrant: The Travel Channel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
FIRST IMPRESSIONS                   T07627         74/209918       1741812         WSB           Sec. 8/15 Earliest Dt.  22-Dec-1997
                                    Registered     07-Oct-1991     22-Dec-1992     JSP           Sec 8 Deadline          22-Dec-1998
United States of America     Owner: The Travel Channel, Inc.                       WXB           Renewal Earliest        22-Jun-2002
                           Classes: 041                                                          Next Renewal            22-Dec-2002
                                                                                                 Grace Period Ends       22-Mar-2003
                             Goods: Entertainment services in the nature of a televised program series featuring travel information
                           Remarks: Additional Attorney(s): THD THD
                                    First Use In Commerce: 10/1/90
                                    Reel/Frame/Date: 1220/0311; 9/21/94
                                    Assign./Owner Change: From Travel Marketing Corporation
                                    Natn-1 Class(es): 107
                                    Service Mark
                                    Client: T242 The Travel Channel
                                    Registrant: The Travel Channel, Inc.

====================================================================================================================================
Monday, June 09, 1997                                    Client Status Report                                                Page: 3

     Client:  T242     The Travel Channel, Inc.


                                    Case Number    Application     Registration
Trademark Name                      Status         Number/Date     Number/Date     Attorney(s)   Next Action(s)          Due Date(s)
====================================================================================================================================
NAVIGATOR                           T07924         74/727084       1985853         WSB           Sec. 8/15 Earliest Dt.  09-Jul-2001
                                    Registered     11-Sep-1990     09-Jul-1996     JSP           Sec. 8 Deadline         09-Jul-2002
                                                                                   THD           Renewal Earliest Date   09-Jan-2006
United States of America     Owner: The Travel Channel, Inc.                                     Next Renewal            09-Jul-2006
                           Classes: 16                                                           Grace Period Ends       09-Oct-2006

                             Goods: Monthly television program guide
                           Remarks:
                                    Client: 7242 The Travel Channel, Inc.
                                    Registrant: The Travel Channe1, Inc.
------------------------------------------------------------------------------------------------------------------------------------
THE PERFECT TRIP                    T07625         73/832207       1669767         WSB           Sec. 8 Deadline         24-Dec-1997
                                    Registered     18-Oct-1989     24-Dec-1991     JSP           Renewal Earliest Date   24-Jun-2001
United States of America     Owner: The Travel Channel, Inc.                       THD           Next Renewal            24-Dec-2002
                           Classes: 041                                                          Grace Period Ends       24-Mar-2002
                             Goods: Entertainment services in the nature of a travel,tourism and adventure programs
                           Remarks: Additional Attorney(s): LJL LJL
                                    First Use In Commerce: 3/19/87
                                    Reel/Frame/Date: 1220/0311; 9/21/94
                                    Assign./Owner Change: From Travel Marketing Corporation
                                    Natn-1 Class(es):107
                                    Service Mark
                                    Client: T242 The Travel Channel
                                    Registrant: The Travel Channel, Inc.

====================================================================================================================================
Monday, June 09, 1997                                    Client Status Report                                                Page: 4

     Client:  T242     The Travel Channel, Inc.


                                    Case Number    Application     Registration
Trademark Name                      Status         Number/Date     Number/Date     Attorney(s)   Next Action(s)          Due Date(s)
====================================================================================================================================
THE TRAVEL CHANNEL                  T07815         74/688681       1982443         JSP           Sec. 8/15 Earliest Dt.  25-Jun-2001
                                    Registered     14-Jun-1995     25-Jun-1996     JSP           Sec. 8 Deadline         25-Jun-2002
United States of America     Owner: The Travel Channel, Inc.                       THD           Renewal Earliest Date   25-Dec-2005
                           Classes: 038 & 041                                                    Next Renewal            25-Jun-2006
                                                                                                 Grace Period Ends       25-Sep-2006

                             Goods: Cable television broadcasting services (C1.38); producing television programs (C1.41)
                           Remarks: Disclaimer: "channel"
                                    First Use In Commerce: 10/13/86

                                    Client: T242 The Travel Channel
                                    Registrant: The Travel Channel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
THE TRAVEL CHANNEL                  T07622         73/308959       1205086         WSB           Renewal Earliest Date   10-Feb-2002
                                    Registered     06-May-1981     10-Aug-1982     JSP           Next Renewal            10-Aug-2002
United States of America     Owner: The Travel Channel, Inc.                       WXB           Grace Period Ends       10-Nov-2002
                           Classes: 038
                             Goods: Broadcasting services to cable television systems by the way of satellite
                           Remarks: Disclaimer: "channel"
                                    First Use In Commerce: 4/1/81
                                    Reel/Frame/Date: 1220/0311; 9/21/94
                                    Assign./Owner Change: From Travel Marketing Corporation
                                    Service Mark; Supplemental Register
                                    Client: T242 The Travel Channel, Inc.
                                    Registrant: The Travel Channel, Inc.

====================================================================================================================================
Monday, June 09, 1997                                    Client Status Report                                                Page: 5

     Client:  T242     The Travel Channel, Inc.


                                    Case Number    Application     Registration
Trademark Name                      Status         Number/Date     Number/Date     Attorney(s)   Next Action(s)          Due Date(s)
====================================================================================================================================
THE TRAVEL CHANNEL & DESIGN         T07814         74/688684       1980990         JSP           Sec. 8/15 Earliest Dt.  18-Jun-2001
                                    Registered     14-Jun-1995     18-Jun-1996     JSP           Sec. 8 Deadline         18-Jun-2002
United States of America     Owner: The Travel Channel, Inc.                       THD           Renewal Earliest Date   18-Dec-2005
                           Classes: 038 & 041                                                    Next Renewal            18-Jun-2006
                                                                                                 Grace Period Ends       18-Sep-2006

                             Goods: Cable television broadcasting services (C1.38); produciing television programs (C1.41)
                           Remarks: Disclaimer: "channel"
                                    First Use In Commerce: 5/1/93

                                    Client: T242 The Travel Channel
                                    Registrant: The Travel Channel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
THE TRAVEL CHANNEL & DESIGN         081990         73/684289       1522924         WSB           Renewal Earliest Date   31-Jul-2008
                                    Registered     14-Sep-1987     31-Jan-1989     JSP           Next Renewal            31-Jan-2009
United States of America     Owner: The Travel Channel, Inc.                       WXB           Grace Period Ends       30-Apr-2009
                           Classes: 38, 39, 41 & 42
                             Goods: Cable television/broadcasting(C1.38); travel agency services (C1.39); producing tv programs...(C1.41); tv
                                    shopping services(C1.42)
                           Remarks: Reel/Frame/Date: 1220/0311; 9/21/94
                                    Assign./Owner Change: From Travel Marketing Corporation

====================================================================================================================================
Monday, June 09, 1997                                    Client Status Report                                                Page:6

     Client:  T242     The Travel Channel, Inc.


                                    Case Number    Application     Registration
Trademark Name                      Status         Number/Date     Number/Date     Attorney(s)   Next Action(s)          Due Date(s)
====================================================================================================================================
ULTIMATE WORLD TOUR                 T07995         74/578712       1918300         WSB           Sec. 8/15 Earliest Dt.  12-Sep 2000
                                    Registered     26-Sep-1994     12-Sep-1995     JSP           Sec. 8 Deadline         12-Sep-2001
United States of America     Owner: The Travel Channel, Inc.                                     Renewal Earliest Date   12-Mar-2005
                           Classes: 35                                                           Next Renewal            12-Sep-2005
                             Goods: Promoting the sale of goods and services of others by        Grace Period Ends       12-Dec-2005
                                    conducting an incentive program
                           Remarks: First Use In Commerce:  9/1/94
                                    Natn-1 Class(es): 100, 101, 102

                                    Client: T242 The Travel Channel
                                    Registrant: The Travel Channel, Inc.

                                 SCHEDULE IV
                       TO BORROWER'S SECURITY AGREEMENT


                                   VEHICLES


Not Applicable.

                                   SCHEDULE V
                        TO BORROWER'S SECURITY AGREEMENT

                            FILING AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS


                          Uniform Commercial Code Filings

                          a. File in the following:

                             Georgia-Secretary of State and Dekalb County


                          b. Precautionary Statement - Should file in the
                             following:

                             Virginia - Secretary of State and City of Norfolk Florida - Secretary of State


                          Patent and Trademark Filings

                             See Attached.


                          Other Actions

                                 SCHEDULE VI
                       TO BORROWER'S SECURITY AGREEMENT

                           INVENTORY AND EQUIPMENT


Inventory and Equipment located in the following places:

1.      The Travel Channel, Inc.
        2690 Cumberland Parkway
        Suite 500
        Atlanta, GA 30339

2.      Crawford Communications, Inc.
        535 Plasamour Drive
        Atlanta, GA 30324

                       Paxson Communications Corporation
[LOGO]                      601 Clearwater Park Road
                      West Palm Beach, Florida 33401-6233
                        (561)659-4122 - FAX (561)655-7246

July 11, 1997

Union Bank of California, N.A., as Agent, and
The Lenders Party to the Credit Agreement
  Referred to Below

         Re: Credit Agreement, dated as of July 11, 1997, among Travel Channel Acquisition Corporation, Union Bank of California, N.A., as agent, and the Lenders parties thereto

Ladies and Gentlemen:

         I am General Counsel to Paxson Communications Corporation, a Delaware corporation ("PCC") Travel Channel Acquisition Corporation, a Delaware corporation (the "Borrower"), and Paxson Communications Unrestricted Holdings, Inc., a Delaware corporation ("Pledgor" and collectively with the Borrower, the "Loan Parties"), with respect to the loans to be made to the Borrower pursuant to the Credit Agreement. dated as of July 11, 1997, among the Borrower, Union Bank of California, N.A. as agent, and the Lenders parties thereto (the
"Credit Agreement"). I am providing this opinion to you at the request of the Loan Parties and pursuant to Section 4.1 of the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         In connection with rendering this opinion, I have examined and am relying upon copies of the final forms of the following instruments and documents:

         1.      The Credit Agreement;

         2.      The Notes;

         3.      The Borrower Security Agreement;

         4.      The PCUH Pledge Agreement;

         5. The Paxson Pledge Agreement (collectively with the PCUH Pledge Agreement, the "Pledge Agreements");

Union Bank of California N.A., as Agent, and The Lenders Party to the Credit Agreement
July 11, 1997
Page 2

         6. Stock Powers executed in blank in connection with the Pledge Agreements (the "Pledge Stock Powers"); and

         7. The Certificate of Incorporation and Bylaws of the Loan Parties, as amended through the date hereof;

         8. Certain records of proceedings of the Boards of Directors of the Loan Parties; and

         9.      The Letter Agreement dated July 11, 1997 between PCC and you.

         Although documents (1) through (6) are sometimes referred to below collectively as the "Loan Documents", they do not constitute all of the loan documents utilized in connection with the transaction. The opinions expressed below relate solely to the documents listed above and not to any other documents that are referred to in, incorporated by reference into, or listed as attachments, exhibits, or schedules to any of the documents listed above, except as may be otherwise specifically noted.

         With respect to factual matters, I have examined and am relying upon and assume the completeness and accuracy of Borrower's representations and warranties made in the Loan Documents. I have assumed that each Loan Party qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect. I have made such further inquiry of the Loan Parties or investigation of the books, records, files, or other business papers of the Loan Parties (other than any independent investigation in any court, agency, governmental office, or elsewhere) with respect to factual matters as I have deemed reasonably necessary in connection therewith. To the extent that any opinion expressed below is given "to my current actual knowledge," such opinion is based solely upon such representations, warranties, and certificates of the Loan Parties (as to matters of fact only), and my current actual knowledge and does not (i) include constructive or assumed notice or knowledge of matters or information or (ii) imply that I have undertaken any independent investigation with any persons other than those described above. Furthermore, such references mean only that I do not know of any fact or circumstance contradicting the statement which follows.

         Based upon the foregoing and subject to the qualifications stated herein, I am of the opinion that:

Union Bank of California, N.A., as Agent, and The Lenders Party to the Credit Agreement
July 11, 1997
Page 3

         1. Each Loan Party has obtained all requisite consents, approvals authorizations and filings of any New York or federal authority that I have in the exercise of customary professional diligence, recognized as directly applicable to the Loan Parties or to transactions of the type contemplated by the Credit Agreement or for each Loan Party to own and operate its property and assets and to transact the business in which it is engaged except for those consents, approvals, authorizations and filings which have been obtained or which, if not obtained, would not reasonably be expected to have a Material Adverse Effect.

         2. Each of the Loan Documents constitutes the legal, valid and binding obligation of each of the Loan Parties which is a party thereto, enforceable in accordance with its terms. The Letter Agreement constitutes the legal valid and binding obligation of PCC enforceablein accordance with its terms.

         3. The Borrower Security Agreement (other than with respect to the security interests in the Patent, Trademarks and Copyrights (each as defined in each of the Borrower Security Agreement) as to which I express no opinion) constitutes a valid and binding obligation of each Loan Party thereto and creates in favor of the Agent a valid and binding security interest in the collateral described therein, enforceable against each Loan Party thereto in accordance with its terms.

         4. The execution, delivery and performance by each Loan Party of each of the terms and conditions of each Loan Document to which it is a party, and the consummation of each of the transactions contemplated thereby, will not (i) conflict with any law, rule, or regulation of the State of New York which, in my experience, are normally applicable to transactions of the type contemplated by the Loan Documents, but without my having made any special investigation concerning any other law, rule, or regulation or (ii) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default (including any default arising with the giving of notice or the passage of time, or both) under, or (other than pursuant to the Borrower Security Agreement) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Loan Party pursuant to the terms of any Contractual Obligation to which any Loan Party is a party or by which it or any of its property or assets if bound or to which it may be subject, except where such

Union Bank of California. N.A., as Agent, and The Lenders Party to the Credit Agreement
July 11, 1997
Page 4

         contravention, conflict. breach. default, creation imposition or obligation would not, singly or in the aggregate with all such other events have a Material Adverse Effect.

  5. The Pledge Agreements together with the delivery of the certificates representing the shares of stock delivered in pledge by the Pledgors thereunder on the date hereof (as to all such parties, the "Initial Pledged Shares") to the Agent in the State of New York, creates in favor of the Agent a perfected security interest under the New York UCC in the Initial Pledged Shares. Assuming the Agent and the other Lenders acquire their interest in the Initial Pledged Shares in good faith and without notice of any adverse claims, and that each Initial Pledged Share is either in bearer form issued or endorsed in the name of the Agent or in blank, the Agent's security interest in the Initial Pledged Shares is subject to no equal or prior security interest which must be perfected by possession or filing under the New York UCC.

  6. There is no proceeding pending or, to my current actual knowledge, threatened against or affecting any Loan Party (other than any proceeding affecting the broadcasting industry generally) or any of their properties or assets that would, singly or in the aggregate with all such Proceedings, have a Material Adverse Effect.

  7. No third-party consent (other than third-party consents that have been obtained and are in full force and effect), is required to authorize or is required in connection with (i) the execution, delivery and full and timely performance of any of the terms and provisions of, or consummation of any of the transactions contemplated by any Loan Document or the Letter Agreement or (ii) the legality, validity, binding effect or enforceability of any Loan Document or the Letter Agreement.

  My opinions in paragraphs 1, 2 and 4 above are subject to (a) bankruptcy. insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally, (b) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, (c) public policy considerations or court decisions which may limit the rights of the Lenders or the Agents to obtain indemnification, (d) the unenforceability under certain circumstances of rights of set-off

Union Bank of California. N.A., as Agent, and The Lenders Party to the Credit Agreement
July 11, 1997
Page 5

with respect to extensions of credit under the Credit Agreement in which participation have been granted purported to be provided for in the Loan Documents. and (e) the unenforceability of provisions prohibiting transfers to the extent they include transfers described in Section 9-311 of the UCC in the State of New York. I further advise you that certain provisions of the Loan Documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of any of the remaining provisions of the Loan Documents and such limitations and unenforceability do not make the rights and remedies provided in or contemplated by the Loan Documents inadequate for the practical realization of the rights and benefits afforded thereby.

         In rendering the opinions in paragraphs 4 and 5 I have assumed (a) that each Loan Party has, or will have as of the relevant times, rights in the Collateral in which such Loan Party has granted a security interest to Agent within the meaning of Section 9-203(1)(c) of the UCC of the State of New York.
(b) that "value" has been given within the meaning of 9-203(1)(b) of the UCC in the State of New York, (c) that none of the Collateral arises out of any transaction described in Section 9-104 of the UCC in the State of New York.
(d) the sufficiency and adequacy for purposes of the UCC of the State of New York of the signature of the secured party and (e) that no agreements or understanding exists between any Agent or any Lender, on the one hand, and any Loan Party or third parties, on the other hand, that would modify, release or terminate the security interests granted to the Agent pursuant to the Security Documents. I express no opinion with respect to the validity, creation or perfection of the security interests granted to the Agent pursuant to the Security Documents in any Collateral to the extent that such Collateral includes or may include trademarks, service marks, trade names, copyrights, patents, trade secrets, "know-how" or the like. I also call your attention to the fact that under certain circumstances described in Section 9-306 of the UCC in the State of New York, the right of a secured party to enforce its security interests in proceeds of Collateral may be limited.

         My opinion in paragraphs 3 and 5 should be interpreted in accordance with the Special Report by the TriBar Opinion Committee: U.C.C. Security Interest Opinions, 49 Bus. Law. 359 (1993). Insofar as my opinion in paragraph 5 relates to the enforceability of the Pledge Agreements with respect to the Pledged Shares pledged thereunder as of the Closing Date, such opinion is given only to the extent that (y) New York law is applicable thereto and (z) each Pledged Share constitutes a "certificated security" within the meaning of
Section 8-102(1)(a) of the New York UCC.

Union Bank of California. N.A., as Agent, and The Lenders Party to the Credit Agreement
July 11, 1997
Page 6

         Insofar as the Security Documents create security interests in after-acquired property, such security interests may be subject to Sections 547 and 552 of the Bankruptcy Code.

         To the extent that the obligations of any Loan Party may be dependent upon such matters, I assume for purposes of this opinion that the Loan Documents have been duly authorized, executed and delivered by the Loan Parties, Agent and the Lenders which are parties to such Loan Documents and constitute the legally valid and binding obligations of the Agent and such Lenders, enforceable against the Agent and such Lenders in accordance with their respective terms subject to bankruptcy, insolvency, reorganization. fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally and general principles of equity. I am not expressing any opinion as to the effect of compliance by any Agent or any Lender with any state or Federal laws or regulations applicable to the transactions contemplated by the Loan Documents because of the nature of any Agent's or any such Lender's business.

         My opinions set forth herein are limited to the federal laws of the United States of America (other than the Communications Act) and the internal laws of the State of New York and I express no opinion as to the laws of any other jurisdiction. With respect to the opinions expressed herein that relate to the Paxson Pledge Agreement, including paragraphs 2, 5 and 7 hereof I have relied upon the opinion of Beckley, Singleton, Jemison & List, Chtd., dated as of the date hereof, a copy of which has been delivered to you, as to matters of Nevada law.

         This opinion is rendered pursuant to your request, is intended solely for your benefit and can be relied on solely by you and any successors and assigns in connection with the Loan Documents. This opinion is not to be furnished, quoted, or referred, to any other party or to any governmental agency, except for any participants, or used for any other purpose without my prior written consent.

                                   Very truly yours,


                                   /s/ Anthony L. Morrison, Esq.
                                   -----------------------------
                                       Anthony L. Morrison, Esq.
                                       General Counsel

                   [DOW, LOHNES & ALBERTSON, PLLC LETTERHEAD]



                              As of July 11, 1997


Union Bank of California, N.A.
445 South Figueroa Street
Los Angeles, California 90071

          Re: Credit Agreement, dated as of July 11, 1997, among Travel Channel Acquisition Corporation, Union Bank of California, N.A., as agent, and the Lenders parties thereto

Dear Sirs:

         We have acted as special counsel to Travel Channel Acquisition Corporation, a Delaware corporation (the "Borrower"), and Paxson Communications Unrestricted Holdings, Inc., a Delaware corporation ("Pledgor"), with respect to the loans to be made to the Borrower pursuant to the Credit Agreement, dated as of July 11, 1997, among the Borrower, Union Bank of California, N.A., as agent, and the Lenders parties thereto (the "Credit Agreement"). We have been asked by the Borrower to deliver this opinion to you in connection with loans to be made by you to the Borrower pursuant to the Credit Agreement. Capitalized terms that are not defined in this Agreement but are defined in the Credit Agreement have the meanings assigned to them in the Credit Agreement.

         In connection with this opinion, we have examined the following documents:

         1. The Certificate of Incorporation of the Borrower, in the form certified by the Secretary of State of the State of Delaware to have been filed on June 11, 1997, and certified by an officer of the Borrower to be in full force and effect, without amendment or modification, on the effective date of this opinion.

         2. The By-laws of the Borrower, in the form certified by an officer of the Borrower to be in full force and effect, without amendment or modification, on the effective date of this opinion.

         3. The Certificate of Incorporation of the Pledgor, in the form certified by the Secretary of State of the State of Delaware to have been filed on July 10, 1997 and certified by an officer of the Pledgor to be in full force and effect, without amendment or modification, on the effective date of this opinion.

Union Bank of California, N.A.
As of July 11, 1997
Page 2

         4. The By-laws of the Pledgor, in the form certified by an officer of the Pledgor to be in full force and effect, without amendment or modification, the effective date of this opinion.

         5. Resolutions of the Board of Directors of the Borrower, in the form certified by an officer of the Borrower to have been duly adopted and to be in full force and effect, without revocation, rescission, amendment, or modification, on the effective date of this opinion.

         6. Resolutions of the Board of Directors of the Pledgor, in the form certified by an officer of the Pledgor to have been duly adopted and to be in full force and effect, without revocation, rescission, amendment, or modification, on the effective date of this opinion.

         7. A Certificate of Good Standing with respect to the Borrower, issued by the Secretary of State of the State of Delaware on July 11, 1997.

         8. A Certificate of Existence and a Certificate of Authority to Transact Business with respect to the Borrower, each issued by the Secretary of State of the State of Georgia on July 9, 1997.

         In connection with this opinion, we have also examined unexecuted drafts of the following documents (the "Loan Documents"):

         1.      The Credit Agreement.

         2.      The Borrower Security Agreement.

         3.      The PCUH Pledge Agreement.

         4.      The Revolving Credit Note.

         5.      The Term Note.

         We have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity with the original documents of all documents submitted to us as certified, conformed, or photostatic copies; the legal capacity of all natural persons; and that all documents reviewed by us (including each of the Loan Documents) were are binding upon and enforceable against the parties thereto. For those of the Loan Documents received and reviewed by us in the form of unexecuted drafts, we have assumed

Union Bank of California, N.A.
As of July 11, 1997
Page 3

that those documents, as executed, conform to the drafts we have reviewed in every respect material to our opinions herein. The opinions expressed in this letter are based solely upon our review of those documents that are specifically referred to in this letter as having been reviewed by us. We have not examined any other documents, instruments, or corporate records in connection with this opinion.

         As to questions of fact material to our opinions, we have relied solely, without any inquiry or verification by us, upon the representations and warranties of the parties in the Loan Documents and upon representations of officers or representatives of the Borrower and the Pledgor.

         This opinion is limited to the General Corporation Law of the State of Delaware and the Uniform Commercial Code as in effect in the State of Georgia ("Georgia UCC"). We do not purport to be experts in the law of the State of Delaware. We express no opinion as to conflicts of law rules or the laws of any states or jurisdictions other than as explicitly specified above.

         Based on the foregoing and subject to the qualifications, limitations, and assumptions set forth herein, it is our opinion that:

         1. Each of the Borrower and the Pledgor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Borrower is qualified to do business as a foreign corporation in the State of Georgia.

         2. The execution, delivery, and performance by the Borrower and the Pledgor of the Loan Documents to which each is a party, (a) are within the corporate power of the Borrower and the Pledgor, as the case may be, which is a party thereto, (b) have been duly authorized by all necessary corporate action, and (c) are not in contravention of any provision of the Certificate of Incorporation or By-laws of either the Borrower or the Pledgor or any provision of the General Corporation Law of the State of Delaware.

         3. The Borrower Security Agreement is in form sufficient to create valid security interests in favor of the Agent (as defined in the Borrower Security Agreement) in any rights of the Borrower in the collateral described in the Borrower Security Agreement to the extent such collateral is personal property in which a security interest may be created under Article 9 of the Georgia UCC and perfected by the filing of a financing statement under Article 9 of the Georgia UCC and which is located in the State of Georgia and, as to proceeds, to the extent a security interest can be created under Article 9 of the Georgia UCC in such proceeds, as security for the obligations recited in the Borrower Security Agreement to be

Union Bank of California, N.A.
As of July 11, 1997
Page 4

secured thereby. The filing of financing statements in appropriate form, signed by the Borrower, in the office of the Clerk of the Superior Court of DeKalb County, Georgia, will perfect such security interests in such of the collateral as to which perfection is accomplished by the filing of a financing statement, except that perfection of the Agent's security interest in proceeds will be limited to the extent provided in Section 9-306 of the Georgia UCC.

         The opinions set forth above are subject to the following additional qualifications:

         1. We express no opinion with respect to any authorization, consent, or approval of, or other action by, or notice to or filing with any governmental agency or authority or any other person that may be required in connection with exercise by any party of any rights or remedies under any of the Loan Documents.

         2. We have made no examination of, and express no opinion as to, title to any of the property described in the Loan Documents. We express no opinion as to security interests in fixtures or as to the priority of any liens or security interests in any collateral. Except as expressly stated above, no opinion is expressed herein regarding the creation or perfection of any security interest or other lien or encumbrance under any state, federal, or foreign law, statute, regulation, or registration system.

         This opinion is as of the effective date hereof, and we expressly disclaim any duty to update this opinion in the future in the event there are any changes in fact or law that may affect any matter addressed herein.

         This letter is solely for your benefit in connection with your loans to the Borrower pursuant to the Credit Agreement. This letter may not be relied upon for any other purpose whatsoever or by any other person. This letter may not be quoted in whole or in part or otherwise referred to in any financial statements or other public releases, nor may it be filed with any governmental agency or other person without the prior written consent of this firm

                                       Very truly yours,



                                       DOW, LOHNES & ALBERTSON, PLLC

                                       By: /s/ David D. Wild
                                           ----------------------------------
                                               David D. Wild, Member

            [BECKLEY, SINGLETON, JEMISON & LIST, CHTD. LETTERHEAD]





                                 July 11, 1997


Union Bank of California, N.A., for itself and as Agent for the Lenders

         Re: Credit Agreement: Travel Channel Acquisition Corporation ("Travel")/ Union Bank of California. N.A. ("Union Bank")

Ladies and Gentlemen:

         We have acted as special Nevada counsel for Second Crystal Diamond Limited Partnership, a Nevada limited partnership ("Second Crystal"), in connection with (i) the Credit Agreement dated July 11, 1997 (the "Travel Credit Agreement") among Travel, a Delaware corporation (the "Borrower"), the Lenders referred to therein (the "Lenders"), and you, as Agent for the Lenders (the "Agent"), concerning the Paxson Pledge Agreement executed and delivered by Second Crystal as required under the Travel Credit Agreement.

         Our client has directed us to provide this opinion to you in connection with the first Loans under the Travel Credit Agreement. Except as otherwise specified herein, capitalized terms used in this opinion which are defined in the Travel Credit Agreement have the same meanings herein as therein.

         We have not participated in the negotiation nor preparation of any of the Loan Documents. We have examined only undated, unsigned copies of (i) the Credit Agreement; (ii) the Subsidiaries Guarantee; (iii) the Subsidiaries Pledge Agreement; (iv) the Subsidiaries Security Agreement; (v) the Borrowing Certificate; (vi) the Assignment and Acceptance; (vii) the Paxson Pledge Agreement; (viii) the PCUH Pledge Agreement; (ix) the Borrower Pledge Agreement; and (x) Borrower Security Agreement

         As to matters of fact necessary to render this opinion, we have relied solely upon information obtained from (i) Certificate of Existence of Paxson Enterprises, Inc. (the managing general partner of Second Crystal) executed by the Secretary of State of the State of Nevada, dated April 23, 1997 and dated down by computer reference as of July 11, 1997; (ii) Certificate of Existence of Second Crystal Diamond Limited Partnership executed by the Secretary of State of the State of Nevada, dated April 23, 1997 and dated down by computer reference as of July

                   BECKLEY, SINGLETON, JEMISON & LIST, CHTD.

                         A PROFESSIONAL LAW CORPORATION

July 11, 1997
Page 2

11, 1997; (iii) the recitals, representations and warranties contained in the Loan Documents: (iv) the Written Consent In Lieu Of A Special Meeting Of The Board Of Directors Of Paxson Enterprises, Inc.; and (v) the Written Actions of General Partners Of Second Crystal Diamond Limited Partnership.

         In rendering this opinion, we have assumed the conformity to original documents of all documents submitted to us as photostatic copies, and the accuracy of the documents made available to us. We have also assumed that you have the power and authority to execute, deliver and perform all agreements and documents executed by you; that you have duly and validly executed and delivered such agreements and documents; and that such agreements and documents are legally valid and binding on and enforceable against you.

         Based upon and subject to the foregoing, and subject to the further qualifications set forth at the end of this opinion, we are of the opinion that:

         1. Second Crystal is a limited partnership duly organized validly existing and in good standing under the laws of Nevada; has the power and authority to own its properties and to carry on its business as now being conducted and as presently contemplated; and has the power and authority to execute and deliver, and perform its obligations under the Paxson Pledge Agreement.

         2. Paxson Enterprises, Inc., the managing general partner of Second Crystal, is a corporation duly organized, validity existing and in good standing under the laws of Nevada and has the power and authority to execute the Paxson Pledge Agreement on behalf of Second Crystal.

         3. When is has been executed and delivered, the Paxson Pledge Agreement will be a legal, valid and binding documents enforceable against Second Crystal except as such enforcement may be limited by bankruptcy, reorganization, and other laws of general application relating to or affecting the enforcement of creditor's requests.

         4. The execution and delivery of, and performance by, Second Crystal of its obligations under the Paxson Pledge Agreement have been duly authorized by all requisite action and will not violate any provision of law, the partnership agreement of Second Crystal nor the corporate charter or by-laws of Paxson Enterprises, Inc. or, to our knowledge, any order,

                   BECKLEY, SINGLETON, JEMISON & LIST, CHTD.

                         A PROFESSIONAL LAW CORPORATION

July 11, 1997
Page 3

judgment or decree of court or agency of government, any indenture, agreement or other instrument to which either Second Crystal or Paxson Enterprise, Inc. is a party, or by which any such entity is bound.

         5. Neither Second Crystal nor Paxson Enterprises, Inc. is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency or any other person in connection with or as a condition to the execution, delivery, performance or enforceability of the Paxson Pledge Agreement.

         6. To our knowledge, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency, including any arbitration board or tribunal, pending or threatened (a) which questions the validity of the Paxson Pledge Agreement or any action taken or to be taken pursuant thereto, or (b) against or affecting Second Crystal or Paxson Enterprises, Inc. which, if adversely determined, either in any case or in the aggregate. could have a material adverse affect on the business, operations, properties, assets or condition financial or otherwise, of either Second Crystal or Paxson Enterprises, Inc.

         Our opinions herein contained are subject to the following qualifications:

             (i) The enforceability of obligations under any agreement or document is subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity whether in an action in law or a proceeding in equity. In addition we express no opinion regarding the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right under any agreement or document.

             (ii) We are qualified to practice law in the State of Nevada, and render no opinion herein except as to Nevada law. We specifically advise you that we have not undertaken any analysis of security matters or issues, understanding that you rely on other counsel for such analysis, and we express no opinion on such matters. It is our opinion that the choice of law provisions contained in the Guaranty Documents would be upheld under the laws of the State of Nevada, assuming that the State of New York has a substantial relationship to the transaction.

                   BECKLEY, SINGLETON, JEMISON & LIST, CHTD.

                         A PROFESSIONAL LAW CORPORATION

July 11, 1997
Page 4

         This Opinion is delivered only to you in connection with the transaction referred to above and may not be relied upon, by any person, other than the Agents, the Lenders from time to time under the Credit Agreements, and their respective counsel. This Opinion may not be quoted in whole or in part or furnished to any entities or persons other than your auditors, any governmental regulatory agency having jurisdiction over you or any of your Affiliates and any subsequent Lenders or participants in the Loans, without the prior written consent of this firm. However, this Opinion may be relied upon by Anthony L. Morrison, Esq., General Counsel of Borrower.

                                     Very truly yours,

                                     BECKLEY, SINGLETON, JEMISON
                                            & LIST, CHTD.



                                     By: /s/
                                        ----------------------------------

                             BORROWING CERTIFICATE

                     TRAVEL CHANNEL ACQUISITION CORPORATION
                                      AND
                                  LOAN PARTIES

         Pursuant to Section 4.1(c) of the Credit Agreement dated as of July 11, 1997 (the "Credit Agreement"; terms defined therein being used herein as therein defined), among Travel Channel Acquisition Corporation, the several banks and other financial institutions from time to time parties thereto, and Union Bank of California, N.A., as Agent:

The undersigned Assistant Secretary of each of Travel Channel Acquisition Corporation and Paxson Communications Unrestricted Holdings, Inc. (each a "Certifying Loan Party") as follows:

1. The representations and warranties of the Certifying Loan Party set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Certifying Loan Party pursuant to or in connection with any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date;

2. No Default or Event of Default shall have occurred and be continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof;

3. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Loan Party, nor has any other event occurred adversely affecting or threatening the continued existence of the Certifying Loan Party after the date hereof;

4. Each Certifying Loan Party is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its organization;

5. Attached hereto as Annex 1-A and Annex 1-B are the correct and complete copies of resolutions duly adopted by the Board of Directors of such Certifying Loan Party on July 11, 1997, authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party and (ii) the transactions contemplated by the Loan Documents to which it is a party; such resolutions have not in any way been amended, modified, revoked, or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of the Certifying Loan Party now in force relating to or affecting the matters referred to therein (other than corporate proceedings authorizing any acquisition); attached hereto as Annex 2-A and Annex 2-B is a correct and complete copy of the Certificate of Incorporation of the respective Certifying Loan Party as in effect at all times since July 11, 1997 to and including the date hereof, and such Certificate or Articles have not been amended, repealed, modified, or restated; and attached hereto as Annex 3-A and Annex 3-B is a correct and complete copy of the By-Laws of the respective Certifying Loan Party as in effect at all times since July 11, 1997 to and including the date hereof, and such By-Laws have not been amended, repealed, modified, or restated; and

6. The following persons are now duly elected and qualified officers of the Certifying Loan Party holding the offices indicated next to their respective names therein, and such officers have held such offices with the Certifying Loan Party at all times since the dates indicated next to their respective titles to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Loan Party each of the Loan Documents to which it is a party, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Loan Party any certificate or other document to be delivered by the Certifying Loan Party pursuant to the Loan Documents to which it is a party.



Name                       Office                            Signature
----                       ----------                        ---------
Lowell W. Paxson,          Chairman (since 7/11/97)          N/A
                                                             ---------------------------------------


Arthur Tek,                Vice President                    /s/ Arthur Tek
                           & Treasurer (since 7/11/97)       ---------------------------------------

Anthony L. Morrison        Vice President & Assistant        /s/ Anthony L. Morrison
                           Secretary (since 7/11/97)         ---------------------------------------

William L. Watson          Secretary (since 7/11/97)         /s/ William L. Watson
                                                             ---------------------------------------

         IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

Date: July 11, 1997

                                        /s/ Anthony L. Morrison
                                        ---------------------------
                                        Anthony L. Morrison
                                        Assistant Secretary

                                        /s/ Arthur D. Tek
                                        ---------------------------
                                        Arthur D. Tek
                                        Vice President & Treasurer


The undersigned Secretary of Travel Channel Acquisition Corporation and Paxson Communications Unrestricted Holdings, Inc. hereby certifies with respect to each of the Certifying Loan Parties as follows:

         Each of Anthony L. Morrison and Arthur Tek is, and at all times since the date set forth under paragraph 6 above has been, the duly elected and qualified Vice President and Assistant Secretary and vice President and Treasurer, respectively, of each of the Loan Parties and the signature set forth for such officer above is such officer's true and genuine signature.

         IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

Date: July 11, 1997

                                        /s/ William L. Watson
                                        --------------------------
                                        William L. Watson
                                        Secretary

                                  ANNEX 1-A

                                 WRITTEN CONSENT
                             OF THE SOLE DIRECTOR OF
                     TRAVEL CHANNEL ACQUISITION CORPORATION

         The undersigned, being the sole Director of Travel Channel Acquisition Corporation, a Delaware corporation (the "Corporation"), by this consent in writing in accordance with Section 141(f) of the Delaware General Corporation Law, does hereby waive all notice of the time, place and purposes of a meeting of the Corporation's Board of Directors and hereby, consents to the adoption of the following preambles and resolutions with the same force and effect as if they had been adopted at a duly convened meeting of the Board of Directors of the Corporation:

         WHEREAS, Paxson Communications Corporation ("PCC") has entered into an Asset Acquisition Agreement (the "Acquisition Agreement"), dated as of June 13, 1997, by and among Landmark Communications, Inc., The Travel Channel, Inc. ("TTC") and PCC, pursuant to which the Corporation, as the designated affiliate of PCC, shall acquire substantially all of the assets owned or rights held by TTC for use in the business or operations of "The Travel Channel" (the "Travel Channel Acquisition");

         WHEREAS, it has been proposed that, in connection with the Travel Channel Acquisition, the Corporation execute and deliver a Credit Agreement (the "Credit Agreement"), by and between the Corporation and Union Bank of California, N.A., as Agent, pursuant to which, among other things, the Corporation will obtain (i) a bridge term loan in an aggregate principal amount of $22,000,000 to be used by the Corporation to finance, in part, the Travel Channel Acquisition and interest thereon; and (ii) a bridge revolving credit facility in the aggregate principal amount of $1,000,000 to finance the working capital needs of the Corporation;

         WHEREAS, it has been proposed that the Corporation execute and deliver the other respective Loan Documents (as that term is defined in the Credit Agreement) contemplated by the Credit Agreement;

         WHEREAS, the Credit Agreement and various other respective Loan Documents (as that term is defined in the Credit Agreement) have been presented to the sole Director of the Board of Directors of the Corporation (such Credit Agreement and any other Loan Documents or agreements executed pursuant thereto are referred to herein collectively as the Loan Documents);

         WHEREAS, based on a review of the Loan Documents, the sole Director of the Board of Directors deems it advisable for business reasons and in the best interests of the Corporation that the Corporation enter into the transactions contemplated by the Loan Documents and that the Corporation's officers be authorized and directed to execute and deliver and to take all actions in accordance with and pursuant to the terms of the Loan Documents, along with any other agreements, certificates and instruments that any of such officers deems desirable, necessary or appropriate in connection therewith.

         NOW, THEREFORE, BE IT

         RESOLVED, that the form, terms and provisions of the Loan Documents be, and they hereby are, authorized and approved in each and every respect, and that the transactions contemplated therein shall be consummated substantially in accordance with the terms contained therein;

         FURTHER RESOLVED, that any of the officers of the Corporation be, and each hereby is, authorized, empowered and directed to execute, deliver and perform the Loan Documents substantially in the form presented to the sole Director of the Corporation, together with any and all such other loan documents, agreements, certificates and instruments necessary or appropriate in connection therewith, along with other agreements or certificates, with any such modifications or amendments thereto, that any of such officers deems desirable, necessary or appropriate in connection therewith;

         FURTHER RESOLVED, that any of the officers of the Corporation, be, and each hereby is, authorized, empowered, and directed to do and perform all such further acts and things, to execute and deliver in the name of the Corporation, to pay all such fees, costs and expenses in the name of the Corporation, and where necessary or appropriate, to file with the appropriate governmental authorities all such further certificates, instruments, or other documents as in their judgment shall be necessary or advisable in order to effectuate the intent and purposes of the foregoing resolutions, and any or all of the transactions contemplated therein; and

         FURTHER RESOLVED, that all actions previously taken by any of the officers of the Corporation, in the capacities set forth above, and of any person designated and authorized to act by any officer of the Corporation, in connection with the matters set forth in the foregoing resolutions, which actions would have been authorized by the foregoing resolutions, be, and they hereby are, authorized, approved, ratified and confirmed as being the actions of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent of the Sole Director as of this 11 day of July, 1997.





                                             /s/ Lowell W. Paxson
                                             --------------------------
                                             Lowell W. Paxson

                                  ANNEX 1-B

                                 WRITTEN CONSENT
                             OF THE SOLE DIRECTOR OF
                     TRAVEL CHANNEL ACQUISITION CORPORATION

         The undersigned, being the sole Director of Paxson Communications Unrestricted Holding, Inc., a Delaware corporation (the "Corporation"), by this consent in writing in accordance with Section 141(f) of the Delaware General Corporation Law, does hereby waive all notice of the time, place and purposes of a meeting of the Corporation's Board of Directors and hereby, consents to the adoption of the following preambles and resolutions with the same force and effect as if they had been adopted at a duly convened meeting of the Board of Directors of the Corporation:

         WHEREAS, the Corporation owns all of the issued and outstanding capital stock of Travel Channel Acquisition Corporation, a Delaware corporation ("TCAC");

         WHEREAS, Paxson Communications Corporation ("PCC") has entered into an Asset Acquisition Agreement (the "Acquisition Agreement"), dated as of June 13, 1997, by and among Landmark Communications, Inc., The Travel Channel, Inc. ("TTC") and PCC, pursuant to which TCAC as the designated affiliate of PCC, shall acquire substantially all of the assets owned or rights held by TTC for use in the business or operations of "The Travel Channel" (the "Travel Channel Acquisition");

         WHEREAS, it has been proposed that, in connection with the Travel Channel Acquisition, TCAC execute and deliver a Credit Agreement (the "Credit Agreement"), by and between the Corporation and Union Bank of California, N.A., as Agent, pursuant to which, among other things, TCAC will obtain (i) a bridge term loan in an aggregate principal amount of $22,000,000 to be used by TCAC to finance, in part, the Travel Channel Acquisition and interest thereon; and (ii) a bridge revolving credit facility in the aggregate principal amount of $1,000,000 to finance the working capital needs of TCAC;

         WHEREAS, it has been proposed that the Corporation execute and deliver the other respective Loan Documents (as that term is defined in the Credit Agreement) to which the Corporation is a party as contemplated by the Credit Agreement;

         WHEREAS, the Credit Agreement and various other respective Loan Documents (as that term is defined in the Credit Agreement) have been presented to the sole Director of the Board of Directors of the Corporation (such Credit Agreement and any other Loan Documents or agreements executed pursuant thereto are referred to herein collectively as the Loan Documents);

         WHEREAS, based on a review of the Loan Documents to which the Corporation is a party, the sole Director of the Board of Directors deems it advisable for business reasons and in the best interests of the Corporation that the Corporation enter into the transactions contemplated by the Loan Documents as applicable, and that the Corporation's officers be authorized and directed to execute and deliver and to take all actions in accordance with and pursuant to the terms of the Loan Documents to which it is a party, along with any other agreements, certificates and instruments that any of such officers deems desirable, necessary or appropriate in connection therewith.

         NOW, THEREFORE, BE IT

         RESOLVED, that the form, terms and provisions of the Loan Documents, to which the Corporation is a party be, and they hereby are, authorized and approved in each and every respect, and that the transactions contemplated therein shall be consummated substantially in accordance with the terms contained therein;

         FURTHER RESOLVED, that any of the officers of the Corporation be, and each hereby is, authorized, empowered and directed to execute, deliver and perform the Loan Documents substantially in the form presented to the sole Director of the Corporation, together with any and all such other loan documents, agreements, certificates and instruments necessary or appropriate in connection therewith, along with other agreements or certificates, with any such modifications or amendments thereto, that any of such officers deems desirable, necessary or appropriate in connection therewith;

         FURTHER RESOLVED, that any of the officers of the Corporation, be, and each hereby is, authorized, empowered, and directed to do and perform all such further acts and things, to execute and deliver in the name of the Corporation, to pay all such fees, costs and expenses in the name of the Corporation, and where necessary or appropriate, to file with the appropriate governmental authorities all such further certificates, instruments, or other documents as in their judgment shall be necessary or advisable in order to effectuate the intent and purposes of the foregoing resolutions, and any or all of the transactions contemplated therein; and

         FURTHER RESOLVED, that all actions previously taken by any of the officers of the Corporation, in the capacities set forth above, and of any person designated and authorized to act by any officer of the Corporation, in connection with the matters set forth in the foregoing resolutions, which actions would have been authorized by the foregoing resolutions, be, and they hereby are, authorized, approved, ratified and confirmed as being the actions of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent of the Sole Director as of this 11 day of July, 1997.





                                             /s/ Lowell W. Paxson
                                             --------------------------
                                             Lowell W. Paxson

                                  ANNEX 2-A

                       Office of the Secretary of State                  PAGE 1

                        ------------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "TRAVEL CHANNEL ACQUISITION CORPORATION", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF JUNE, A.D. 1997, AT 2 O'CLOCK P.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                                                             /s/ Edward J. Freel

                         CERTIFICATE OF INCORPORATION

                                      OF

                    TRAVEL CHANNEL ACQUISITION CORPORATION


        FIRST.       The name of the corporation is Travel Channel Acquisition
Corporation.

        SECOND.      Its registered office in the State of Delaware is located
at 1209 Orange Street, City of Wilmington, County of New Castle, DE 19801. The registered agent in charge thereof is The Corporation Trust Company.

        THIRD.       The purpose or purposes of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and to have and exercise all the powers conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law of the State of Delaware.

        FOURTH.      The amount of the total authorized capital stock of this
corporation shall be ten thousand (10,000) shares, par value one cent ($0.01) per share.

        FIFTH.       The name and mailing address of the incorporator is as
follows:

                     Sarah J. Welch
                     1200 New Hampshire Avenue, N.W.
                     Suite 800
                     Washington, D.C.  20036-6802

        SIXTH.       In furtherance and not in limitation of the powers
conferred by statute, the Board of Directors of the corporation shall have the following powers:

             (a) To adopt, and to alter or amend the Bylaws and to fix the amount to be reserved as working capital: and

             (b) With the consent in writing or pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, to dispose of, in any manner, all or substantially all of the property of this corporation.

        SEVENTH.     The stockholders and directors shall have the power to
hold their meetings and keep the books, documents and papers of the corporation within or outside the State of Delaware and at such place or places as may be from time to time designated by the Bylaws or by resolution of the stockholders or directors, except as otherwise required by the laws of the State of Delaware.

        EIGHTH.      The objects, purposes and powers specified in any clause
or paragraph of this Certificate of Incorporation shall be in no way limited or restricted by reference to or inference from the terms of any other clause or paragraph of this Certificate of Incorporation. The objects, purposes and powers in each of the clauses and paragraphs of this Certificate of Incorporation shall be regarded as independent objects, purposes and powers. The objects, purposes and powers specified in this Certificate of Incorporation are in furtherance and not in limitation of the objects, purposes and powers conferred by statute.

        NINTH.       The corporation shall have the power to indemnify its
officers, directors, employees and agents, and such other persons as may be designated as set forth in the Bylaws, to the full extent permitted by the laws of the State of Delaware. A director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, provided that the liability of a director (i) for any breach of the director's loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit shall not be eliminated or limited hereby.

        TENTH.       The corporation shall have perpetual existence.

        The undersigned, Sarah J. Welch, for the purpose of forming a corporation under the laws of the State of Delaware, does hereby make, file and record this Certificate of Incorporation and does hereby certify that the facts herein stated are true, and has accordingly hereunto set her hand and seal.


                                                /s/ Sarah J. Welch
                                                --------------------------------
                                                Sarah J. Welch, Incorporator

Dated:   June 11, 1997

                                  ANNEX 2-B

                               State of Delaware

                       Office of the Secretary of State              Page 1

                        ------------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "PAXSON COMMUNICATIONS UNRESTRICTED HOLDINGS, INC.", FILED IN THIS OFFICE ON THE TENTH DAY OF JULY, A.D. 1997, AT 1 O'CLOCK P.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                               [SEAL] /s/ Edward J. Freel
                                      -----------------------------------
                                      Edward J. Freel, Secretary of State

                                      AUTHENTICATION:   8552494
                                                DATE:  07-10-97

                         CERTIFICATE OF INCORPORATION

                                      OF

                    TRAVEL CHANNEL ACQUISITION CORPORATION


        FIRST.       The name of the corporation is Paxson Communications
Unrestricted Holdings, Inc.

        SECOND.      Its registered office in the State of Delaware is located
at 1209 Orange Street, City of Wilmington, County of New Castle, DE 19801. The registered agent in charge thereof is The Corporation Trust Company.

        THIRD.       The purpose or purposes of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and to have and exercise all the powers conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law of the State of Delaware.

        FOURTH.      The amount of the total authorized capital stock of this
corporation shall be ten thousand (10,000) shares, par value one cent ($0.01) per share.

        FIFTH.       The name and mailing address of the incorporator is as
follows:

                     Lisa M. Simpkins
                     1200 New Hampshire Avenue, N.W.
                     Suite 800
                     Washington, D.C.  20036-6802

        SIXTH.       In furtherance and not in limitation of the powers
conferred by statute, the Board of Directors of the corporation shall have the following powers:

             (a) To adopt, and to alter or amend the Bylaws and to fix the amount to be reserved as working capital; and

             (b) With the consent in writing or pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, to dispose of, in any manner, all or substantially all of the property of this corporation.

        SEVENTH.     The stockholders and directors shall have the power to
hold their meetings and keep the books, documents and papers of the corporation within or outside the State of Delaware and at such place or places as may be from time to time designated by the Bylaws or by resolution of the stockholders or directors, except as otherwise required by the laws of the State of Delaware.

        EIGHTH.      The objects, purposes and powers specified in any clause
or paragraph of this Certificate of Incorporation shall be in no way limited or restricted by reference to or inference from the terms of any other clause or paragraph of this Certificate of Incorporation. The objects, purposes and powers in each of the clauses and paragraphs of this Certificate of Incorporation shall be regarded as independent objects, purposes and powers. The objects, purposes and powers specified in this Certificate of Incorporation are in furtherance and not in limitation of the objects, purposes and powers conferred by statute.

        NINTH.       The corporation shall have the power to indemnify its
officers, directors, employees and agents, and such other persons as may be designated as set forth in the Bylaws, to the full extent permitted by the laws of the State of Delaware. A director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, provided that the liability of a director (i) for any breach of the director's loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit shall not be eliminated or limited hereby.

        TENTH.       The corporation shall have perpetual existence.


        The undersigned, Lisa M. Simpkins, for the purpose of forming a corporation under the laws of the State of Delaware, does hereby make, file and record this Certificate of Incorporation and does hereby certify that the facts herein stated are true, and has accordingly hereunto set her hand and seal.


                                                /s/ Lisa M. Simpkins
                                                --------------------------------
                                                Lisa M. Simpkins, Incorporator

Dated:   June 10, 1997

                                  ANNEX 3-A

                                     BYLAWS
                                       OF
                     TRAVEL CHANNEL ACQUISITION CORPORATION

                                   ARTICLE I
                                    OFFICES

         Section 1. The registered office shall be located at 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

         Section 2. The corporation may also have offices at such other places both within and without the State of Delaware and the United States as the Board of Directors may from time to time determine or as the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 1. All annual meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware or the United States, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of the notice thereof. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware or the United States, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of the stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. At the annual meeting, the stockholders shall elect the Board of Directors and shall transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and time of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

         Section 4. Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such requests shall state the purpose or purposes of the proposed meeting.

         Section 5. Written notice of a special meeting shall state the place, date and time of the meeting and the purpose or purposes for which the meeting is called and shall be given not less than ten (10) nor more than sixty
(60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

         Section 6. Business transacted at any special meeting of the stockholders shall be limited to the purpose or purposes stated in the notice, unless the holders of a majority of the issued and outstanding shares entitled to vote otherwise consent thereto either at the special meeting or in writing executed subsequent to the meeting,

         Section 7. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every annual or special meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours, and for a period of at least ten (10) days prior to the meeting either at a place within the city where the meeting is to be held (which place shall be specified in the notice of the meeting) or (if not so specified) at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present at the meeting.

         Section 8. The holders of a majority of the issued and outstanding shares entitled to vote thereat, who are present in person or represented by proxy at the meeting, shall constitute a quorum at all annual and special meetings of the stockholders for the transaction of business, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally described in the notice to the stockholders. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. When a quorum is present at any annual or special meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the meeting shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute, the Certificate of Incorporation or these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 10. Unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, each stockholder shall at every annual or special meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted or acted upon after a period of three years from its date, unless the proxy provides for a longer period.

         Section 11. Unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior not ice and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock of the corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent shall be filed with the Secretary of the corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III
                                   DIRECTORS

         Section 1. The number of directors that constitutes the Board of Directors shall be at least one (1) and not more than ten (10). The first Board of Directors shall initially consist of the number of directors as shall be specified at the organizational meeting of the Corporation. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders of the Common Stock at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article. Each director shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         Section 3. The business of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

                                   ARTICLE IV
                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 1. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware or the United States.

         Section 2. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of she stockholders at the annual meeting. No notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. If the stockholders fail to fix the time or place of the first meeting of the newly elected Board of Directors or if this meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the directors.

         Section 3. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

         Section 4. Special meetings of the Board of Directors may be called by the President on three (3) days notice to each director, either personally, by mail, by telegram or by telecopy. Such meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the directors.

         Section 5. At all regular and special meetings of the Board of Directors, a simple majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, unless otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present.

         Section 6. Unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors.

                                   ARTICLE V
                            COMMITTEES OF DIRECTORS

         Section 1. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committee, each consisting of two or more directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Section 2. Except as provided below, any committee, to the extent provided in the resolutions of the Board of Directors and in these Bylaws, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it. No committee, however, shall have the power or authority to amend the Certificate of Incorporation; to adopt an agreement of merger or consolidation; to recommend to the stockholders the sale, lease, exchange or other disposition of all or substantially all of the corporation's property and assets; to recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution; or to amend these Bylaws; further, unless a resolution of the Board of Directors, these Bylaws, or the Certificate of Incorporation expressly so provides, no committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger.

         Section 3. A committee or committees shall have such name or names an may be determined from time to time by resolution adopted by the Board of Directors.

         Section 4. Each committee shall keep regular minutes of its meetings and shall file them with the minutes of the proceedings of the Board of Directors when required.

                                   ARTICLE VI
                           COMPENSATION OF DIRECTORS

         Section 1. Unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of the directors.

         Section 2. The directors may be paid their expenses, if any, of attending meetings of the Board of Directors. Such payments may take the form of a fixed sum for attendance at each meeting or a stated salary as a director. Members of committees may be allowed like compensation for attending committee meetings.

         Section 3. No payment permitted under this Article VI shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE VII
                                    OFFICERS

         Section 1. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman, a President, a Secretary and a Treasurer. The Board of Directors may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws.

         Section 2. The officers of the corporation shall be elected by the Board of Directors at the Board's first meeting after each annual meeting of stockholders.

         Section 3. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

         Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

         Section 5. The Chairman shall be the Chief Executive Officer of the corporation, shall preside at all meetings of the shareholders and the Board of Directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

         Section 6. The President, subject to the Chairman, shall be the Chief Operating Officer of the corporation, in the absence of the President shall preside at all meetings of the shareholders and the Board of Directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

         Section 7. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there are more than one, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 8. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all of the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for any committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the corporation, and he, or an Assistant Secretary, shall have the authority to affix the same to any instrument requiring it, and (when so affixed) it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

         Section 9. The Assistant Secretary, or if there are more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there is no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 10. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

         Section 11. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President, and the Board of Directors at the Board's regular meetings or when the Board so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

         Section 12. If required by the Board of Directors, the Treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 13. The Assistant Treasurer, or if there are more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there is no such determination, then in the order Of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such ocher duties and have such other powers as the Board of Directors may from time to time prescribe.

                                  ARTICLE VIII
                                    NOTICES

         Section 1. Whenever, under the provisions of the statute, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean solely personal notice, but such notice may be given in writing by mail addressed to such director or stockholder at his address as it appears on the records of the corporation with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same is deposited in the United States mail. Notice to directors may also be given by telegram.

         Section 2. Whenever any notice is required to be given under the provisions of statute, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE IX
                             CERTIFICATES OF STOCK

         Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by the stockholder in the corporation.

         Section 2. Any or all of the signatures on the certificate may be a facsimile if the certificate is manually signed on behalf of a transfer agent or a registrar (other than the corporation itself or an employee of the corporation). in case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the corporation with the same effect as if he were such officer, transfer agent of registrar at the date of issue.

         Section 3. The Board of Directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates or his legal representative to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by the proper evidence of succession, assignment or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date that shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new date for the adjourned meeting.

         Section 6. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends and to vote as such owner. The corporation shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of shares. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, regardless of whether the corporation shall have express or other notice thereof, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws.

                                   ARTICLE X
                               GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the capital stock of the corporation, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, property, or in shares of stock, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws. Before payment of any dividend, there may be get aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, may think proper as a reserve or reserves for contingencies, equalizing dividends, repairing or maintaining any property of the corporation, or for much other purpose or purposes as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

         Section 2. Annual Statements. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

         Section 3. Checks. All checks or demands for money and notes of the corporation. shall be signed by such officer or officers or such other person or persons as She Board of Directors may from time to time designate.

         Section 4. Fiscal Year. The fiscal year of the corporation shall be designated by resolution of the Board of Directors.

         Section 5. Indemnification. The corporation shall have the power to indemnify its officers, directors, employees and agents of the Corporation, and such other persons as designated by the Board of Directors, to the full extent as permitted under the laws of she State of Delaware.

         Section 6. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization, and the name of the State of Delaware. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

         Section 7. Amendments. Unless such power is reserved to the stockholders by statute, the Certificate of Incorporation or these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws adopted either by the stockholders or the Board of Directors (when such power is conferred upon the Board of Directors by the Certificate of Incorporation, and subject to repeal or change by action of the stockholders) at any annual meeting of the stockholders or regular meeting of the Board of Directors, or at any special meeting of the stockholders or the Board of Directors (if notice of such alteration, amendment, repeal or adoption of new Bylaws is contained in the notice of such special meeting), by a vote of a majority of the holders of stock having voting power present in person or represented by proxy at such meeting at which there is a quorum, or by a vote of a majority of the directors present at such meeting at which there is a quorum (whichever is applicable).

                                  ANNEX 3-B

                                     BYLAWS
                                       OF
              PAXSON COMMUNICATIONS UNRESTRICTED HOLDINGS, INC.

                                   ARTICLE I
                                    OFFICES

         Section 1. The registered office shall be located at 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

         Section 2. The corporation may also have offices at such other places both within and without the State of Delaware and the United States as the Board of Directors may from time to time determine or as the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 1. All annual meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware or the United States, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of the notice thereof. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware or the United States, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of the stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. At the annual meeting, the stockholders shall elect the Board of Directors and shall transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and time of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

         Section 4. Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such requests shall state the purpose or purposes of the proposed meeting.

         Section 5. Written notice of a special meeting shall state the place, date and time of the meeting and the purpose or purposes for which the meeting is called and shall be given not less than ten (10) nor more than sixty
(60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

         Section 6. Business transacted at any special meeting of the stockholders shall be limited to the purpose or purposes stated in the notice, unless the holders of a majority of the issued and outstanding shares entitled to vote otherwise consent thereto either at the special meeting or in writing executed subsequent to the meeting,

         Section 7. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every annual or special meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours, and for a period of at least ten (10) days prior to the meeting either at a place within the city where the meeting is to be held (which place shall be specified in the notice of the meeting) or (if not so specified) at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present at the meeting.

         Section 8. The holders of a majority of the issued and outstanding shares entitled to vote thereat, who are present in person or represented by proxy at the meeting, shall constitute a quorum at all annual and special meetings of the stockholders for the transaction of business, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally described in the notice to the stockholders. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

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         Section 9.       When a quorum is present at any annual or special
meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the meeting shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute, the Certificate of Incorporation or these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 10. Unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, each stockholder shall at every annual or special meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted or acted upon after a period of three years from its date, unless the proxy provides for a longer period.

         Section 11. Unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior not ice and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock of the corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent shall be filed with the Secretary of the corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III
                                   DIRECTORS

         Section 1. The number of directors that constitutes the Board of Directors shall be at least one (1) and not more than ten (10). The first Board of Directors shall initially consist of the number of directors as shall be specified at the organizational meeting of the Corporation. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders of the Common Stock at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article. Each director shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The

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directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         Section 3. The business of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

                                   ARTICLE IV
                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 1. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware or the United States.

         Section 2. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting. No notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. If the stockholders fail to fix the time or place of the first meeting of the newly elected Board of Directors or if this meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the directors.

         Section 3. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

         Section 4. Special meetings of the Board of Directors may be called by the President on three (3) days notice to each director, either personally, by mail, by telegram or by telecopy. Such meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the directors.

         Section 5. At all regular and special meetings of the Board of Directors, a simple majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, unless otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any


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

meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present.

         Section 6. Unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors.

                                   ARTICLE V
                            COMMITTEES OF DIRECTORS

         Section 1. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committee, each consisting of two or more directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Section 2. Except as provided below, any committee, to the extent provided in the resolutions of the Board of Directors and in these Bylaws, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it. No committee, however, shall have the power or authority to amend the Certificate of Incorporation; to adopt an agreement of merger or consolidation; to recommend to the stockholders the sale, lease, exchange or other disposition of all or substantially all of the corporation's property and assets; to recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution; or to amend these Bylaws; further, unless a resolution of the Board of Directors, these Bylaws, or the Certificate of Incorporation expressly so provides, no committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger.

         Section 3. A committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

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

         Section 4. Each committee shall keep regular minutes of its meetings and shall file them with the minutes of the proceedings of the Board of Directors when required.

                                   ARTICLE VI
                           COMPENSATION OF DIRECTORS

         Section 1. Unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of the directors.

         Section 2. The directors may be paid their expenses, if any, of attending meetings of the Board of Directors. Such payments may take the form of a fixed sum for attendance at each meeting or a stated salary as a director. Members of committees may be allowed like compensation for attending committee meetings.

         Section 3. No payment permitted under this Article VI shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE VII
                                    OFFICERS

         Section 1. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman, a President, a Secretary and a Treasurer. The Board of Directors may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws.

         Section 2. The officers of the corporation shall be elected by the Board of Directors at the Board's first meeting after each annual meeting of stockholders.

         Section 3. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

         Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

         Section 5. The Chairman shall be the Chief Executive Officer of the corporation, shall preside at all meetings of the

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

shareholders and the Board of Directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

         Section 6. The President, subject to the Chairman, shall be the Chief Operating Officer of the corporation, in the absence of the President shall preside at all meetings of the shareholders and the Board of Directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

         Section 7. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there are more than one, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 8. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all of the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for any committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the corporation, and he, or an Assistant Secretary, shall have the authority to affix the same to any instrument requiring it, and (when so affixed) it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.



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

         Section 9. The Assistant Secretary, or if there are more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there is no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 10. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

         Section 11. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President, and the Board of Directors at the Board's regular meetings or when the Board so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

         Section 12. If required by the Board of Directors, the Treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 13. The Assistant Treasurer, or if there are more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there is no such determination, then in the order Of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                  ARTICLE VIII
                                    NOTICES

         Section 1. Whenever, under the provisions of the statute, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean solely personal notice, but such notice may be given in writing by mail addressed to such director or stockholder at his address as it appears on the records of the

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

corporation with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same is deposited in the United States mail. Notice to directors may also be given by telegram.

         Section 2. Whenever any notice is required to be given under the provisions of statute, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE IX
                             CERTIFICATES OF STOCK

         Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by the stockholder in the corporation.

         Section 2. Any or all of the signatures on the certificate may be a facsimile if the certificate is manually signed on behalf of a transfer agent or a registrar (other than the corporation itself or an employee of the corporation). In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 3. The Board of Directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates or his legal representative to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by the proper evidence of

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

succession, assignment or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date that shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new date for the adjourned meeting.

         Section 6. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends and to vote as such owner. The corporation shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of shares. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, regardless of whether the corporation shall have express or other notice thereof, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws.

                                   ARTICLE X
                               GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the capital stock of the corporation, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, property, or in shares of stock, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws. Before payment of any dividend, there may be get aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, may think proper as a reserve or reserves for contingencies, equalizing dividends, repairing or maintaining any property of the corporation, or for such other purpose or purposes as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.


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


         Section 2. Annual Statements. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

         Section 3. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 4. Fiscal Year. The fiscal year of the corporation shall be designated by resolution of the Board of Directors.

         Section 5. Indemnification. The corporation shall have the power to indemnify its officers, directors, employees and agents of the Corporation, and such other persons as designated by the Board of Directors, to the full extent as permitted under the laws of the State of Delaware.

         Section 6. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization, and the name of the State of Delaware. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

         Section 7. Amendments. Unless such power is reserved to the stockholders by statute, the Certificate of Incorporation or these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws adopted either by the stockholders or the Board of Directors (when such power is conferred upon the Board of Directors by the Certificate of Incorporation, and subject to repeal or change by action of the stockholders) at any annual meeting of the stockholders or regular meeting of the Board of Directors, or at any special meeting of the stockholders or the Board of Directors (if notice of such alteration, amendment, repeal or adoption of new Bylaws is contained in the notice of such special meeting), by a vote of a majority of the holders of stock having voting power present in person or represented by proxy at such meeting at which there is a quorum, or by a vote of a majority of the directors present at such meeting at which there is a quorum (whichever is applicable).

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